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                                                                     Exhibit 4.7

This Agreement is made the 14th day of June 2000

Between:

(1)  The persons (excluding 3i) whose names and addresses are set out in
     Schedule 1 ("the Vendors"); and

(2) 3i Nominees Limited (company number: 02916955) and 3i 96 Partners Nominees Limited (company number: 03172468) (together "3i") both of whom have their registered office at 91 Waterloo Road, London SE1 8XP.


(3) Berisford Industrial Holdings Limited (company number: 02887689) whose registered office is at Washington House, 40-41 Conduit Street, London W1R 9FB ("the Purchaser").

Background:

The Vendors and 3i have agreed to sell and the Purchaser has agreed to purchase the Shares (as defined below) on the terms of this Agreement.

It is agreed as follows:

1.   Definitions and interpretation

1.1 In this Agreement, unless the context otherwise requires, the following words have the following meanings:

          "AB Jelly and others"     the persons defined as vendors under the
                                    sale and purchase agreement for the entire issued share capital of Elvadene Limited dated 20 December 1996;

          "the Accounts"            the audited balance sheet as at the Accounts
                                    Date and the audited profit and loss account for the year ended on the Accounts Date of each Group Company, including all documents required by law to be annexed to them and, in the case of the Company, the audited consolidated balance sheet as at that date and the audited consolidated profit and loss account for that year;

          "the Accounts Date"       30 September 1999

          "this Agreement"          this Agreement (including any Schedule or
                                    annexure to it);

          "Amana Statement"         the witnessed statement, in the agreed
                                    form, in relation to Amana Company L.P.

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                                    given by the Warrantors;

                "the Bank"          the Governor and the Company of the Bank of
                                    Scotland;

                "the Board"         in relation to each Group Company, its board
                                    of directors;

                "Borrowings"        (a)     all monies borrowed (or if in the
                                            nature of borrowings raised) from
                                            banks or other providers of finance
                                            and capitalised interest thereon;

                                    (b)     liabilities under any bond, note,
                                            debenture, loan stock or other
                                            instrument or security;

                                    (c)     liabilities in respect of any
                                            debentures, bonds, loan stock,
                                            commercial paper, acceptance or
                                            documentary credits or discounted
                                            instruments or note purchaser
                                            facilities or other similar
                                            instruments;

                                    (d)     liabilities in respect of the
                                            acquisition cost of asset or
                                            services to the extent payable on
                                            deferred payment terms;

                                    (e)     liabilities under guarantees or
                                            indemnities or other assurances
                                            against financial loss of any person
                                            (other than in respect of product
                                            warranties);

                                    (f)     liabilities under debt purchase,
                                            factoring or similar agreements and
                                            amounts payable under finance
                                            leases, hire purchase agreements or
                                            conditional sale agreements;

                                    (g)     any interest rate or currency swap,
                                            cap, floor or collar transaction or
                                            any similar or other derivative
                                            transaction; and

                                    (h)     any other transaction or item

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                                   having substantially the same commercial
                                   effect as any of the foregoing,
                                   including liabilities which are not
                                   shown as borrowings on the balance
                                   sheets of the Companies by reason of
                                   being contingent, conditional or
                                   otherwise;

                             but for the avoidance of doubt shall not include:

                             (i)   trade credit incurred in the ordinary
                                   course of business nor any liabilities
                                   incurred under those finance and/or
                                   operating (e.g. the Lex leasing
                                   agreement for company vehicles amounting to (Pounds)120k approximately) leases copies of which are included in the Disclosure Bundle;

                             (ii) a prospective liability for corporation tax payable on 18 July 2000 of (Pounds)265,000;

                             (iii) a liability in respect of the proposed
                                   purchase of a motor vehicle for Mr
                                   Graham Veal amounting to (Pounds)26,000;

                             (iv)  deferment of VAT payable of
                                   (Pounds)15,000 on a rolling basis
                                   guaranteed by the Bank.

                             (V)   any amounts outstanding from one Group
                                   Company to another Group Company

"the CA"                     means the Companies Act 1985, as amended;

"Claim" a claim by the Purchaser against the Warrantors under the Covenant for Taxation or under the Warranties and "Non-Tax Claim" means any Claim which is not a Tax Claim (as defined in Schedule 8 of the Agreement);

"Confidential Business       means all or any information of a

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Information"                      confidential nature and not publicly known
                                  which is owned by a Group Company or which is used in or otherwise relates to the business, customers or financial or other affairs of any Group Company including, without limitation, information relating to:

                                  (a) the business methods, corporate plans, management systems, finances, new business opportunities or development projects of any Group Company; or

                                  (b) the marketing or sales of any past or present or future products, goods or services of any Group Company including, without limitation, customer names and lists and other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys and advertising and other promotional materials; or

                                  (c) future projects, business development or planning, commercial relationships and negotiations; or

                                  (d)     any trade secrets or other
                                          information relating to the provision
                                          of any product or service of any
                                          Company.

"the Company"                     Merrychef Holdings Limited (formerly known
                                  as Blakedew Twenty Four Limited), details of which are set out in Schedule 2;

"Completion"                      the completion of the sale and purchase of the
                                  Shares under this Agreement;

"the Consideration"               the consideration payable by the Purchaser to
                                  the Vendors and 3i for the Shares under
                                  Clause 3;

"the Covenant for                 the covenant given by the Vendors under

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Taxation"                     paragraph 2 of Schedule 8;

"Disclosed"                   fully and fairly disclosed to the Purchaser
                              expressly for the purposes of this Agreement in the Disclosure Letter and "fully and fairly" means disclosed with sufficient particularity to enable the Purchaser to assess the full impact on the Company of the matter disclosed;

"the Disclosure Letter"       the letter of the same date as this Agreement in
                              the agreed form from the Warrantors to the Purchaser, together with any attachments, disclosing matters that are exceptions to the Warranties;

"the Group Companies"         the Company, its Subsidiaries, any Holding Company
                              of the Company and any Subsidiary of any such Holding Company and "Group Company" means any of them;

"Company Intellectual         all Intellectual Property which are used or
Property"                     required in the carrying on of the business of the
                              Company or any of the Subsidiaries in the manner in which such business was carried on immediately before the date of this Agreement;

"Guarantee"                   any guarantee, suretyship, indemnity, bonding
                              liability or similar contingent liability given or undertaken by a person to secure or support the obligations of any third party;

"Intellectual Property"       patents, trade marks or names whether or not
                              registered or capable of registration, registered designs, design rights, copyrights (including copyright in computer software), database rights, the right to apply for and applications for any of the preceding items, together with the rights in inventions, processes, software, know-how, trade or business secrets and confidential information;

"the  Lease"                  the lease under which the Property is held,
                              particulars of which are set out in Schedule 5;

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"the Loan Note"             the secured variable rate Loan Note instrument
                            between the Company (1) and AB Jelly and others (2) dated 20 December 1996;

"Management Accounts"       the unaudited management accounts for the Company
                            for the period from Accounts Date to 30 April 2000;

"Materially Adverse         means an act, event, omission which alone or in
 Event"                     combination with other such acts, events or
                            omissions has had or is reasonably likely to result in a material adverse change in or effect on the assets, business, condition (financial or otherwise) results or operations of any Group Company except as a direct result of:

                            (a) any gneral change in the general economic or
                                financial position common to all companies or businesses engaged in the activities carried on by any Group Company as at the date of this Agreement ("Industry"); or

                            (b) the occurrence or continuance of any material
                                disruption of or material adverse change in any of the worldwide, US, European or UK financial, banking or capital markets since the date of this Agreement; or

                            (c) any change resulting from an action of the
                                Buyer affecting any Group Company or any member of the Industry; or

                            (d) any loss of custom or supply as a result of the announcement of the proposed sale of any Group Company or following Completion;

"the Net Consideration"     the Consideration less the costs incurred by the
                            Vendors, details of which are set out in column 7 of
                            Schedule 1;

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     "Non-Tax Warranties"     the representations referred to in Clause 6 and
                              set out in Schedule 4;

     "Planning Acts"          the Town and Country Planning Act 1990, the
                              Planning (Listed Buildings and Conservation Areas)
                              Act 1990, the Planning (Hazardous Substances) Act
                              1990, the Planning (Consequential Provisions) Act
                              1990, the Planning and Compensation Act 1991 and all other statutes containing provisions relating to town and country planning;

     "the Policies"           all insurance policies maintained by the Company
                              on the date of this Agreement and "Policy" means any of them;

     "the Property"           the lease hold property particulars of which are
                              set out in Schedule 5;

     "the Purchaser's         means Hammond Suddards, 7 Devonshire Square,
     Solicitors"              Cutlers Gardens, London EC2M 4YH;

     "Security Interest"      means any mortgage, charge, assignment or
                              assignation by way of security, guarantee, indemnity, debenture, hypothecation, pledge, declaration of trust, lien, right of set off or combination of accounts, or any encumbrance or security interest whatsoever, howsoever created or arising;

     "the Senior Loan         the facilities agreement between the Company (I),
     Facility"                Merrychef Limited and Elvadene Limited (2) and the
                              Bank dated 20 December 1996;

     "the Shares"             all the issued shares of the Company at
                              Completion, as set out in Schedule 2;

     "the Subordinated Loan   the agreement between the Company (1) Reece
     Agreement"               Houghton and others (2), 3i plc (3), 3i Group plc
                              (4) and 3i UK Investment Partners (5) dated 20
                              December 1996;

     "Subsidiaries"           any subsidiaries of the Company within the meaning
                              of Section 736, Companies Act 1985 and any subsidiary undertakings

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                              within the meaning of Section 258, Companies Act
                              1985 from time to time, details of which are set out in Schedule 3, and "Subsidiary" means any of them;

     "Tax Authority"          having the meaning given in Schedule 8 (Tax
                              Schedule);

     "Tax Warranties"         the representations set out in paragraph 4 of
                              Schedule 8 (Tax Schedule) and each of them;

     "the Tenancies"          any tenancies or other occupational arrangements
                              under which the Properties are held by third parties, particulars of which are set out in
                              Schedule 5;

     "Warrantors"             R Houghton, RG Gale, JR Keywood, GPB Veal, SC
                              Barker and N Thorneywork, details of whom are set out in Schedule 1;

     "Warrantor Associate"    each of the Warrantors and any persons connected
                              with any of them within the meaning of Section
                              839, ICTA;

     "Warranties"             the Non-Tax Warranties and the Tax Warranties, and
                              "Warranty" means any one of them;

1.2 Words defined in paragraph 1 of Schedule 8 (Tax Schedule) shall bear the same meaning in the entire Agreement.

1.3  In this Agreement, unless the context otherwise requires:

     (a) words in the singular include the plural and vice versa and words in one gender include any other gender;

     (b)  a reference to a statute or statutory provision includes:

          (i) any subordinate legislation (as defined in Section 21(l), Interpretation Act 1978) made under it;

          (ii) any repealed statute or statutory provision which it re-enacts (with or without modification); and

          (iii) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes except to the extent that it would create or increase the liability of 3i, the Vendors or the Warrantors under Clause 6;

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     (c)  a reference to:

          (i) any party includes its successors in title and permitted assigns;

          (ii) a "person" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

          (iii) Clauses and schedules are to Clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the Clause or schedule in which they appear;

          (iv) any provision of this Agreement is to that provision as amended in accordance with the terms of this Agreement;

          (v) any document being "in the agreed form" means in a form which has been agreed by the parties on or before the date of this Agreement and for identification purposes signed by them or on their behalf by their solicitors;

          (vi) "indemnify" and "indemnifying" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against him and all loss or damage and all reasonable payments, reasonable costs or reasonable expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance; and

     (d) except as set out in sub-clause 1.1, terms defined in the Companies Act 1985 have the meanings attributed to them by that Act;

     (e) "sterling" and the sign "(Pounds)" mean pounds sterling in the official currency of the United Kingdom save that if, following the introduction of the Euro, pounds sterling ceases to exist as the currency of the United Kingdom, then all references in this Agreement to pounds sterling shall be construed as references to the Euro at the conversion rate applicable at the close of business on the day before that on which sterling ceased to exist;

     (f) the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

     (g)  general words shall not be given a restrictive meaning:

          (i) if they are introduced by the word "other" by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

          (ii) by reason of the fact that they are followed by particular examples intended to be embraced by those general words;

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     (h)  where any liability or obligation is undertaken by two or more persons, the liability of each of them shall be several; and

     (i) where any statement is qualified by the expression "so far as the Warrantor is aware" or "to the best of the Warrantor's knowledge and belief" or any similar expression it shall be deemed to include an additional statement that the statement is given individually and severally by each Warrantor after due and careful consideration of the factors relevant to each statement or warranty and after enquiry by each of them of the others, save that Reece Houghton need not enquire of any of the other Warrantors, and the other Warrantors need not enquire of Reece Houghton.

2.   Sale and purchase

2.1 Subject to the terms of this Agreement, the Vendors and 3i shall sell the Shares set opposite their respective names in Schedule 1 and the Purchaser shall purchase such Shares, with effect from Completion, with:

     (a) full title guarantee (free from any and all Security Interests (whether monetary or not) and all other rights exercisable by third parties which 3i or the Vendors do not, and could not reasonably be expected to, know about); and

     (b) all rights attaching to or accruing to them at Completion (including all dividends and distributions declared, paid or made on or after that date).

2.2 Each of the Vendors and 3i waive all rights of pre-emption over any of the Shares conferred on them by the Articles of Association of the Company or in any other way.

2.3 The Purchaser shall not be obliged to complete the purchase unless the sale and purchase of all the Shares is completed simultaneously.

3.   Consideration

3.1 The Consideration is the payment by the Purchaser to the Vendors and 3i of the sum of (Pounds)3,750,000 which shall be payable in cash at Completion in accordance with Clause 4.

3.2 Subject to Clause 4, the Consideration shall be apportioned between the Vendors and 3i in accordance with Schedule 1.

3.3 The bonuses amounting in aggregate to the gross sum of (Pounds)183,000 payable to Messrs Barker, Veal, Thorneywork, Keywood and Gale ("the Managers") shall be paid by the Company on or around Completion subject and to the extent that the Company has cash in sufficient amount to pay the same, failing which the Company shall not be liable to pay such bonuses and the managers waive their right to receive the same from the Company.

4.   Completion

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4.1  Completion shall take place at the offices of the Vendor's Solicitors in
     Reading immediately after the execution of this Agreement.

4.2  On Completion:

     (a)  the Vendors shall deliver or procure the delivery to the Purchaser:

          (i) stock transfer forms, duly completed and executed by the registered holders, in favour of the Purchaser (or as it may direct) in respect of the Shares together with the relevant share certificates;

          (ii) irrevocable powers of attorney in favour of the Purchaser in the agreed form executed by each of the Vendors in respect of the Shares registered in their names to enable the Purchaser (pending registration of transfers of the Shares) to exercise all voting and other rights attaching to the shares and to appoint proxies for this purpose;

          (iii) the certificate of incorporation, any certificates of incorporation on change of name or re-registration, the statutory books written up to date, share certificate books, minute books, and the common seal of each Group Company;

          (iv) subject to clause 4.2(d)(ii) and (iii) duly executed releases of all charges granted by any Group Company details of which are set out in Schedule 7;

          (v) all title deeds relating to the Properties including all documents relating to the Tenancies and, where the Properties are charged, Forms DS1 or receipted Legal Charges as appropriate;

          (vi) a statement of all overdraft and credit balances from each Group Company's bankers and other lenders as at the close of business on the day two days before Completion;

          (vii)  the Disclosure Letter;

          (viii) the Letter of Instruction and the Redcliffe Letter of Instruction signed for and on behalf of the relevant signatories (excluding the Purchaser).

     (b) The Vendors shall repay all monies then owing by them to any Group Company whether due and payable or not.

     (c) The Vendors shall procure that a board meeting of each Group Company is held at which:

          (i) the stock transfer forms referred to in sub-clause (a)(i) are approved and (subject to them being appropriately stamped) registered in the relevant Group Company's books;

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          (ii)   the persons nominated by the Purchaser are appointed as
                 directors and secretary of each Group Company and any requested resignations are implemented;

     (d)  When the Vendors have complied with the provisions of sub-clauses
          (a)-(c) inclusive, the Purchaser shall:

          (i) advance to the Company the sum of (Pounds)12,950,000 by way of loan, such loan to be interest free and repayable on demand by telegraphic transfer to the client account of the Vendors' solicitors, Osborne Clarke OWA at the National Westminster Bank plc, account number 00708542, sort code 56-00-05;

          (ii) pay the amount of the Retention (as defined in Schedule 9) into the Retention Account (as therein defined);

          (iii) pay the amount of the Redcliffe Retention (as defined in Schedule 10) into the Redcliffe Retention Account (as therein defined);

          (iv) pay to the Vendors and 3i the Consideration for the Shares namely the sum of (Pounds)3,750,000 (less in the case of 31, the amount of the Retention and in the case of the Vendors and 31, less their proportionate share of the Redcliffe Retention) in the proportions set out in Schedule 1 by telegraphic transfer to the client account of the Vendors' solicitors, Osborne Clarke OWA at the National Westminster Bank plc, account number 00708542, sort code 56-00-05;

          (v) sign the Letter of Instruction and the Redcliffe Letter of Instruction.

4.3 If any of the requirements of sub-clause 4.2 are not complied with on the date set for Completion under sub-clause 4.1, the Purchaser (in the case of the requirements of sub-clauses 4.2(a)-(c) inclusive) or the Vendors or 3i (in the case of the requirements of sub-clause 4.2(d)) may:

     (a) defer Completion with respect to some or all of the Shares to a date not less than 7 nor more than 28 days after that date (in which case the provisions of this sub-clause shall also apply to Completion as so deferred); or

     (b) proceed to Completion so far as practicable (including, at the Purchaser's option, completion of the purchase of some only of the Shares) but without prejudice to any other rights which it or they may have under this Agreement; or

     (c)  rescind this Agreement by notice in writing.

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4.4 The Retention shall be held by the Purchaser's Solicitors and 3i's
    Solicitors as set out in Clause 6.9 of this Agreement and shall be dealt with in accordance with the provisions of Clause 6.9, Schedule 9 and the Instruction Letter.

4.5 The Redcliffe Retention shall be held by the Purchaser's Solicitors, Vendor's solicitors and 3i's Solicitors as set out in Clause 6.10, Schedule 10 and the Redcliffe Letter of Instruction.

5.  Post completion matters

5.1 The Vendors and 3i declare that for as long as they remain the registered holders of the shares after Completion they will:

     (a) hold the shares and the dividends and any other moneys paid or distributed in respect of them after Completion and all rights arising out of or in connection with them in trust for the Purchaser;

     (b) deal with the shares and all such dividends, distributions and rights as the Purchaser may direct for the period between Completion and the day on which the Purchaser or its nominee is entered in the register of members of the Company as the holder of the shares such registration to be carried out by the Purchaser with in 21 days of Completion.

5.2 The Vendors and 3i irrevocably appoint the Purchaser as their attorney for the purpose of exercising any rights, privileges or duties attaching to the shares including receiving notices of and attending and voting at all meetings of the members of the Company from Completion to the day on which the Purchaser or its nominee is entered in the register of members of the Company as the holder of the Shares.

5.3 For the purpose of Clause 5.2, the Vendors and 3i authorise:

     (a) the Company to send any notices in respect of their share holdings to the Purchaser;

     (b) the Purchaser to complete and return proxy cards, consents to short notice and any other document required to be signed by the Purchaser as a member.

6.  Warranties

6.1 The Warrantors, Mr Graham Woodhead and 3i severally in relation to their respective holdings of Shares and capacity respectively warrant to the Purchaser that Warranties 1 and 2 (Capacity) and 3.3 in Schedule 4 is true and accurate in all respects and not misleading at the date of this Agreement and will continue to be true and accurate in all respects and not misleading up to and including Completion.

6.2 The Warrantors severally warrant to the Purchaser that all of the Warranties other than those referred to in Clause 6.1 above are true and accurate in all respects and not misleading and will continue to be true and accurate in all

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     respects and not misleading up to and including Completion. Provided that in the case of Mr Reece Houghton he shall not be liable for any breach of any Warranty in respect of any matter occurring after 19 January 2000 which would otherwise be treated as a breach of Warranty, save where the matter in question relates to a breach of the Warranty at paragraph 43 of Schedule 4 in which case no such time restriction shall apply.

6.3 The Warrantors acknowledge that the Purchaser has entered into this Agreement in reliance upon the Warranties (including the Warranties in this Clause 6), but such acknowledgement shall not give rise to any right of rescission of this Agreement.

6.4 Each Warranty (including the Warranties in this Clause 6) made or given in respect of the "Company" shall be deemed to be a Warranty of the Warrantors made or given in respect of the Company and each Group Company and (unless the context or subject matter otherwise requires) the expression the "Company" in Schedule 4 shall be construed accordingly.

6.5 Each of the Warranties (including the Warranties in this Clause 6) shall be construed as a separate and independent Warranty and, except where expressly stated, shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other provision of this Agreement. The Warranties (including any Warranty in this Clause 6) shall not in any respect be extinguished or affected by Completion.

6.6 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by completion of the purchase of the Shares, by any investigation made by or on behalf of the Purchaser into the affairs of any Group Company, by its failure to rescind this Agreement, by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release expressly referring to such breach.

6.7 The Warrantors, Mr Graham Woodhead and 3i agree with the Purchaser (for themselves and as trustee for each Group Company and their respective directors, officers, and employees) and 3i agree on behalf of themselves only to waive any claim or remedy or right which they may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Group Company or a director, officer or employee of any Group Company for the purpose of assisting the Warrantors in giving any warranty, representation, undertaking or covenant, in preparing the Disclosure Letter and in entering into this Agreement, the Covenant for Taxation or any agreement or document entered into pursuant to this Agreement.

6.8 Subject to the proviso of this Clause but not to any other limitations (including in particular the limitations set out in Clause 9):

     (a) the Warrantors jointly and severally warrant and represent to the Purchaser that save for the items listed at Clause 6.11 of this Agreement

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               the Group Companies have no Borrowings save that Mr Houghton warrants only in respect of the period up to 19 January 2000;

          (b) the Warrantors covenant to indemnify and keep indemnified the Purchaser and the Group Companies in the event that the Borrowings listed at Clause 6.11 do not represent all the Borrowings of the Group Companies as at Completion provided that in the absence of fraud or dishonesty or wilful non-disclosure:

               (i) no claims under Clauses 6,8 and 6.9 shall be made unless and until the amount of the claim equals or exceeds (Pounds)l00,000;

               (ii) no Warrantor shall be liable under this Clause to pay more than the Net Consideration received by that Warrantor;

               (iii) no claim shall be made under this Clause 6 unless it is made in writing; before the date which is 12 months from the date of this Agreement;

6.9

     In relation to the Retention, 3i and the Purchaser shall comply with their respective obligation as set out in Schedule 9.

6.10 The Redcliffe Claim shall be dealt with in accordance with Schedule 10.

6.11 The items referred to in Clause 6.8 and 6.9 above are:

          (a) (Pounds)3,950,000 which together with interest thereon amounting to (Pounds)14,076.50 equals the indebtedness of the Company to the Bank under the Senior Loan Facility;

          (b) (Pounds)7,000,000 which together with interest thereon amounting to (Pounds)294,625.66 equals the indebtedness of the Company to 3i under the Subordinated Loan Agreement;

          (c) (Pounds)2,000,000 which together with interest thereon amounting to (Pounds)50,936.99 equals the indebtedness of the Company to AB Jelly and others under the Loan Note others; and

7.   Covenant for Taxation

     The Warrantors severally covenant to the Purchaser in the terms of the Covenant for Taxation as set out in Schedule 8.

8.   Purchaser's remedies

8.1 Each of the Warrantors undertakes to disclose in writing to the Purchaser anything which is or may lead to a breach of the Warranties or which may be inconsistent with the Warranties or the contents of the Disclosure Letter directly it comes to the notice of any of them at the time of after Completion.

8.2 The rights and remedies of the Purchaser in respect of any breach of the Warranties or the Covenant for Taxation shall not be affected by Completion.

8.3 If any Claim is made, no Warrantor nor Mr Graham Woodhead nor 3i shall make any claim against any Group Company or any director or employee of any Group Company on whom he may have relied before agreeing to any terms of this Agreement or authorising any statement in the Disclosure Letter. This sub-clause shall not preclude any Warrantor from claiming against any other Warrantor under any right of contribution or indemnity to which he may be entitled.

8.4 In the event of a Claim the Warrantors, Mr Graham Woodhead as the case may be, as the case may be, agree to pay in cash to the Purchaser by way of damages a sum equal to the diminution in value of the Shares as agreed between the Vendors and the Purchaser or, in default of such agreement, as determined by order of a court of competent jurisdiction.

8.5 Any amount paid by the Warrantors to the Purchaser in respect of any of the provisions of this Agreement shall be treated as paid to the Purchaser by the Warrantors by way of pro rata reduction in the Consideration.

9.   Limitations on liability

9.1 The liability of the Warrantors under the Covenant for Taxation shall be reduced if and to the extent that the loss shall have been recovered under the Warranties (and vice versa).

9.2 In the absence of fraud or dishonesty or wilful non-disclosure on the part of any of the Warrantors, their agents or advisors:

     (a) the Purchaser shall not have any claim under the Warranties in respect of any matter if, and to the extent that, it is Disclosed in the Disclosure Letter;

     (b)  the Warrantors shall not be liable for any Claim unless:

          (i) they have received written notice from the Purchaser giving reasonable details of the Claim and, if practicable, the Purchaser's estimate of the amount involved on or before:

               (A) in the case of all Warrantors the expiration of one (1) year from the date of this Agreement;

               (B) in the case of any claim relating to Taxation, the date which is the earlier of two (2) years from the date of the filing of the tax return for the Company for the year ending 30 September 2001, such return to be made within 6 months of 30 September 2001, and agreement of the returns for the years ending 30 September 2000 and 30 September 2001 by the Inland Revenue;

          (ii) subject to sub-clause (iii), an individual Claim is equal to or exceeds (Pounds)20,000 ("a (Pounds)20,000 Threshold Claim). In circumstances where Claims relate to the same set of circumstances or matters then such Claims shall be aggregated and treated as one individual Claim for the purposes of this Clause;

                    (iii) the amount of the Claim, when aggregate with all other (Pounds)20,000 Threshold Claims made on the same occasion or previously, is equal to or exceeds (Pounds)200,000 (in which case the Warrantors shall be liable for the whole amount of all Claims irrespective of whether an individual Claims exceeds (Pounds)20,000 and not simply the excess).

          (c) The liability of a Warrantor in respect of a Claim shall be limited to and shall not exceed the lower of the following amounts and proportions:

                    Warrantor             Amount          Proportion of Claim
                                                          Warrantor is liable
                                                          for

                    Reece Houghton         531744                37.5%

                    Joyce Keywood          176269                12.5%

                    Robert Gale            176269                12.5%

                    Graham Veal            176269                12.5%

                    Simon Barker           176269                12.5%

                    Nigel Thorneywork      176269                12.5%

                    and the aggregate liability of the Warrantors in respect of all the Warranties shall not exceed the aggregate of the Net Consideration received by the Warrantors as set out in column 7 in Schedule 1;

                    Always provided that in respect of those Warranties which are given "so far as the Warrantor(s) is/are aware "or" to the best of the Warrantor's belief " or any similar expression where the number of Warrantors liable in respect of a claim is less than the total number of Warrantors, the above proportions shall be adjusted so that such liable Warrantors shall (subject to the limitations set out in this Clause 9) together be liable for one hundred per cent of the Claim but each of the individual liable Warrantors shall be liable for the proportion of the Claim as represents the proportion which his shareholding in the Company immediately prior to Completion bears to the total number of such shares held by all of the liable Warrantors immediately prior to Completion. For the purpose of this calculation a Warrantor's holding of Shares shall include any held by his spouse.

9.3 The Warrantors shall not be liable for any Claim (save in respect of any Tax Claim in respect of which Clause 5 (Limitations) of Schedule 8 of the

     Agreement shall apply) if and to the extent that:

     (a) proper allowance, provision or reserve in respect of any liability the subject of such a Claim was made or taken into account, or payment or discharge of which the Warrantors can demonstrate was taken into account, in or in preparing the Accounts;

     (b)  it is attributable to or arises as a result of:

          (i) any voluntary act or omission of the Purchaser (or any persons deriving title from it) or any Group Company after Completion done or suffered outside the ordinary course of business;

          (ii) a change in the law (whether retrospectively or not after Completion);

          (iii) any change after Completion in the bases upon which the Accounts are prepared or any change in accounting or taxation practice, policies or principles save where such change is made to bring the Accounts into line with generally accepted accounting principles in the United Kingdom applying as at the Accounts Date in so far as the Accounts did not conform to such principled; or

          (iv) any change after Completion in the date to which any Group Company makes up its Accounts.

     (c) the Purchaser or any Group Company is indemnified against any loss or damage suffered by it under the terms of any insurance policy for the time being in force or would have been so indemnified had the insurance policies held by the Group Companies immediately prior to Completion remained in full force and effect, but for a decision by the Purchaser not to continue such policies in full force and effect.;

     (d) the liabilities under it are contingent, future or unascertainable in which case the Purchaser shall not be precluded from making a claim but the Warrantors shall not be liable to recompense the Purchaser until such time as the Purchaser shall actually have suffered the loss or incurred the liability in question or the amount of the loss shall be ascertainable;

     (e) has been or is made good or it is otherwise compensated for without cost to the Purchaser or any Group Company; and

     (f) it would not have arisen or would have been reduced but for a cessation of a trade or a change in the nature or conduct of a trade carried on by any Group Company in either case occurring after Completion.

9.4 Where the subject matter of the Claim is capable of remedy, the Warrantors shall not be liable for the Claim if the breach or default is remedied by them to the reasonable satisfaction of the Purchaser within 30 days of receipt by them of the notification of the Claim.

9.5  Repayment

     If the Warrantors shall make any payment to the Purchaser in relation to any Claim (other than a Tax Claim) and the Purchaser or any Group Company subsequently receives or is entitled to receive from any Tax Authority or any person (other than another Group Company) any amount referable to the subject matter of that Claim, the Purchaser shall take all necessary steps to recover the same and once it or any Group Company has received such amount, repay (after deducting the costs and expenses of the Purchaser or any Group Company incurred in recovering such amount and any Taxation payable on it or on any interest) to the Warrantors either:

     (a)  a sum equal to such amount; or

     (b) if lesser a sum equal to the Claim paid by the Warrantors to the Purchaser,

          together with any interest paid to the Purchaser or that Group Company in respect of such sum.

10.  Conduct of Non Tax Claims

10.1 The Purchaser shall notify the Warrantors in a timely fashion in writing of:

     (a) any claim made against it by a third party which may give rise to a Non Tax Claim; and

     (b) any claim any Group Company is entitled to bring against a third party which claim is based on circumstances which may give rise to a Non Tax Claim.

10.2 The Purchaser shall procure that the conduct, negotiation, settlement or litigation of the claim by or against such third party is, so far as is reasonably practicable, carried out in accordance with the wishes of the Warrantors in a timely fashion and at their cost subject to their giving timely instructions to the Purchaser and providing reasonable security for any costs and expenses which might be incurred by the Purchaser or a Group Company provided that the Warrantors shall not be entitled to request that anything be done which in the reasonable opinion of the Purchaser (but, for the avoidance of doubt only, without any obligation to take into account the interests of any other party to this Agreement) might be against the interests of any Group Company or in any way effect the goodwill of any such company.

10.3 The Purchaser shall provide and shall procure that each Group Company provides to the Warrantors and the Warrantors' professional advisers reasonable access to premises and personnel and subject to appropriate Confidentiality Undertakings to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Non Tax Claim and enabling the Warrantors to take the action referred to in sub-clause 11.2 and shall allow the Warrantors and their advisers to take copies of any relevant documents or records at their expense.

10.4 In so far as the subject matter ("the Relevant Subject Matter") of any Claim is a liability for Taxation which is, on the face of it, recoverable from the persons defined as the "Covenantors" in the Deed of Covenant dated 20 December 1996 between the persons defined as "Covenantors" (1) and the Company (2),("the Jelly Deed of Covenant") the Purchaser will procure that the Company pursues all remedies available to it pursuant to the Jelly Deed of Covenant against the Covenantors provided that, having pursued any remedies that might be available under the Jelly Deed of Covenant to the Purchaser or a Group Company, a Claim remains unsatisfied, either in whole or in part then the Purchaser shall be entitled to pursue such Claim in respect of the Relevant Subject Matter under the Covenant for Taxation.

11.  Non-competition covenants

11.1 In order to assure to the Purchaser the full benefit of the business and goodwill of the Group Companies, each Warrantor together with (only in the case of the provisions of 11.1 (a) 3i) and Mr Graham Woodhead undertakes that he shall not, either alone or in conjunction with or on behalf of any other person, do any of the following things:

     (a) except in the circumstances referred to in sub-clause 13.12(b) (Confidentiality), disclose to any other person any Confidential Business Information of any Group Company or use any such information to the detriment of the business of any Group Company for so long as that information remains secret or confidential;

     (b) neither before nor within one year after Completion solicit or endeavour to solicit orders or the custom from any person, firm or company to whom any Group Company has sold its goods or services in the 12 months before Completion or to whom any Group Company has actioned plans to sell goods in respect of similar goods or services; or

     (c) neither before nor within one year after Completion solicit or seek to entice away or employ any employee who holds a senior management position in a Group Company from the employment of any Group Company; or

     (d) for a period of 12 months after the date of Completion either as principal or partner, alone or jointly with, through or as a manager, adviser, consultant, or agent for any person or in any other capacity whatsoever, directly or indirectly, carry on or be engaged, concerned or interested in the business of manufacture and supply of commercial (as distinct from domestic) (as defined)) microwave and commercial (as distinct from domestic) (as defined)) combination ovens in the United Kingdom in competition with the business of any Group Company as carried on at the date of Completion PROVIDED THAT nothing contained in this Clause

          11 (d) shall preclude any of the Vendors from being the registered holder or beneficial owner for investment purposes only of not more than 3% of the equity share capital of any company listed on the Official List of the London Stock Exchange or the Alternative Investment Market.

11.2 Each undertaking contained in sub-clause 11.1 shall be construed as a separate and independent undertaking.

11.3 In this Clause 11 "domestic" shall mean microwaves sold to and purchased by domestic end-users but shall not include domestic microwaves sold to and purchased by commercial end-users.

11.4 For the avoidance of doubt 3i's undertaking is only in relation Clause 11.1
     (a).

12.  Pensions

     The pension arrangements of the Company are as set out in paragraph 33.2 of
     Schedule 4.

13.  General

13.1 Entire Agreement

     (a) This Agreement sets out the entire agreement and understanding between the parties in respect of the subject matter of this Agreement.

     (b) This Agreement supersedes the Heads of Agreement dated 31 March 2000 except for any of its provisions which this Agreement specifically preserves.

     (b) The Purchaser acknowledges that it has entered into this Agreement in reliance only upon the warranties specifically contained or incorporated in this Agreement and, save as expressly set out in this Agreement, the Vendors, the Warrantors and 3i shall have no liability in respect of any other representation, warranty or promise made prior to the date of this Agreement unless it was made fraudulently.

13.2 Contracts (Rights of Third Parties) Act 1999

     The Contracts (Rights of Third Parties) Act 1999 does not apply this Agreement.

13.3 Assignment

     This Agreement shall be binding upon and enure for the benefit of the successors of the parties but, shall not be assignable any party without the prior written consent of the other provided that the liability of the Warrantors shall not thereby be increased as a result of this Clause 13.3.

13.4 Variation

     No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

13.5 Effect of Completion

     Except to the extent already performed, all the provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion.

13.6 Invalidity

     If any part of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, then that part shall be deemed not to be a part of this Agreement, it shall not effect the enforceability of the remainder of this Agreement, nor shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

13.7 Releases and waivers

     (a) The rights, powers and remedies conferred on the parties by this Agreement and remedies available to the parties are cumulative and are additional to any right, power or remedy which it may have under general law or otherwise.

     (b) A party may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

     (c) No single or partial exercise, or failure or delay in exercising any right, power or remedy by a party shall constitute a waiver by it, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

13.8 Further assurance

     After Completion, the Vendors and 3i shall execute such documents and take such steps as the Purchaser may reasonably require at the Purchaser's cost to vest the full title to their respective Shares in the Purchaser and to give the Purchaser the full benefit of this Agreement.

13.9 Counterparts

     (d) This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

     (e) Each counterpart, when executed, shall be an original of this Agreement and all counterparts shall together constitute one and the same instrument.

13.10     Time of the essence

          Except as otherwise expressly provided, time is of the essence as regards every obligation of any party under this Agreement.

13.11     Termination

          Without prejudice to any remedy available to any party arising out of any outstanding breach of this Agreement on the part of any other party, if this Agreement is terminated in accordance with its terms, the following shall occur:

          (a) the restrictions contained in sub-clause 13.12 (Confidentiality) and Clause 14 (Announcements) shall continue to apply; and

          (b) except as referred to in sub-clause (a), all obligations of the parties under this Agreement shall cease.

13.12     Confidentiality

          (a) Except as referred to in sub-clause (b), each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the provisions or subject matter of this Agreement, to any other party to this Agreement or the negotiations relating to this Agreement.

          (b) Any party may disclose information which would otherwise be confidential if and to the extent:

               (i) it is required to do so by law or any securities exchange or regulatory or governmental body to which it is subject wherever situated;

               (ii) it considers it necessary to disclose the information to its professional advisers, auditors and bankers provided that it does so on a confidential basis;

               (iii) the information has come into the public domain through no fault of that party; or

               (iv)   each party to whom it has given its consent in writing.

13.13     Default interest

          If any party defaults in the payment when due of any sum payable under this Agreement (whether payable by agreement or by an order of a court or otherwise), the liability of that party shall be increased to include interest on that sum from the date when such payment was due until the date of actual payment at a rate per annum of 4 per cent above the base rate from time to time of National Westminster Bank PLC. Such interest shall accrue from day to day and shall be compounded annually.

14.  Announcements

14.1 Subject to sub-clause 14.2, no announcement concerning the terms of this Agreement shall be made by or on behalf of any of the parties without the prior written consent of the others, such consent not to be unreasonably withheld or delayed.

14.2 Any announcement or circular required to be made or issued by any party by law or under the regulations of the London Stock Exchange or the City Code on Takeovers and Mergers issued by the Panel on Takeovers and Mergers may be made or issued by that party without consent if it has first given the other parties a reasonable opportunity to comment on the subject matter and form of the announcement or circular (given the time scale within which it is required to be released or despatched).

15.  Costs and expenses

15.1 Except as referred to in sub-clause 15.2 each party shall bear its own costs and expenses incurred in the preparation, execution and implementation of this Agreement.

15.2 The Purchaser shall pay all stamp and other transfer duties and registration fees applicable to any document to which it is a party and which arise as a result of or in consequence of this Agreement.

16.  Notices

16.1 Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be left at, or sent by prepaid first class post, prepaid recorded delivery, or facsimile to the address of the party as set out on page 1 or in Schedule 1 of this Agreement or as otherwise notified in writing from time to time.

16.2 Except as referred to in sub-clauses 16.3 and 16.4, a notice shall be deemed to have been served:

     (a)  at the time of delivery if delivered personally;

     (b) 48 hours after posting in the case of an address in the United Kingdom and 96 hours after posting for any other address;

     (c) 24 hours after transmission if served by facsimile on a business day prior to 3pm or in any other case at 10 am on the business day after the date of despatch.

16.3 If the deemed time of service is not during normal business hours in the country of receipt, the notice shall be deemed served at or, in the case of faxes, 2 hours after the opening of business on the next business day of that country.

16.4 The deemed service provisions set out in sub-clause 16.2 do not apply to:


     (a) a notice served by post, if there is a national or local suspension, curtailment or disruption of postal services which affects the collection of the notice or is such that the notice cannot reasonably be expected to be delivered within 48 hours or 96 hours (as appropriate) after posting; and

     (b) a notice served by facsimile, if, before the time at which the notice would otherwise be deemed to have been served, the receiving party informs the sending party that the notice has been received in a form which is unclear in any material respect, and, if it informs the sending party by telephone, it also despatches a confirmatory facsimile within 2 hours.

16.5 In proving service it will be sufficient to prove:

     (a) in the case of personal service, that it was handed to the party or delivered to or left in an appropriate place for receipt of letters at its address;

     (b) in the case of a letter sent by post, that the letter was properly addressed, stamped and posted;

     (c) in the case of facsimile, that it was properly addressed and despatched to the number of the party.

16.6 A party shall not attempt to prevent or delay the service on it of a notice connected with this Agreement.

17.  Severance

     If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

18.  Governing law and jurisdiction

18.1 This Agreement shall be governed by and construed in accordance with English Law.

18.2 Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of England.

This Agreement has been signed on the date appearing at the head of page 1.

                                   Schedule 1

                              (The Vendors and 3i)

Name                      Address              No. of Ord    No of A Ord     Consideration     Costs            Net
                                                 Shares        Shares                                      Consideration
                                                                               (Pounds)       (Pounds)        (Pounds)
Reece Houghton            5 St Barbe Close       70,000                        525,000         28,706          496,294
                          Romsey
                          Hampshire
                          SO5 5RH

Susan Houghton            5 St Barbe Close        5,000                         37,500          2,050           35,450
                          Romsey
                          Hampshire
                          SO5 5RH

Joyce Rosalyn Keywood     22 York Gardens        25,000                        187,500         11,231          176,269
                          Walton-on-Thames
                          Surrey
                          KT12 3EP

Robert Geoffrey Gale      Fir Tree Cottage       25,000                        187,500         11,231          176,269
                          Wrotham Hill
                          Dunsfold
                          Surrey
                          GU8 4PA

Graham Philip Brisley       The Stile              19,460         145,950         8,742       137,208
Veal                        Stapley Lane
                            Ropley
                            Hampshire
                            SO24 OEL

Francesca Veal              The Stile               5,540          41,550         2,489        39,061
                            Stapley Lane
                            Ropley
                            Hampshire
                            SO24 OEL

Simon Charles Barker        Timberdene             19,325         144,938         8,682       136,256
                            Cottage
                            Chalk Road
                            Loxwood, Ifold
                            West Sussex
                            RH14 OUD

Fiona-Anne Elizabeth        Timberdene              5,675          42,562         2,549        40,013
Barker                      Cottage
                            Chalk Road
                            Loxwood, Ifold
                            West Sussex
                            RH14 OUD

Nigel Thorneywork           Malden Dale            19,460          145,950        8,742       137,208
                            Bailes Lane
                            Guildford
                            Surrey

                          GU3 2AX

Iris Thorneywork          Malden Dale               5,540                 41,550     2,489      39,061
                          Bailes Lane
                          Guildford
                          Surrey
                          GU3 2AX

Graham Geoffrey           Hammer Cottage            5,000                 37,500     2,247      35,253
Woodhead                  Abinger Hammer
                          Surrey
                          RH5 6QX

3i Nominees Limited       91 Waterloo Road                   177,000   1,327,500    79,517   1,247,983
                          London
                          SE1 8XP

3i 96 Partners Nominees   91 Waterloo Road                   118,000     885,000    53,012     831,988
Limited                   London
                          SE1 8XP

                                              --------------------------------------------------------
Total                                             210,540    295,000   3,750,000   221,687   3,528,313
                                              --------------------------------------------------------

                                   Schedule 2

                      (Information concerning the Company)

                           Merrychef Holdings Limited

Registered number                       3274972

Date of incorporation                   7 November 1996

Place of incorporation                  United Kingdom

Address of registered office            Station Road West, Ash Vale,
                                        Aldershot, Hampshire RG12 5XA

Class of company                        Private company limited by shares

Authorised share capital                (Pounds)525,000 divided into 205,000
                                        ordinary shares of (Pound)l each,
                                        295,000 A ordinary shares of (Pound)l
                                        each and 25,000 B ordinary shares of
                                        (Pound)l each

Issued share capital                    (Pounds)500,000 divided into 205,000
                                        ordinary shares of (Pound)l each and
                                        295,000 A ordinary shares of (Pound)l
                                        each

Loan Capital

Directors

Full name           Usual residential address        Nationality

Graham              Hammer Cottage, Abinger          British
Woodhead            Hammer, Surrey RH5 6QX

Simon Charles       Timberdene Cottage, Chalk        British
Barker              Road, Ifold, Loxwood,
                    Billingshurst, West Sussex
                    RH14 0UD

Nigel               Malden Dale, Bailes Lane,        British
Thorneywork         Guildford, Surrey GU3
                    2AX

Robert Geoffrey     Fir Tree Cottage, Wrotham        British
Gale                Hill, Dunsfold, Surrey GU8
                    4PA

Graham Philip       The Stile, Stapley Lane,         British
Brisley Veal        Ropley, Hampshire SO24

                                  0EL

       Joyce Rosalyn              22 York Gardens, Walton-     British
       Keywood                    on-Thames, Surrey KT 12
                                  3EP

       Secretary

       Full name                         Usual residential address

       Joyce Rosalyn Keywood             22 York Gardens, Walton-on-
                                         Thames, Surrey KT12 3EP


       Accounting reference date         30 September

       Auditors                          Deloitte & Touche

       Tax residence                     United Kingdom

                                   Schedule 3

                   Information concerning the Group Companies

Elvadene Limited

Registered number                        01680157

Date of incorporation                    22 November 1982

Place of incorporation                   United Kingdom

Address of registered office             Station Road West, Ash Vale,
                                         Aldershot, Hampshire GU12
                                         5XA

Business classification                  Management Activities of
                                         Holding Companies
                                         Code: 7415

Authorised share capital                 (Pounds)60,000 divided into 60,000
                                         ordinary shares of (Pound)l each

Issued share capital                     (Pounds)60,000 divided into 60,000
                                         ordinary shares of (Pound)l each

Members

Full name                  Registered address              Number of
                                                           shares held

Merrychef Holdings         Station Road West, Ash Vale,    60,000
Limited                    Aldershot, Hampshire GU12
                           5XA


Directors

Full name                  Usual residential address       Nationality

Joyce Rosalyn              22 York Gardens, Walton-on-     British
Keywood                    Thames, Surrey KT12 3EP

Simon Barker               Timberdene Cottage, Chalk       British
                           Road, Ifold Loxwood,
                           Billingshurst, West Sussex

                                    RH14 OUD

Secretary

Full name                   Usual residential address

Joyce Rosalyn               22 York Gardens, Walton-on-Thames, Surrey KT12
Keywood                     3EP

Accounting reference date         30 September

Auditors                          Deloitte & Touche

Tax residence                     United Kingdom

       Merrychef Limited

       Registered number                  00487712

       Date of incorporation              27 October 1950

       Place of incorporation             United Kingdom

       Address of registered office       Station Road West, Ash Vale,
                                          Aldershot, Hampshire GU12 5XA

       Business classification            Manufacture other electrical
                                          equipment Code: 7499

       Authorised share capital           (Pounds)56,000 divided into 56,000
                                          ordinary shares of (Pound)l each

       Issued share capital               (Pounds)44,800 divided into 44,800
                                          ordinary shares of (Pound)l each

       Members

       Full name              Registered address        Number of shares held

       Elvadene Limited     Station Road West, Ash   44,800
                            Vale, Aldershot,
                            Hampshire GU12 5XA

       Directors

       Full name               Usual residential address         Nationality

       Joyce Rosalyn Keywood   22 York Gardens, Walton-on-       British
                               Thames, Surrey KT 12 3EP

       Simon Charles Barker    Timberdene Cottage, Chalk         British
       FCCA                    Road, Ifold Loxwood,
                               Billingshurst, West Sussex
                               RH14 OUD

       Graham Veal             The Stile, Stapley Lane,          British
                               Ropley, Hampshire SO24 OEL

       Nigel Thomeywork        Malden Dale, Bailes Lane,         British
                               Normandy, Guildford, Surrey

                                     GU3 2AX

       Robert G Gale        Fir Tree Cottage, Wrotham           British
                            Hill, Dunsfold, Surrey GU8
                            4PA

       Secretary

       Full name                     Usual residential address

       Joyce Rosalyn Keywood         22 York Gardens, Walton-on-Thames,
                                     Surrey KT12 3EP

       Accounting reference date     30 September

       Auditors                      Deloitte & Touche

       Tax residence                 United Kingdom

Mealstream (UK) Limited

Registered number                          02954945

Date of incorporation                      2 August 1994

Place of incorporation                     United Kingdom

Address of registered office               Station Road West, Ash Vale,
                                           Aldershot, Hampshire GU12
                                           5XA

Business classification                    Non-trading/ceased to trade
                                           Code: 7499

Authorised share capital                   (Pounds)100 divided into 100 ordinary
                                           shares of (Pound)l each

Issued share capital                       (Pounds)2 divided into 2 ordinary
                                           shares of (Pound)l each

Loan capital

Members

Full name              Registered address                       Number of
                                                                shares held

Merrychef Limited      Station Road West, Ash Vale,             2
                       Aldershot, Hampshire GU12
                       5XA

Directors

Full name              Usual residential address                Nationality

Joyce Rosalyn          22 York Gardens, Walton-on-              British
Keywood                Thames, Surrey KT12 3EP

Simon Barker           Timberdene Cottage, Chalk                British
                       Road, Ifold Loxwood,
                       Billingshurst, West Sussex
                       RH14 OUD

Secretary

Full name                      Usual residential address

Joyce Rosalyn                  22 York Gardens, Walton-on-Thames, Surrey KT12
Keywood                        3EP

Accounting reference date                30 September

Auditors

Tax residence                            United Kingdom

        Merrychef Projects Limited

        Registered number                 0142641

        Date of incorporation             7 June 1979

        Place of incorporation            United Kingdom

        Address of registered office      Station Road West, Ash Vale,
                                          Aldershot, Hampshire GU12 5xA

        Business classification           Non-trading/ceased to trade

        Authorised share capital          (Pounds)5,000 divided into 5,000
                                          ordinary shares of (Pound)l each

        Issued share capital              (Pounds)100 divided into 100
                                          ordinary shares of (Pound)l each

        Loan capital

        Members

        Full name            Registered address              Number of
                                                             shares held

        Pumpcroft Limited    Station Road West, Ash Vale,    100
                             Aldershot, Hampshire GU12
                             5XA

        Directors

        Full name            Usual residential address       Nationality

        Joyce Rosalyn        22 York Gardens, Walton-on-     British
        Keywood              Thames, Surrey KY12 3KP

        Simon Barker         Timberdene Cottage, Chalk       British
                             Road, Ifold Loxwood,
                             Billingshurst, West Sussex
                             RH14 OUD

        Secretary

   Full name                       Usual residential address

   Joyce Rosalyn                   22 York Gardens, Walton-on-Thames,
                                   Surrey KT12 3EP

   Keywood

   Accounting reference date       30 September
   Auditors

   Tax residence                   United Kingdom

       Pumpcroft Limited

       Registered number                   00630988

       Date of incorporation               24 June 1959

       Place of incorporation              United Kingdom

       Address of registered office        Station Road West, Ash Vale,
                                           Aldershot, Hampshire GU12
                                           5XA

       Business classification             Non-trading/ceased to trade
                                           Code: 7499

       Authorised share capital            (Pounds)355,755 divided into 355,755
                                           ordinary shares of (Pound)1 each

       Issued share capital                (Pounds)355,755 divided into 355,755
                                           ordinary shares off (Pound)1 each

       Loan capital

       Members

       Full name             Registered address               Number of
                                                              shares held

       Merrychef Limited     Station Road West, Ash Vale,     355,755
                             Aldershot, Hampshire GU12
                             5XA

       Directors

       Full name             Usual residential address        Nationality

       Joyce Rosalyn         22 York Gardens, Walton-on-      British
       Keywood               Thames, Surrey KT12 3EP

       Simon Barker          Timberdene Cottage, Chalk        British
                             Road, Ifold Loxwood,
                             Billingshurst, West Sussex
                             RH14 0UD

       Secretary

       Full name            Usual residential address

       Joyce Rosalyn        22 York Gardens, Walton-on-Thames, Surrey
       Keywood              KT12 3EP

       Accounting reference date        30 September

       Auditors

       Tax residence                    United Kingdom

Twilight Band Limited

Registered number                            00973272

Date of incorporation                        25 February 1970

Place of incorporation                       United Kingdom

Address of registered office                 Station Road West, Ash Vale,
                                             Aldershot, Hampshire GU12
                                             5XA

Business classification                      Non-trading/ceased to trade
                                             Code: 7499

Authorised share capital                     (Pounds)80,000 divided into 80,000
                                              ordinary shares of (Pound)1 each

Issued share capital                         (Pounds)80,000 divided into 80,000
                                              ordinary shares of (Pound)1 each

Loan capital

Members

Full name              Registered address                           Number of
                                                                    shares held

Merrychef Limited      Station Road West, Ash Vale,                 80,000
                       Aldershot, Hampshire GU12
                       5XA

Directors

Full name              Usual residential address                    Nationality

Joyce Rosalyn          22 York Gardens, Walton-on-                  British
Keywood                Thames, Surrey KT12 3EP

Simon Barker           Timberdene Cottage, Chalk                    British
                       Road, Ifold Loxwood,
                       Billingshurst, West Sussex
                       RH14 OUD

Secretary

Full name                     Usual residential address

Joyce Rosalyn                 22 York Gardens, Walton-on-Thames, Surrey KT12
Keywood                       3EP

Accounting reference date                 30 September

Auditors

Tax residence                             United Kingdom

                                   Schedule 4

                              (Non-Tax Warranties)

The Vendors

1.    Capacity

1.1 3i and each Vendor has full power and authority to enter into and perform this Agreement and any agreement or document to be entered into by 3i and/or each Vendor pursuant to this Agreement.

1.2 3i has taken all corporate and other action necessary to enable it to enter into and perform this Agreement.

1.3 Neither 3i nor any Vendor is bankrupt, has proposed a voluntary arrangement or has made or proposed any arrangement or composition with his creditors or any class of his creditors.

2.    Enforceability

      This Agreement and any agreement or document to be entered into by 3i and/or each Vendor pursuant to this Agreement constitutes and imposes valid legal and binding obligations on 3i and each Vendor fully enforceable in accordance with its terms.

Share capital

3.    Company

3.1 The Shares constitute the entire issued and allotted share capital of the Company and have been validly allotted and issued, are fully paid or credited as fully paid.

3.2 Apart from this Agreement, there is no agreement, arrangement or commitment outstanding which calls for the present or future allotment, issue, redemption, repayment of or transfer of, or accords to any person the right to call for the allotment, issue or transfer of, any share or loan capital of the Company.

3.3 There is no Security Interest on, over or affecting any of the Shares registered in the name of 3i and each Vendor and 3i and each Vendor have not entered into any agreement or arrangement to give or create any such Security Interest. No claim has been or will be made by any person to be entitled to such Security Interest.

3.4 None of the Shares was, or represents assets which were, the subject of a transfer at an undervalue, within the meaning of Sections 238 or 339, Insolvency Act 1986, since 20 December 1996.

3.5   The Company has not since 20 December 1996 at any time:

      (a)  reduced or agreed to reduce its share capital;

      (b)  redeemed or agreed to redeem any share capital;

      (c)  purchased or agreed to purchase any of its shares;

      (d)  forfeited or agreed to forfeit any of its shares; or

      (e) created or granted or agreed to create or grant any Security Interest in respect of any of its uncalled share capital.

3.6   3i and each Vendor are the only legal and beneficial owners of the Shares.

4.    Subsidiaries

4.1 Schedule 3 lists all the Subsidiaries of the Company and the holders of the entire issued and allotted share capital of the Subsidiaries.

4.2 The whole of the issued share capital of each of the Subsidiaries has been validly allotted and issued and is fully paid or properly credited as fully paid.

4.3 The Company does not have, and has never had since 20 December 1996, a participating interest (as defined in Section 260, Companies Act 1985) in any undertaking which is not a Subsidiary nor has it agreed to acquire such an interest.

4.4 No Group Company holds or is liable on any share or relevant security which is not fully paid up or which carries any liability.

4.5 Apart from this Agreement, there is no agreement, arrangement or commitment outstanding which calls for the present or future allotment, issue or transfer of, or accords to any person the right to call for the allotment, issue or transfer of, any share or loan capital of any Subsidiary.

4.6 There is no Security Interest on, over or affecting any of the shares in the capital of any Subsidiary and no holder of such shares has entered into any agreement or arrangement to give or create any such Security Interest. No claim has been or will be made by any person to be entitled to any such Security Interest.

4.7 None of the shares in the capital of any Subsidiary was, or represents assets which were, the subject of a transfer at an undervalue, within the meaning of Sections 238 or 339, Insolvency Act 1986, since 20 December 1996.

4.8 The Company does not have any branch, agency or place of business, or any permanent establishment (as the expression is defined in the relevant double taxation relief order current at the date of this

     Agreement) outside the United Kingdom.

Corporate matters

5.   Insolvency of the Group

5.1 No order has been made, no resolution has been passed, no meeting convened and so far as the Warrantors are aware, no petition presented, for the winding up of any Group Company or for a provisional liquidator to be appointed in respect of any Group Company.

5.2 No administration order has been made and so far as the Warrantors are aware, no petition for one has been presented in respect of any Group Company.

5.3 No receiver or administrative receiver has been appointed in respect of any Group Company or the whole or any part of any of the property, undertaking or assets of any Group Company.

5.4 No Group Company is insolvent, has failed or is unable to pay any of its debts as they fall due, as those expressions are defined in Section 123, Insolvency Act 1986.

5.5 No voluntary arrangement has been proposed under Section 1, Insolvency Act 1986 in respect of any Group Company and no Group Company has made or proposed any arrangement or composition with its creditors or any class of them.

5.6 No distress, execution or other process has been levied or applied for in respect of the whole or any part of any of the Group Company's assets, property or undertaking or action taken to repossess goods in the possession of any Group Company.

5.7 No unsatisfied judgement is outstanding against any Group Company and no demand has been served on any Group Company under Section 123(l)(a), Insolvency Act 1986.

5.8 No event analogous to any referred to in sub-paragraphs 5.1 to 5.7 has occurred anywhere in the world.

5.9 No Group Company has been a party to any transaction with any third party which, in the event of such third party going into liquidation or being the subject of an administration order or a bankruptcy order, would/is likely to constitute (whether in whole or in part) a transaction at an undervalue, a preference, an invalid floating charge or an extortionate credit transaction or part of a general assignment of debts pursuant to the Insolvency Act 1986.

6.   Corporate compliance

6.1 Each Group Company has at all times carried on business and conducted its affairs in all material respects in accordance with its Memorandum and Articles of Association for the time being in force and any other documents to which it is or has been a party.

6.2 Each Group Company is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business.

6.3 Due compliance has been made with all the provisions of the CA 1985 and other legal requirements in connection with the formation of each Group Company, the allotment or issue of any of the Group Company's shares, debentures and other securities and the payment of dividends.

7.  Statutory books and documents filed

7.1 The statutory books, including all registers and minute books, of each Group Company have been properly kept and contain a materially accurate and complete record of the matters with which those books should deal.

7.2 All returns, particulars, resolutions and documents which should have been delivered by any Group Company to the Registrar of Companies or any other authority are complete and accurate and have been properly so delivered.

7.3 Since the Accounts Date the members of any Group Company in general meeting, or of any class of them, have not passed any resolution other than resolutions relating to the ordinary business of annual general meetings.

7.4 All mortgages and charges in favour of any Group Company have (where necessary in order to secure their enforceability) been duly registered in accordance with the CA 1985.

8.  Memorandum and Articles of Association

    The copy of the Memorandum and Articles of Association of the Company and each Subsidiary, which is attached to the Disclosure Letter is true, accurate and complete in all respects and has embodied in it or annexed to it a copy of every such resolution as is referred to in Section 380 CA 1985.

9.  Common seal

    Each Group Company has a common seal.

10. Documents stamped

    All documents which in any way affect the right, title or interest of any Group Company in or to any of its properties, undertakings or assets, or to which any Group Company is a party, and which attract stamp duty or stamp duty reserve tax have been duly stamped within the requisite period for stamping.

11.  Possession of documents

     All documents of title relating to the assets of the Group Companies (including, without limitation, all title deeds relating to the Properties), an executed copy of all agreements to which any Group Company is a party and an original executed copy of every document or instrument creating or evidencing a charge over any of its assets, property or undertaking or is in the relevant Group Company's possession.

Information

12.  Accuracy and adequacy of information

     The information contained in Schedules 2, 3, 5, 6 and 7 to this Agreement is accurate and complete.

Accounts

13.  Preparation and contents of the Accounts

13.1 The Accounts were prepared in accordance with the requirements of all relevant statutes and generally accepted United Kingdom accounting practices in force at the date of the preparation of the Accounts including, without limitation, all applicable Financial Reporting Standards issued by the Accounting Standards Board, Statements of Standard Accounting Practice issued by the Institute of Chartered Accountants of England and Wales and Statements from the Urgent Issues Task Force current at the Accounts Date and, where the accounting practice used to prepare the Accounts differs from those applicable in previous financial periods, the effect of any such difference is Disclosed in the Disclosure Letter.

13.2 Without prejudice to the generality of sub-paragraph 14.1 the
     Accounts:

          (i) give a true and fair view of the state of affairs of each Group Company at the Accounts Date and the profits or losses of each Group Company for the financial period ending on that date;

          (ii) make appropriate provisions or reserves for all liabilities and for all capital and revenue commitments of each Group Company as at the Accounts Date;

          (iii) disclose all the assets of each Group Company as at the Accounts Date;

          (iv) make provisions reasonably regarded as adequate for all bad and doubtful debts as at the Accounts Date;

          (v) do not include any figure which is referable to the value of an intangible asset; and

          (vi) make provisions reasonably regarded as adequate for depreciation of the fixed assets of each Group Company having regard to their original cost and life;

13.3 The profits and losses of each Group Company shown in the accounts were not, save as disclosed in the Accounts or in any note accompanying them, to any material extent affected by any extraordinary, exceptional or unusual income (as defined in FRS 10 and SAPP 13) capital gain or expenditure or by any other factor known to the Warrantors rendering any such profit or loss for such period exceptionally high or low.

13.4 The audited profit and loss accounts and audited balance sheets of each Group Company contained in the Accounts were prepared on a consistent basis with each other.

14.   Accounting records

14.1 The accounting records of each Group Company comply with the requirements of Sections 221 and 222, Companies Act 1985, do not contain or reflect any material inaccuracy or discrepancy and present and reflect in accordance with generally accepted accounting principles and standards the financial position of and all transactions entered into by the relevant Group Company or to which it has been a party.

14.2 All the accounts, financial books, ledgers, financial and records of each Group Company are in its possession or otherwise under its direct control.

14.3 Where any of the records of any Group Company are kept on computer, that Group Company:

      (a) is the owner or licensee of all hardware and all software necessary to enable it to use the records as they have been used in its business to the date of this Agreement and to Completion;

      (b) does not share any hardware or software relating to the records with any person; and

      (c) maintains adequate back up records and support in the event of any fault or failure of such computer hardware and software.

15.   Management Accounts

      The Management Accounts have been carefully prepared on a basis consistent with the Accounts, fairly reflect the trading position of each Group Company as at their date and for the period to which they relate and are not affected by any extraordinary, exceptional or unusual income, capital gain or expenditure or by any other factor known by the Warrantors rendering profits or losses for the period covered exceptionally high or low.

16.  Events since the Accounts Date

16.1 Since the Accounts Date there has been no material adverse change in:

     (a) the financial or trading position or prospects of any Group
         Company;

     (b) the value or state of assets or amount or nature of liabilities as compared with the position disclosed in the Accounts; or

     (c) in the turnover, direct or indirect expenses or the margin of profitability of any Group Company as compared with the position disclosed for the equivalent period of the last financial year.

16.2 Each Group Company which is trading has since the Accounts Date carried on its business in the ordinary course and without interruption, so as to maintain it as a going concern and paid its creditors in the ordinary course and within the credit periods agreed with such creditors either formally or by trading practice.

16.3 Since the Accounts Date no supplier which accounts for more than ten per cent of the Group Companies supply requirements of any Group Company has ceased or restricted supplies or threatened so to do, there has been no loss or material curtailment of the business transacted by any Group Company with any customer which at any time in the preceding financial year represented ten per cent or more of the turnover of that Group Company and the Warrantors are not aware of any circumstances likely to give rise to any of the above.

16.4 Since the Accounts Date no Group Company has:

     (a)  incurred or committed to incur:

          (i)  material expenditure in excess of (Pounds)20,000; or

          (ii) any liability in excess of (Pounds)20,000 whether actual or contingent except for full value or in the ordinary course of business;

     (b)  acquired or agreed to acquire:

          (i) any asset for a consideration higher than its market value at the time of acquisition and otherwise than in the ordinary course of business; or

          (ii) any business or substantial part of it or any share or shares in a body corporate;

      (c) disposed of or agreed to dispose of, any of the assets of any Group Company, except in the ordinary course of business and for full value;

      (d) repaid wholly or in part any loan except upon the due date or dates for repayment;

      (e) issued or allotted share or loan capital, increased its authorised share capital, purchased or redeemed any shares, reduced or re-organised its share capital or agreed to do so; or

      (f)  declared or paid any distribution of profit.

16.5 None of the debts included in the Accounts or any of thedebts subsequently arising have been the subject of factoring by any Group Company and the Warrantors are not aware of any circumstances which could result in any presently outstanding debt in excess of (Pounds)10,000 not being paid in full.

Financial

17.   Financial commitments and borrowings

17.1 Complete and accurate details of all overdraft, loan and other financial facilities available to the Group Companies and the amounts outstanding under them at the close of business no earlier than three days prior to the date of this Agreement are set out in the Disclosure Letter and none of the Warrantors or any Group Company has done anything, or omitted to do anything, as a result of which the continuance of any of those facilities might be affected or prejudiced.

17.2 No Group Company is a party to, or has agreed to enter into, any lending, or purported lending, agreement or arrangement (other than agreements to give credit in the ordinary course of its business).

17.3 No Group Company is exceeding any borrowing limit imposed upon it by its bankers, other lenders, its articles of association or otherwise nor has any Group Company entered into any commitment or arrangement which might lead it so to do.

17.4 No overdraft or other financial facilities available to any Group Company are dependent upon the guarantee of or security provided by any other person.

17.5 No Group Company is, or has agreed to become, bound by any guarantee, indemnity, surety or similar commitment.

17.6 No Group Company has received any grants, allowances, loans or financial aid of any kind from any government departmental or other board, body, agency or authority which may become liable to be refunded or repaid in whole or in part.

17.7 No Group Company has engaged in financing of a type which is not required, or has not been, shown or reflected in the Accounts.

18.  Defective products or services

     So far as the Warrantors are aware, no Group Company has manufactured, sold or supplied products or services which are or were or will become in any material respect faulty or defective or which do not comply in any material respect with any warranties or representations expressly or impliedly (whether by statute common law or otherwise) made by it or with all applicable regulations standards and requirements.

19.  Insurances

19.1 Each Group Company maintains, and at all material times since 20 December 1996 has maintained, insurance cover against all risks normally insured against by companies carrying on a similar business, for the full replacement or reinstatement value of its business and assets, and in particular maintains and has maintained at all relevant times product liability, professional indemnity insurance and all insurance required by statute.

19.2 The Policies are so far as the Warrantors are aware valid and enforceable and all premiums due have been paid. There are no outstanding claims or so far as the Warrantors are aware circumstances likely to give rise to a claim under the Policies or which would be required to be notified to the insurers and so far as the Warrantors are aware nothing has been done or omitted to be done which has made or could make any Policy void or voidable or as a result of which the renewal of any Policy might be refused or the premiums due in respect of them may be liable to be increased.

19.3 There are no claims outstanding or threatened, or so far as the Warrantors are aware, pending, against any Group Company which are not fully covered by insurance.

Trading and contracts

20.  Contracts and commitments

20.1 No Group Company is a party to any agreement, arrangement or commitment which:

     (a) has or is expected to have material adverse effects or consequences in terms of expenditure or revenue;

     (b)  relates to matters outside the ordinary business of that Group

          Company or was not entered into on arms' length terms;

     (c) can be terminated in the event of any change in the underlying ownership or control of that Group Company or would be materially affected by such change;

     (d) cannot readily be fulfilled or performed by it materially in accordance with the timetable set out in the relevant contract for completion;

     (e) cannot be terminated, without giving rise to any liabilities on any Group Company, by that Group Company giving 3 months' notice or less; or

     (f) the termination of which would cause a Materially Adverse Event to the Company.

20.2 All material contracts or arrangements to which a Group Company (whether written or unwritten or intended to have a binding legal effect or pursuant to which any Group Company is trading or acting) under which a consideration of more than (Pounds)25,OOO is payable by suppliers and (Pounds)50,OOO in relation to customers is payable by either party are listed in the Disclosure Letter and copies of such contracts or arrangements are attached to the Disclosure Letter.

20.3 So far as the Warrantors are aware, no Group Company is in breach of any material contract or arrangement to which it is a party and the Warrantors are not aware of any breach of such contracts or arrangements by any other party thereto.

20.4 The Company is not a party to any agreement other than those listed in the Disclosure Letter under which rights accrue third parties pursuant to the Contracts (Rights of Third Parties) Act 1999.

21.  Terms of trade

     No Group Company has accepted any liability to service, maintain, repair or otherwise do or refrain from doing anything in relation to any product sold or supplied except for those contained in its standard conditions of trading, complete and accurate copies of which are contained in the Disclosure Letter.

22.  Licences and consents

22.1 Save for fire certificates, (copies of which are attached to the Disclosure Letter) no Group Company requires any licence, consent, permission, authorisation or approval to continue to carry on its business.

22.2 All such consents are in full force and effect are not limited in duration or subject to any unusual or onerous condition or any condition which

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       is personal to the Vendors. No expenditure or work is or will be necessary to comply with maintain or obtain any such consents and the Company is not in breach of any of the terms or conditions of any such consents.

23.    Trading partners

23.1 No Group Company acts or carries on business in partnership with any other person or is a member of any corporate or unincorporated body, undertaking or association.

23.2 No Group Company is a party to any joint venture agreement or arrangement or any agreement or arrangement under which it is to participate with any other person in any business.

23.3 No Group Company is a party to any agency, distributorship, licence or management agreement or is a party to any contract or arrangement which restricts its freedom to carry on its business in such manner as it may think fit in any part of the world.

23.4 No Group Company has any branch, agency, place of business or establishment outside the United Kingdom.

24.    Competition and trade regulation law

24.1 No Group Company is or has been a party to, or is or has been concerned in any agreement or arrangement, or is conducting or has conducted itself, whether by omission or otherwise, in a manner which:

       (a) contravenes or contravened the provisions of the Resale Prices Acts 1976 and 1977, the Fair Trading Act 1973, the Competition Act 1980 or any amendments to those acts;

       (b) infringes Articles 81 or 82 of the EC Treaty or any Regulation or Directive made under it or any other anti-trust or similar legislation in any jurisdiction in which any Group Company has assets or sales or carries on or intends to carry on business or where its activities may have any effect; or

       (c) infringes Chapter 1 or Chapter 2 of the Competition Act 1998 or any secondary legislation made under it.

24.2   No Group Company has:

       (a) given an undertaking to, or is subject to, any order of or investigation by, or has received any request for information from;

       (b) received, nor so far as the Warrantors are aware, is it likely to receive any process, notice or communication, formal or informal by or on behalf of;

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       (c)    been or is a party to, or is or has been concerned in, any agreement or arrangement in respect of which an application for negative clearance and/or exemption has been made to the Office of Fair Trading, the Competition Commission, the Secretary of State, the European Commission or any other governmental or other authority, department, board, body or agency of any country having jurisdiction in anti-trust or similar matters in relation to its business.

24.3 The Company has not received notice that it is a party to an agreement or arrangement which is void and unenforceable (in whole or in part) or may render the Company liable to proceedings under any legislation referred to above.

25.    Compliance with laws

25.1 So far as the Warrantors are aware, each Group Company has conducted and is conducting its business in accordance with all applicable laws and regulations whether of the United Kingdom or elsewhere.

25.2 The Company is not subject to any investigation, enquiry or enforcement proceedings or other process by any governmental, administrative or regulatory body or agency and the Company is not in breach of any order, decree, or judgement of any court of any governmental or regulatory authority (whether of the United Kingdom or elsewhere).

25.3 The Company does not carry on (and has not, at any time when not an authorised person under Chapter III Financial Services Act 1986 or
       Section 98(a) Friendly Societies Act 1992 carried on) investment business in the United Kingdom within the meaning of Section 1 Financial Services Act 1986.

25.4 The Company has not received notice that it has not done nor omitted to do anything which is contrary to the Trade Description Act 1968 or the Consumer Protection Act 1987 or any secondary legislation enacted thereafter.

26.    Litigation and disputes

26.1 Except for actions to recover any debt incurred in the ordinary course of the business owed to any Group Company where each individual debt and its costs outstanding amounts to less than (Pounds)20,000:

       (a) no Group Company is engaged, and during the 2 years preceding the date of this Agreement has been engaged, in any litigation, arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise;

       (b)    no litigation, arbitration, administrative or criminal proceedings

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              by or against any Group Company are threatened or expected and, as far as the Warrantors are aware, none are pending;

       (c) there are no proceedings, processes, or disputes pending or threatened by or against the Company and the Company is not aware of any circumstances which are likely to give rise to any such proceedings, processes or disputes.

26.2 No Group Company is subject to any order or judgement given by any court or governmental or other authority, department, board, body or agency or has not been a party to any undertaking or assurance given to any court or governmental or other authority, department, board, body or agency which is still in force.

Assets

27.    Ownership and condition of assets

27.1 Each of the assets included in the Accounts or acquired by any Group Company since the Accounts Date (other than the Properties and current assets subsequently disposed of or realised in the ordinary course of business) is owned both legally and beneficially by a Group Company free from any third party rights and, if capable of possession, is in the possession of that Group Company.

27.2 Each item of plant and machinery, vehicle and office equipment used by each Group Company at the date of this Agreement is in satisfactory working order, has been regularly maintained and is capable of doing the work for which it was designed or purchased.

27.3 No Group Company has acquired, or agreed to acquire, any asset on terms that title to that asset does not pass until full payment is made or all indebtedness incurred in connection with the acquisition is discharged.

27.4 The assets owned by each Group Company, together with all assets held under hire purchase, lease or rental agreements which are contained in the Disclosure Letter, comprise all assets necessary for the continuation of the business of each Group Company as it is currently carried on.

27.5 All vehicles owned, leased or used by the Company have been regularly maintained and, where relevant, have up to date MOT certificates and are appropriately licensed.

27.6 The stocks held by the Company are not excessive and are adequate in relation to the current trading requirements of the Company, and so far as the Warrantors are aware, none of the stock is obsolete, unusable or of limited value in relation to the current business of the Company.

28.    Charges and encumbrances over assets

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28.1   No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the shares or the whole or any part of the undertaking or assets of any Group Company, including any investment in any other Group Company, is outstanding other than as set out in Schedule 7 and, apart from this Agreement, there is no agreement or commitment to give or create any of them and no claim has been made by any person to be entitled to any of them.

28.2 No floating charge created by a Group Company has crystallised and there are no circumstances likely to cause such a floating charge to crystallise.

28.3 No Group Company has received notice from any person intimating that it will enforce any security which it may hold over the assets of any Group Company, and there are no circumstances likely to give rise to such a notice.

29.    Intellectual Property

29.1   All Group Company Intellectual Property is either:

       (a) in the sole legal and beneficial ownership of the Company or the Subsidiaries which uses it, free from all third party rights of ownership, licences, charges or other encumbrances; or

       (b) the subject of binding, subsisting and enforceable licences from third parties in favour of the Company or the Subsidiaries (as the case may be) which uses it:

              (i) of which no notice to terminate has been received or so far as the warrantors are aware sent;

              (ii) all parties to which, so far as the Warrantors are aware, have fully complied with all obligations in those licences; and

              (iii) in relation to which no disputes have arisen; and

              (iv)  a copy of which has been disclosed to the Purchaser.

       and in either case nothing has been done or omitted to be done whether by the Company or as far as the Warrantors are aware which would jeopardise the validity, enforceability or subsistence of any Company Intellectual Property or any such licences.

29.2 The Warrantors are not aware nor have they or any Group Company received any notice or allegation, whether written or otherwise, that the carrying on of the business of the Company or of any of the Subsidiaries in the manner in which it was carried on immediately

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        before the date of this Agreement infringes or conflicts with any
        Intellectual Property of any third party or breaches any obligations of confidence owed by the Company or any of the Subsidiaries to any third party or gives rise to any liability on the part of the Company or any of the Subsidiaries to pay any royalty or any sum in the nature of a royalty or to a liability to pay compensation pursuant to any applicable legislation. Without prejudice to the generality of the foregoing, the Warrantors warrant that the Evolution ovens developed and currently marketed by the Company:

        (a)     do not cook food by directed hot air impingement;

        (b) maintain air circulation at a constant non-variable rate after switch-on;

        (c) do not contain plenums containing metal (other than the plenum housing and heating elements) which functions substantially as heat-sink during operation;

        (d)     do not contain temperature sensing means located in the plenum;

        (e) do not contain auxiliary catalytic converters on the exhaust air; and

        (f) contain one waveguide per magnetron, there being more than one magnetron.

29.3 Any Company Intellectual Property which is capable of registration has been registered in the name of either the Company or one of the Subsidiaries or is the subject of an application for registration in the name of the Company or one of the Subsidiaries. Schedule 11 contains a complete and accurate list of all the registered Intellectual Property, which are owned by the Company or any of the Subsidiaries either legally or beneficially, and details of the type of Intellectual Property each registration/application relates to, a description of each registration/application, the registration/application number of each registration/application, and the proprietorship and current status of each registration/application the current status of those registrations/applications. All the Intellectual Property set out in
        Schedule 11 is subsisting.

29.4    In the case of those registrations of Intellectual Property set out in
        Schedule 11, all renewal fees have been paid and renewals made by their due date and all such other actions necessary to preserve and maintain such registrations have been taken;

29.5 In the case of those registrations, set out in Schedule 11, being trade marks each is presently used by either the Company or at least one of the Subsidiaries and has not been abandoned:

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29.6    In the case of those pending applications for Intellectual Property set out in Schedule 11, the Warrantors are aware of no fact or matter why any such applications should not proceed to valid grant and all prosecution and other fees relating to the same have been paid in full and in time;

29.7 So far as the Warrantors are aware there exists no fact or matter which might make any of the Group Company Intellectual Property (whether registered or not) invalid and/or unenforceable.

29.8 So far as the Warrantors are aware, none of the Company Intellectual Property is subject to any attack or challenge or claim of invalidity by or of any other person.

29.9 No licence, security interest, option, lien, assignment or other rights or encumbrances have been granted or agreed to be granted or other agreements entered into or agreed to be entered into imposing restrictions on the Company's or any Subsidiary's rights to use the Company Intellectual Property.

29.10 The Warrantors are not aware nor have they or any Group Company received any notice or allegation, whether written or otherwise, that any Company Intellectual Property is being infringed.

29.11 So far as the Warrantors are aware, none of the subject matter of any of the Company Intellectual Property is subject to any claims by any third parties arising under sections 77-80 of the Copyright, Designs and Patents Act 1988 or under similar legislation in any part of the world.

29.12 Except in the ordinary course of business and on a confidential basis, no disclosure has been made (and nor is any Group Company currently obliged to make any such disclosure in the future) of any of the confidential information, know-how, technical processes, financial or trade secrets or customer or supplier lists of the Company or any Subsidiary.

29.13 Neither the Company nor any of the Subsidiaries is a party to any agreement which imposes on it a material restriction on the use or disclosure of any information.

29.14 Any names used by the Company or any of the Subsidiaries other than their corporate names are contained in the Letter.

29.15 Neither the Company, nor any of the Subsidiaries nor any of their servants, agents or officers have made any threat to bring proceedings for infringement of any Intellectual Property which is actionable by virtue of any applicable legislation.

29.16 So far as the Warrantors are aware no licence or assignment of Intellectual Property granted to the Company or any of the Subsidiaries

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        is determinable by such third party by virtue of the change in control of the Company or the Subsidiaries occasioned by this Agreement.

30.     Data Protection Act

30.1 All Group Companies have at all relevant times complied in all respects with the provisions of the Data Protection Act 1984 ("the 1984 Act") and the Data Protection Act 1998 ("DPA") and the data protection principles contained in the 1984 Act and the DPA and any requests from data subjects for access to data held by it.

30.2 The Company has not received any notice, letter or communication from the enforcement bodies under the 1984 Act or the DPA nor is the Company obliged to pay any individual compensation under the 1984 Act or the DPA.

30.3 Details of the procedures the Company has in place to ensure compliance with the DPA are set out in the Disclosure Letter.

Employment

31.     Directors and employees

31.1 Complete and accurate particulars of the terms and conditions of employment of all employees of each Group Company, including the date of commencement of their continuous period of employment, notice period, date of birth and full particulars of remuneration and material benefits are contained in the Disclosure Letter.

31.2 Each Group Company has maintained up-to-date, adequate and suitable records regarding the service and terms and conditions of employment of each of its employees.

31.3 No Group Company is a party to any consultancy agreement, any agreement for management services or any contract of services with any director.

31.4    Since the Accounts Date there has been:

        (a) no material alteration in the terms of employment or any material change in the number of employees employed by any Group Company; or

        (b) no material increase in any fees, remuneration or benefits paid or payable to any officer or employee of any Group Company, nor are any negotiations for any such increase current or likely to take place in the next 6 months.

31.5 No officer or employee of any Group Company is remunerated on a profit-sharing, bonus or commission basis.

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31.6    Other than salary for the current month and accrued holiday pay, no amount is owing to any present or former officer or employee of any Group Company.

31.7 There is no share option or share incentive scheme in operation by or in relation to any Group Company for any of its officers or employees nor has the introduction of such a scheme been proposed.

31.8 So far as the Warrantors are aware there are no claims capable of arising or pending or threatened by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

31.9    Save as provided for or taken into account in the Accounts:

        (a) no claim or liability to make any payment of any kind to any person who is or has been an officer or employee has been received or so far as the Warrantors are aware, incurred by any Group Company whether under the Employment Rights Act 1996, Sex Discrimination Act 1975, the Race Relations Act 1976 and the Disability Discrimination Act 1995; and

        (b) no gratuitous payment of a material amount has been made or promised by any Group Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former officer or employee.

31.10 No officer or employee of any Group Company has given notice or is under notice of dismissal nor are there any service contracts between any Group Company and its officers or employees which cannot be terminated by the relevant Group Company by 12 weeks notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment).

31.11   No Group Company has, in contravention of the Companies Act 1985:

        (a) entered into any arrangement involving the acquisition of non-cash assets from or disposal to;

        (b) granted any loan or quasi-loan to or entered into any guarantee or credit transaction with; or

        (c) provided any security in connection with any loan, quasi-loan or credit transaction to or with any director or person connected with a director within the meaning of the Companies Act 1985.

31.12 No person employed by the Company has been dismissed at any time in the 3 months preceding Completion.

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31.13   No persons have been offered employment commencing after the date of
        Completion who would earn a basic salary of more than (Pounds)30,000 p.a. in aggregate.

31.14 No Employee, officer, worker or consultant will be entitled by reason of this transaction to any one-off payment or similar, or to terminate his service with the Company on other than his normal contractual terms.

31.15 No persons working or who have worked for the Company under contracts of employment or contracts for services in the last 6 years have issued or threatened to issue any court, employment tribunal or other proceedings against the Company or any officer or employee thereof which actual or threatened proceedings (including any appeal) remain unresolved at the date of this Agreement.

31.16 No contracts of employment or contracts for services in with the Company contain any pay in lieu of notice clauses or liquidated damages clauses or any other provision whereby this transaction triggers or otherwise brings about any change to such contracts.

31.17 There are no enhanced redundancy payment or other severance schemes or practices conferring any entitlements on any Employees, workers or officers of the Company.

31.18 In the 12 months preceding this Agreement there has in relation to the Company been no recommendation made by an employment tribunal nor any investigation by any body responsible for investigating or enforcing matters relating to sex, race or disability discrimination.

31.19 In the 12 months preceding the date of this Agreement no improvement or prohibition notice has been served on the Company by any body responsible for Health and Safety.

31.20 The Company has complied with all its obligations (if any) owed under the Trade Union and Labour Relations (Consolidation) Act 1992 and the TUPE Regulations 1981 (as amended).

31.21 All Employees have received a written statement of particulars of employment as required by Section 1 Employment Rights Act 1996 to the extent they are so entitled.

31.22 The Company has complied with the requirements of the Working Time Regulations 1998 in relation to its Employees and workers. No Employee or worker of the Company has working time exceeding 48 hours per week on average over any 17 weeks.

31.23 So far as the Company is aware there are no terms or conditions under which any officer, worker or Employee is employed, nor so far as the Company is aware has anything occurred or not occurred prior to Completion that may give rise to any claim for sex discrimination, race

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        discrimination, disability discrimination or equal pay either under domestic United Kingdom, European Law or the laws of any other jurisdiction to the extent applicable whether by such officer, worker or Employee or a prospective officer, worker or Employee or otherwise.

31.24 The Company has not entered into any agreement which may involve it acquiring any undertaking or part undertaking such that the TUPE Regulations 1981 (as amended) may apply thereto.

31.25 The Company has taken every reasonable step to ensure that records held in respect of the Employees comply with the requirements of the Data Protection Acts 1984 and 1998 in respect of the United Kingdom and in respect of any other jurisdiction any laws relating to the use, control and dissemination of information and records relating to employees.

31.26 Within the 6 months prior to Completion no Employee, officer or worker has made any protected disclosure under the Public Interest (Disclosure) Act 1998 in relation to the Company.

32.     Industrial relations

32.1 No Group Company is a party to any contract, agreement or arrangement with any trade union or other body or organisation representing any of its employees.

32.2 No dispute has arisen between any Group Company and a material number or category of its employees nor are there any present circumstances known to the Warrantors which are likely to give rise to any such dispute.

32.3 No training schemes, arrangements or proposals exist nor have there been any such schemes, arrangements or proposals in the past in respect of which a levy may become payable by any Group Company under the Industrial Training Act 1982.

33.     Pensions

33.1 Save for the Disclosed Schemes 6, no Group Company has any plans, schemes or arrangements in relation to death, disability or retirement of any of its current or past directors or employees.

33.2    In this Section 33, "Disclosed Schemes" means each of the following:

        (a)     "Scheme 1" means the Sun Life Group Money Purchase (Contracted
                Out) Scheme (Ref: 81491);

        (b) "Scheme 2" means the Sun Life Group Personal Pension Scheme (Ref: 892167);

        (c)     "Scheme 3" means the Standard Life Group Money Purchase

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              Scheme (Ref: H190890) and

       (d)    "Scheme 4" means the Group Long Term Disability Insurance Scheme;

       (e) "Scheme 5" means the scheme insured with Legal and General and providing death in service benefits at between 2 and 4 times salary.

33.3 Save pursuant to the Disclosed Schemes, the Vendors and the Group Companies are under no obligation or commitment nor are party to any custom or practice to pay, provide or contribute towards the provision of any "relevant benefits" within the meaning of section 612 of ICTA or any other death, retirement, sickness or disability benefits to or in respect of any person and has not at any time participated in or contributed towards any scheme or arrangement which has or had as its purpose or one of its purposes the provision of any such benefits (other than schemes which have been fully wound up).

33.4 Neither the Vendors nor the Group Companies have made or proposed nor will before Completion make or propose any voluntary or ex gratia payments to any person in respect of any relevant or other benefit referred to in paragraph 33.1.

33.5 Copies of an up to date list of beneficiaries with all relevant data in respect of them, all policies and contracts including premium details effected with any insurance company and details of contributions payable by any Group Company and all documents containing the provisions currently governing the Disclosed Schemes are attached to the Disclosure Letter and these are true and accurate.

33.6 All due contributions and expenses including professional fees in respect of the Disclosed Schemes payable by the Vendors and any Group Company have been properly paid as they have fallen due.

33.7 All contracts of insurance relating to the Disclosed Schemes are enforceable and there is no ground on which the insurers might avoid liability under them. All premiums payable under such contracts of insurance have been properly and timeously paid. Without limitation to the foregoing, all lump sum and pension benefits (other than refunds of contributions with interest where appropriate) payable in the event of a member's death in service are fully insured and secured on normal terms with a reputable insurance company which is carrying on ordinary long-term insurance business in the United Kingdom or any other member state of the European Union (and which is, in each case, authorised to do so by the competent authority of the relevant member state) and no special terms including as to premiums in relation to any such contract of insurance have been imposed.

33.8   The Disclosed Schemes have, where appropriate, at all times been

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       operated in all material respects in accordance with the requirements of the Inland Revenue for exempt approval under Chapter IV of Part XIV of ICTA, the requirements of the governing documentation of the Disclosed Schemes and all applicable domestic laws and laws of the European Union. All employers participating in the Disclosed Schemes have observed and performed in all material respects all obligations applicable to them under the Disclosed Schemes' documentation.

33.9 No outstanding claim action complaint or investigation has been made or threatened against the Vendors, any Group Company or the trustees or administrators of the Disclosed Schemes or against any person whom any Group Company or those trustees or administrators is/are or may be liable to indemnify or compensate, in respect of or involving any act, event, omission or other matter arising out of or in connection with the Disclosed Schemes (other than routine claims for benefit). After making due and careful enquiries the Vendors are not aware of any circumstances which may give rise to any such claim. No indemnities have been given to any person in connection with the Disclosed Schemes under which any Group Company or the trustees of any of the Disclosed Schemes may be liable.

33.10 Scheme 1, Scheme 2 and Scheme 3 provide only money purchase benefits for beneficiaries and neither the Group Company nor the Vendors have given any promise or assurance (oral or written) to any beneficiary that his or her benefits under the Scheme 1, Scheme 2 or Scheme 3 will be calculated wholly or partly by reference to any person's remuneration or will constitute (approximately or exactly) any particular amount.

33.11 All membership and administration records of the Disclosed Schemes have been fully and properly compiled in all material respects so as to enable the benefits and prospective benefits payable in respect of all beneficiaries of the Disclosed Schemes to be accurately calculated.

33.12 There are no outstanding expenses or liabilities arising out of the termination or winding up of Scheme 1 for which any Group Company is or could be liable.

Property

34.    Title

34.1

       (a) The Property comprises all of the property presently owned, occupied, held, controlled or otherwise used by any Group Company and all of the estate, interest, right and title whatsoever of any Group Company in respect of any land or premises (including interests in the nature of options and rights

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              in the nature of contractual licences) and a Group Company is in actual and exclusive occupation of the Property.

       (b) The particulars of the Property set out in Schedule 5 are true and correct.

34.2   The title of each Group Company to the Property is good and marketable.

34.3 The Property is occupied or otherwise used by a Group Company under the Lease, the terms of which permit its occupation or use as tenant and not under any provision allowing the parting of or sharing of possession with group or associated companies and there are no outstanding circumstances which would restrict the continued possession and enjoyment of the Property or any part of it.

34.4 All deeds and documents necessary to prove title to each Property are in the possession and control of the Group Companies and consist of original deeds and documents or properly examined abstracts.

34.5 No person is in adverse possession of any Property or has acquired or is acquiring any rights or overriding interests (as defined by Section 70, Land Registration Act 1925) adversely affecting any Property.

34.6 No Group Company has had occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation and there are no disputes, claims, actions, demands or complaints in respect of the Property which are ongoing nor are any disputes, claims, actions, demands or complaints anticipated and no notices materially affecting the Property have been given or received and not complied with.

35.    Encumbrances

35.1 The Property is not subject to any outgoings other than business rates, water rates, insurance premiums, rent, insurance rent and service charges and all outgoings have been duly paid to date and none is in dispute.

35.2 The Property is free from any mortgage, debenture, charge, rent charge, lien or other encumbrance securing the repayment of monies or other obligation or liability of the Group Companies and the Vendors or any other person.

35.3 So far as the Warrantors are aware the Property is not subject to any matter (other than those contained in the title deed supplied to the Purchaser or its solicitors prior to the date of this Agreement) which adversely affect its proper use and occupation for the purposes of the business, as structured and carried on prior to the date of this Agreement, of the Group Companies.

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

35.4 Where any such matters as are referred to in paragraph 35.2 and 35.3 above have been disclosed, the obligations and liabilities imposed and arising under them have been fully observed and performed and any payments in respect of them due and payable have been duly paid.

35.5 The Company's interest in the Property is not subject to any option, right of pre-emption or right of first refusal.

35.6 So far as the Warrantors are aware, he Property is not subject to any Local Land Charges or other matters which are capable of registration as such against the Property and has not been so registered.

35.7 There are no claims, disputes or outstanding orders or notices affecting the Property (whether served by a landlord, local authority, local planning authority or other body or person) and none are anticipated.

36.    Planning matters

36.1 The use of the Property is a lawful and permitted use for the purposes of the Planning Acts.

36.2 All consents applicable to the use of the Property are either unconditional or are subject only to conditions which have been satisfied or are subject to continuing conditions all of which have been and are being duly complied with and which are not onerous. No consents are personal or for a limited period only.

36.3 Planning permission has been obtained in respect of all development of the Property carried out by the Company and any subsequent alteration, extensions or other improvement of the same, and no such planning permission has been revoked, modified or suspended or remains unimplemented in whole or in part, and no application submitted by the Company for planning permission in relation to the Property) is either awaiting decision or the subject of any appeal.

36.4 All necessary bye law consents, building regulation consents and other statutory permissions and approvals have been obtained and complied with in respect to all development, alterations and improvements to the Property carried out by the Company.

36.5 The Company has not been notified of) any breaches of planning control, listing building control, conservation area control or other regulatory schemes imposed by the Planning Acts, or regulations made thereunder, or the Building Act 1984 or regulations (or other secondary legislation made thereunder) with respect to the Property by any of the Group Companies.

36.6 Compliance is being made and has at all times been made with all agreements, relating to the Property made under Section 106 Town and Country Planning Act 1990, Section 38 Highways Act 1980, Section

       33 Local Government (Miscellaneous Provisions) Act 1982 or Section 111 Local Government Act 1972.

37.    Statutory obligations

37.1 So far as the Warrantors are aware, each Group Company has complied with and is continuing to comply with all applicable statutory and by- law requirements with respect to the Property, and in particular with the requirements as to fire precautions under the Fire Precautions Act 1971 and under the Public Health Acts, the Offices, Shops and Railway Premises Act 1963, the Health and Safety at Work Act 1974, the Factories Act 1961 and the Shops Acts 1950 to 1956, the Food Premises (Registration) Regulations 1981 and Food Safety Act 1990.

37.2 There is no outstanding and unobserved or unperformed obligation with respect to the Property necessary to comply with the requirements of any competent authority exercising statutory or delegated powers.

37.3 There are not in force or required to be in force any licences whether under the Licensing Act 1964 or otherwise which apply to the Property or the present use of the Property for the purpose of the business of the Group Companies.

37.4 No notices, orders, proposals, applications affecting or relating to the Property have been served or made by any authority or by the Group Companies or the Vendors and, so far as the Vendors are aware, there are no circumstances which are likely to result in any being served or made.

37.5 A fire certificate has been issued in respect of the Property where requisite and the Property comply with the fire regulations and has sufficient right of escape in the event of fire or other emergency.

38.    Adverse orders

38.1 So far as the Warrantors are aware, there are no closing, demolition or clearance orders, enforcement notices or stop notices affecting the Property nor are there any circumstances likely to lead to any being made.

38.2 So far as the Warrantors are aware, there are no compulsory purchase notices orders or resolutions or blight notices affecting the Property nor are there any circumstances likely to lead to any being made.

39.    Leasehold properties

39.1 The Lease is valid and in full force and there are no circumstances which would entitle the landlord or other person to exercise any power of entry or take possession of the Property other than as set out in the Lease.

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

39.2 Each Group Company has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in any Lease to which it is a party, and the last demands (or receipts for rent if issued) were unqualified.

39.3 All licences, consents and approvals required from the landlords and any superior landlords for the grant of the Lease and during the continuance of the Lease have been obtained and any covenants on the part of the tenant contained in those licences, consents and approvals have been duly performed and observed.

39.4   There are no rent reviews outstanding or in progress under the Lease.

39.5 Any alteration or improvement carried out on the Property is to be disregarded for rent review purposes.

39.6 The sale of the Shares will not constitute an assignment or other dealing in respect of the Property under the terms of the Lease.

39.7 No notices have been served on the Company by any Landlord in respect of the Lease or the Property under the terms of the Lease.

39.8 There is not outstanding or unobserved or unperformed any obligation necessary to comply with any notice or other requirement given by any Landlord in respect of any the Property.

39.9 There are no side letters, collateral assurances, undertakings or concessions which have been made by any party to the leases under which the Group Companies occupy the Property.

39.10 There is no obligation to reinstate the Property by removing or dismantling any alteration or improvements made to it by the Group Companies.

40.    Condition of the Properties

40.1 There are no disputes with any adjoining or neighbouring owner with respect to boundary walls and fences or with respect to any easement, right of or means of access to the Property.

40.2 Neither the Group Companies nor the Vendors have had occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation.

40.3 The Property enjoys mains services of water foul and surface water drainage, electricity and gas.

40.4 So far as the Warrantors are aware, there has been no flooding, subsidence, heave or significant structural or drainage defect affecting the Property during the Company's ownership.

40.5 No deleterious building material or method of construction not in accordance with currently accepted good building practice has been used in the alteration or repair of the Property by the Company.

40.6 The Group Companies and the Vendors are not expecting to have to expend any sum of money in respect of the Property in the near future.

41.    Tenancies

       There is no lease, underlease, tenancy or licence affecting the Property.

42.    Other involvement in relation to Property

42.1   The Group Companies have not at any time:

       (a) had vested in them (whether as an original tenant or undertenant or as an assignee, transferee or otherwise) any freehold or leasehold property other than the Property; or

       (b) given any covenant or entered into any agreement, deed or other document (whether as a tenant or undertenant or as an assignee, transferee, guarantor or otherwise) in respect of any freehold or leasehold property in respect of which any contingent or potential liability remains with the Group Companies.

43.    Amana matter

43.1 So far as each of the Warrantors is aware all of the material written information in relation to the Amana matter (being the matter referred to in the Amana Statement) in the possession of each Warrantor or of which he is aware has been provided to the Purchaser by each Warrantor and is included in the Disclosure Bundle.

43.2 The facts and statements contained in the Amana Statement are honestly believed by each of the Warrantors to be true and accurate.

44.    Preliminary enquiries

       So far as Warrantors are aware all replies to the preliminary enquiries in relation to the Property raised by the Purchasers solicitors are true, complete and accurate in all material respects.

                                   Schedule 5

                          (Particulars of the Property)

Address              Date and parties          Term of Lease                Current rental                    Rent reviews
Station Road West    Beverley John Boag        Twenty years from and        (Pounds)150,000 per annum until   15 December 2001 and
Ash Vale             and Merrychef Limited     including 15 December        13 December 2001 and              15 December 2006
Aldershot                                      1991                         then (Pounds)140,150 and then
Hampshire                                                                   subject to review
GU12 5XA

                                   Schedule 6

                              (Current Pension and
                               Disability Schemes)


1.     Group Personal Pension Plan with AXA Sun Life (Ref: 892167).

2.     Sun Life Group Money Particular (Contracted Out) Schemes (Ref 81491).

3. Standard Life Group Money Purchase Scheme - for the benefit of J. Keywood, R. Gale, P. Hall and R. Edwards.

4.     Long Term Disability Scheme - insured with Unum Limited.

5.     Death in service benefits scheme with Legal and General.

                                   Schedule 7

                                    (Charges)

Company     Description  Date of       Date of       Amount Secured     Chargee
                         Charge        Registration

Merrychef   Composite    20 December   27 December   All monies due     Bank of
Holdings    Guarantee    1996          1996                             Scotland
Limited     and
            Debenture

            Composite    20 December   3 January     All monies due     3i plc
            Guarantee    1996          1997
            and
            Debenture


            Deed         28 July 1997  5 August      All indebtedness,  The Bank
            Assignment                 1997          liabilities and    of
            of Keyman                                obligations due    Scotland
            Life
            Policies




Company     Description  Date of       Date of       Amount Secured     Chargee
                         Charge        Registration

Elvadene    Composite    20 December   27 December   All monies due     Bank of
Limited     Guarantee    1996          1996                             Scotland
            and
            Debenture

            Composite    20 December   3 January     All monies due     3i plc
            Guarantee    1996          1997
            and
            Debenture




Company     Description  Date of       Date of       Amount Secured     Chargee
                         Charge        Registration

Merrychef   Composite    20 December   27 December   All monies due     Bank of
Limited     Guarantee    1996          1996                             Scotland
            and
            Debenture

           Composite    20 December   3 January     All monies due      3i plc
           Guarantee    1996          1997
           and
           Debenture




Company    Description  Date of       Date of       Amount Secured      Chargee
                        Charge        Registration

Twilight
Band       Deed         26 January    11 February   (Pounds)50,000 due  Elvadene
Limited                 1983          1983          from the company    Limited
                                                    to the chargee
                                                    supplemental to a
                                                    debenture dated
                                                    19 August 1977

                                   Schedule 8

                                  Tax Schedule

1.     Definitions and interpretation

1.1 In this Agreement, unless the context otherwise requires, the following words have the following meanings:

        "Claim for Taxation"     any notice, demand, assessment, letter or other
                                 document issued or action taken by any Tax
                                 Authority or any person (including any Group
                                 Company) indicating that any person is or may be placed or sought to be placed under either a Liability to Taxation or a claim for Taxation to which paragraph 3 may apply;

        "ICTA"                   the Income and Corporation Taxes Act 1988;

        "Liability to Taxation"  (a)   any liability to make a payment of or in
                                       respect of Taxation regardless of whether such Taxation is chargeable or attributable directly or primarily to a Group Company or to any other person;

                                 (b) the loss of any Relief which would (were it not for the loss) have been available to any Group Company and which has been treated as an asset in preparing the Accounts or taken into account in computing (and so reducing) or obviating any provision for deferred taxation which appears in the Accounts (or which, but for the availability or presumed availability of such Relief prior to its loss, would have appeared in the Accounts); and

                                 (c) the setting off against any liability to Taxation or against Profits earned, accrued or received on or before Completion of any Relief which arises in respect of any period after Completion or in respect of any Transaction effected on or after Completion in circumstances where, but for the setting off, any Group Company would have had a liability to Taxation in respect of which the Warrantors would have been liable under the Covenant for Taxation;

"Profits"             income, profits and gains, the value of any supply and any other consideration, value or receipt used or charged for Taxation purposes and references to "Profits earned, accrued or received" means income and profits (excluding chargeable gains) earned, accrued or received or deemed to have been earned, accrued or received and chargeable gains realised or deemed to have been realised for Taxation purposes;

"Purchaser's Relief"  a Relief falling within the definition of Liability to Taxation;

"Relief" any relief, loss, allowance, exemption, set-off, deduction or credit in computing or against Profits or Taxation or any right to repayment of Taxation and references to the "loss of any Relief" include the loss, reduction, counteraction, disallowance, setting-off against Profits, crediting against a liability to make an actual payment of Taxation or failure to obtain a Relief and "lose" and "lost" shall be construed accordingly;

"Taxation"            all forms of taxation and statutory, governmental, supra
                      governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies in the nature of taxation (including withholdings and deductions), whether of the United Kingdom or elsewhere in the world, whenever imposed and however arising other than any taxation arising from the occupation of property and all penalties, fines, and interest, together with the cost of removing any charge or other encumbrance, relating thereto and "Tax" shall be construed accordingly

"Tax Authority"     any taxing or other authority, body or official competent to administer, impose or collect any Taxation;

"Tax Claim"         a claim by the Purchaser against the Warrantors under the
                    Covenant for Taxation or that any of the Taxation Warranties is untrue or inaccurate in any respect or is misleading or, as the case may be, a claim by the Warrantors against the Purchaser under the covenant in paragraph 3;

"TCGA"              the Taxation of Chargeable Gains Act 1992;

"TMA"               the Taxes Management Act 1970;

"Transaction"       any transaction, arrangement deed, act, event, omission,
                    failure, payment or receipt of whatever nature and whether actual or deemed for Tax purposes and includes (without limitation) the execution and performance of the Agreement and reference to a Transaction occurring on or before any date shall be deemed to include the combination of two or more Transactions only the first of which shall have occurred on or before that date provided that there shall be disregarded:

                    (a) any Transaction which shall have occurred before Completion in the ordinary course of the Company's business; and

                    (b) any Transaction which shall have occurred after Completion outside the ordinary course of the Company's business;

"VATA"              the Value Added Tax Act 1994; and

"Warrantors"        R Houghton, JR Keywood, GPB Veal,

                                    SC Barker and N Thoneywork, details of whom are set out in Schedule 1;

        "Warrantor Associate"       any Warrantor and any other person with whom
                                    such Warrantor is either associated (within the meaning of section 417 ICTA) or connected (within the meaning of Section 839
                                    ICTA).

1.2 Without limiting the generality of the expression, references in this Tax Schedule to anything "in the ordinary and normal course of business" does not include:

        (a) a Transaction which results in a Group Company becoming liable for taxation for which it is not primary liable under the provisions of Section 767A.

        (b) the acquisition, disposal or supply or deemed acquisition, disposal or supply of any asset, service or facility (including a loan of money or the letting, hiring or licensing of tangible or intangible property) in a Transaction which is not entered into at arm's length for Taxation purposes;

        (c) the making of a distribution or deemed distribution or any other event which gives rise to an obligation to account for advance corporation tax (prior to 5 April 1999), the creation, cancellation or reorganisation of any share or a loan capital of any Group Company becoming or ceasing to be a member of a group of companies for any Taxation purpose;

        (d) the failure by any Group Company to deduct or account for Taxation from any payment;

        (e)   the disposal of a capital asset in excess of (Pounds)l0,000; and

        (f) any Transaction or a series of Transaction which includes, any step or steps having no commercial or business purposes apart from the reduction, avoidance or deferral of the liability for Taxation under Part XVII, ICTA (tax avoidance);

2.      Covenant for Taxation

2.1 Subject to paragraph 5 of this Schedule and of Clause 9 (but not Clause 9.2(a)) of the Agreement the Warrantors severally covenant and undertake to the Purchaser to pay to the Purchaser an amount equal to any Liability to Taxation of any Group Company:

        (a) arising from any Transaction effected or deemed to be effected on or before Completion;

        (b) in respect of, or by reference to, any Profits earned, accrued or received on or before Completion;

(c) any stamp duty by way of liquidated damages in respect of which there is a breach of warranty pursuant to paragraph 4 of this Tax Schedule;

(d) which would not have arisen but for the failure by any person who is or has been a Warrantor Associate to discharge a Liability to Taxation which falls upon such Warrantor Associate:

        (i) arising directly or indirectly from any Transaction effected or deemed to have been effected at any time by such Warrantor Associate; or

        (ii) in respect of any Profits earned, accrued or received at any time by such Warrantor Associate;

(e) any Inheritance Tax which is unpaid at the Completion and in respect of which the Inland Revenue has a charge on any of the shares or assets of a Group Company, or gives rise to a power to sell, mortgage or charge any of the shares or assets of that Group Company or which after the Completion Date becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company, being a liability in respect of Inheritance Tax payable as a result of the death of any person within seven years after a transfer of value (or a deemed transfer of value) if a charge on or power to sell, mortgage or charge any such shares or assets existed at the Completion or would have existed at Completion, if the death had occurred immediately before the Completion and the Inheritance Tax payable as a result thereof had not been paid;

(f) any liability of a Group Company to repay in whole or part any payment for group relief under Chapter IV, Part X, ICTA, advance corporation tax and Section 240, ICTA or a tax refund under Section 102, Finance Act 1989;

(g) arising as a direct result of the termination payment paid to Reece Houghton on 4 May 2000 under the terms of the Compromise Agreement dated 2 May 2000 and made between the Company and Reece Houghton but only to the extent that such liability to Taxation has not been accounted for by the Company and for the purposes of this Clause 2.1(g) only reference to Tax Disclosures 4.3 and 4.9 in calculating such additional liability to
        Taxation:

together with all costs and expenses reasonably and properly incurred by the Purchaser or any Group Company in connection with any such Liability to Taxation or Claim for Taxation or in bringing any claim or defending any action under the provisions of this Schedule.

2.2 Where the Warrantors become liable to make any payment under the Covenant for Taxation, the due date for the making of that payment shall be:

        (a) in a case that involves an actual payment of Taxation by any Group Company, the date that is two days before the last date on which the relevant Group Company is liable to pay to the appropriate Tax Authority the Taxation in question in order to avoid incurring a liability to interest or penalties or, if later, five days following a written demand from the Purchaser giving details of the payment of taxation in question;

        (b)     in the case of the loss of any Relief, on or before the later of
                (a) five days following the date when the Warrantors have been notified by the Purchaser of the amount of the loss of the Relief as certified by its auditors for the time being of the relevant Group Company (pursuant to paragraph 2.3 herein) and
                (b) five days before, the date on which Taxation which would otherwise have been saved but for the loss of Relief becomes due and payable or in the case of repayment of Taxation, the date on which such repayment would have been made but for the loss of Relief; or

        (c) in the case of costs and expenses, the date falling five Business Days following the date on which the Warrantors receive a written demand for such amount from the Purchaser.

2.3 In a case of a loss of any Relief, the amount (as certified by the auditors for the time being of the relevant Group Company) that is to be treated under the Covenant for Taxation as a Liability to Taxation shall:

        (a) be the amount of that Relief, if the Relief that was the subject of the loss was either a deduction from or offset against Taxation or a right to a repayment of Taxation;

        (b) be the amount of Taxation which has been saved in consequence of the setting off where the Relief that was the subject of the loss was a deduction from or offset against gross Profits, and the Relief was the subject of a setting off; and

        (c) in any other case where the Relief that was the subject of the loss was a deduction from or offset against gross Profits, be the amount of Taxation which would, on the basis of the rates of Taxation current at the date of the loss, have been saved but for the loss.

2.4     Gross payments

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

        Subject to Clause 2.5, all payments made by the Warrantors hereunder shall be made gross free from any rights of counterclaim or set off and without any deductions or withholdings of any nature save for such deductions or withholdings as are required by law.

2.5     Gross up

        If, in respect of or in connection with any Claim, or otherwise in connection with any payment made hereunder, any amount payable to the Purchaser by the Warrantors is subject to Taxation, the amount to be paid to the Purchaser by the Warrantors shall be such amount as will ensure that the net amount received by the Purchaser after such Taxation has been taken into account is equal to the full amount which would be payable to the Purchaser had the amount not been subject to Taxation, provided that this sub paragraph 2.4 shall not inure for the benefit of any assignee of the purchaser.

2.6     Additional tax

        If a payment under a Tax Claim is subject to Taxation in the hands of the Purchaser, the Warrantors shall within 7 days of notice in writing being served on it by the Purchaser pay to the Purchaser such amount as will ensure that the net amount received in respect of such payment after such Taxation is the same as it would have been were the payment not so subject to Taxation.

3.      Covenant to Warrantors

3.1 The Purchaser hereby covenants with the Warrantors to pay to the Warrantors an amount equal to any Taxation which is assessed on the Warrantors or on any Warrantor Associate (together with any costs and expenses incurred by the Warrantors or any Warrantor Associate in relation to such Taxation) where such Taxation arises as a result of or pursuant to either section 767A or section 767AA, ICTA by reason of Taxation assessed on or primarily or directly attributable to the Purchaser or any Group Company for any accounting period remaining unpaid provided that this covenant shall not apply to any Taxation in respect of which the Purchaser is entitled to bring a claim against the Warrantors under the Covenant for Taxation or would have been so entitled but for paragraph 5 below or Clauses 9.1, 9.2, 9.3(c)-(f) and
        9.4 of the Agreement (Limitations) except and to the extent that the Warrantors have paid such a claim to the Purchasers.

3.2 The Warrantors hereby covenant that they shall make no claim under paragraph 3.1 above to the extent that it has recovered the Taxation in question under section 767B(2), ICTA and that to the extent that it recovers any amount under paragraph 3.1 it shall not seek to recover payment under section 767B(2).

3.3     The provisions of paragraphs 2.2 (date of payment), 2.4 (grossing up),

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

        6 (repayment) and 9 (Claims Procedure) shall apply to this covenant as if references to the "Purchaser" were to the "Warrantors" (and vice versa), references to the "the Group Company" were also to the "Warrantors" and references to "Covenant for Taxation" were to the "covenant under paragraph 3".

4.      Tax Warranties

Stamp Duty

4.1 All documents which are required to be stamped and which are in the possession of or in the enforcement of any Group Company have been duly and sufficiently stamped.

4.2 Since the Accounts Date, no Group Company has incurred any liability to stamp duty reserve tax.

Records and compliance

4.3 Each Group Company has paid all Taxation which is due to be paid prior to the date hereof and made all withholdings and deductions in respect, or on account, of any Taxation from any payments made by it which it is obliged or entitled to make and has paid to the appropriate Tax Authority all amounts so withheld or deducted due to be paid prior to the date hereof.

4.4 Each Group Company has submitted all notices, returns and applications for clearances or consents required for Tax purposes and so far as the Warrantors are aware has provided complete and accurate information to any Tax Authority.

4.5 Each Group Company has kept and maintained complete and accurate records, invoices and other documents and information of whatever nature appropriate or requisite for Tax purposes.

4.6 There are no disputes, unsettled or outstanding assessments or appeals in respect of Taxation and no Group Company has within the last three years been subject to any enquiry, investigation or other dispute with any Tax Authority and so far as the Warrantors are aware there are no circumstances which have arisen before the date hereof which may give rise to such an enquiry or dispute.

4.7 No Group Company has within the last three years been liable to pay any interest, penalty, fine or sum of a similar nature in respect of Taxation nor, in relation to value added tax, has received any penalty liability notice, surcharge liability notice or other written notice or warning under the VATA.

4.8 In the past 6 years each Group Company has at all times been resident for Tax purposes in the jurisdiction identified as the Tax Residence in

        Schedule 2 and no Group Company has during the past six years paid and is not liable to pay Tax in any other jurisdiction.

4.9 Each Group Company has operated the Pay As You Earn ("PAYE") system accurately and correctly and has materially complied with all reporting obligations to the Inland Revenue and the Contributions Agency in connection with benefits provided for employees and former employees of each Group Company.

4.10 So far as the Warrantors are aware, no payment of, or on account of, income of a director, other officer, or employee of each Group Company has been made by an Intermediary. No agreement or arrangement has been entered into under which a payment of this kind will or might be an Intermediary in respect of which each Group Company may be liable under the PAYE system or any other system of payroll deduction of tax. In this paragraph, "Intermediary" means:

        (a) a person acting on a Group Company's behalf either at the expense of that Group Company or a person connected with that Group Company; or

        (b) a trustee holding property for persons who include, or a class of persons which includes, a director, other officer or employee of a Group Company;

        and for the purpose of paragraph (a) of this definition, "connected" has meaning given by section 839 of ICTA.

4.11 The Disclosure Letter contains details of all share options schemes and profit sharing schemes established by the Group Companies and in respect of which rights all subsist after Completion.

4.12 Each Group Company has materially complied with its obligations relating to Class 1 and Class 1A National Insurance Contributions, both primarily and secondary obligations.

VAT

4.13    Each Group Company:

        (a) is registered for the purpose of, and has complied in all material respects with, the VATA and is not subject to any conditions imposed or agreed with any Tax Authority; and

        (b) is not, and has not within the last three years been a member of a group for value added tax purposes under Section 43, VATA (groups of companies).

Customs duties

4.14 Each Group Company has made all necessary returns in relation to the collection and payment of customs duties, excise duties and other Taxes having an equivalent effect and has provided to any relevant Tax Authority all necessary information, returns and documentation and paid all amounts clue in relation to the same and within the prescribed time limits.

Balance sheet values

4.15 No Liability to Taxation will arise or be incurred on a disposal by any Group Company of any of its capital assets if disposed of in a single transaction for:

        (a) in the case of its assets owned at the Accounts Date,an aggregate consideration equal to the value attributed to those assets in preparing the Accounts; and

        (b) in the case of its assets acquired since the Accounts Date,an aggregate consideration equal to the consideration given for the acquisition.

Close company

4.16 No Group Company has at any time made any loan or advance or payment or given any consideration or effected any transaction falling within Sections 419 to 422 (inclusive), ICTA (loans to participators etc).

        Group transactions

4.17 Within the last six years no Group Company has been a member of a group of companies within the meaning of Section 170 TCGA (groups of companies), other than one of which the Group Companies were the only members.

Deductible expenses.

4.18 No Group Company has since the Accounts Date made or provided and is not under any legally binding obligation to make any payment of an income or revenue nature in excess of (Pounds)20,000 which will be prevented from being deductible for Tax purposes, whether as a deduction in computing the profits of a trade or as an expense of management or as a charge on income.

4.19 The accounting treatment adopted by each Group Company in its Accounts in relation to any loan relationship as defined in Section 81, Finance Act 1996 (meaning of "loans relationships" etc.) will be treated as an authorised accounting method for the purposes of Section 85, Finance Act 1996 (authorised accounting methods).

4.20 No Group Company has been a party to a loan relationship treated as being for an unallowable purpose within the meaning of Paragraph 13

        Schedule 9, Finance Act 1996 (loan relationships for unallowable purposes).

Dividends and distributions

4.21 No Group Company has at any time purchased, repaid or redeemed or agreed to purchase, repay or redeem its share capital, or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves, or otherwise issued any share capital or other security as paid up otherwise than by the receipt of new consideration within the meaning of Section 254, ICTA (interpretation of Part VI).

4.22 In the past 6 years no Group Company has entered into any Transaction or series of Transactions which includes, any step or steps having no commercial purposes apart from the reduction, avoidance or deferral of the liability for Taxation.

5.      Limitations on liability

5.1 The liability of the Warrantors under the Covenant for Taxation shall be reduced if and to the extent that the Liability to Taxation shall have been recovered under the Warranties or under any other part of the Covenant for Taxation (and vice versa).

5.2 The Warrantors shall not be liable to the Purchaser for a Tax Claim in respect of any Liability to Taxation or under the Warranties in respect of Taxation (which for the purposes of this paragraph 5 is additionally referred to as a Liability to Taxation):

        (a) to the extent that proper provision or reserve in respect of that Liability to Taxation was included in the Accounts or payment or discharge of it was taken in to account therein and is identified in the notes thereto;

        (b) to the extent that the Liability to Taxation arises or is increased as a result only of:

               (i)   any increase in rates of Taxation;

               (ii)  any change in law or in the published practice thereof;

               (iii) any change in the bases upon which the Accounts of the relevant Group Company are prepared or any change in accounting practice or principles except in either case in order to comply with generally accepted accounting principles; or

               (iv) any change in the date to which the relevant Group Company makes up its Accounts,

               made in any such case after Completion with retrospective
                effect.

        (c)     to the extent that such Liability to Taxation is:

                (i) upon income, profits or gains which were actually earned, accrued or received by a Group Company; or

                (ii) in consequence any Transaction carried out by a Group Company,

                in each case since the Accounts Date in the ordinary and normal course of the business of that Group Company;

        (d) to the extent that there is available to the relevant Group Company to relieve or mitigate such Liability to Taxation any Relief which is not a Purchaser's Relief;

        (e) to the extent that such Liability to Taxation would not have arisen but for a voluntary act or omission carried out or effected by the relevant Group Company at any time after Completion and which the Purchaser know or ought to have reasonably known would give rise to such liability to Taxation, other than any act or omission carried out or effected:

                (i) under a legally binding commitment created on or before Completion; or

                (ii) in the ordinary and normal course of the business carried on by that Group Company;

        (f) to the extent that such Liability to Taxation would not have arisen or would have been reduced but for a failure or omission on the part of the Group Company concerned after Completion to make any claim or election, the making or claiming of which was taken into account in computing the provision or reserve for Taxation in the Accounts and identified in the notes therein;

        (g) to the extent that the rate or average rate of any Taxation for any period which is applicable to the Company is increased as a result of the Group Companies becoming associated with the Purchaser or Companies in the same group as the Purchaser;

        (h) to the extent that the Liability to Taxation has been relieved or mitigated because the Warrantors have procured for no consideration a surrender of group relief, ACT or a right to repayment of Tax to the relevant Group Company.

5.3 For the avoidance of doubt the provisions of Clauses 9.1, 9.2, 9.3(c)-(f) and 9.4 of the Agreement shall apply to the Tax Schedule as if their terms were specifically set out herein.

6.      Repayment

        If the Warrantors shall make any payment to the Purchaser in relation to any Tax Claim and the Purchaser or any Group Company subsequently receives or is entitled to receive from any Tax Authority or any person (other than another Group Company or an employee of the Group Company) any amount referable to the subject matter of that Tax Claim, the Purchaser (if so required by the Warrantors and provided that the Purchaser notifies the Warrantors of their entitlement) shall take all necessary steps to recover the same and once it or any Group Company has received such amount, repay (after deducting the costs and expenses of the Purchaser or any Group Company incurred in recovering such amount and any Taxation payable on it or on any interest) to the Warrantors the lesser amount of:

        (a)     a sum equal to such amount; or

        (b) if lesser a sum equal to the Tax Claim paid by the Warrantors to the Purchaser,

        together with any interest paid to the Purchaser or that Group Company in respect of such sum.

7.      Over-provision and Reliefs

7.1 If the auditors for the time being of the relevant Group Company shall certify (at the request and expense of the Warrantors) that any provision for Taxation in the Accounts (excluding any provision for deferred taxation) has proved to be an over-provision, then the amount of such over-provision shall be dealt with in accordance with paragraph
        7.3 below.

7.2 If the auditors for the time being of the relevant Group Company shall certify (at the request and expense of the Warrantors) that any Liability to Taxation which has resulted in a payment having been made or becoming due from the Warrantors under the Covenant for Taxation will give rise to a Relief for any Group Company (other than a Purchaser's Relief) which would not otherwise have arisen, then as and when such Relief reduces a liability to make an actual payment of Tax (other than a liability for which the Purchaser would be entitled to bring a Tax Claim), the amount of that reduction shall be dealt with in accordance with paragraph 7.3 below.

7.3 Where it is provided under paragraphs 7.1 or 7.2 that any amount ("the relevant amount") is to be dealt with in accordance with this sub-clause:

        (a) the relevant amount shall first be set-off against any payment then due from the Warrantors under the Covenant for Taxation;

        (b) to the extent that there is an excess, a refund shall be made to the Warrantors of any previous payment made by the Warrantors under the Covenant for Taxation (to the extent not previously refunded under this paragraph 7) up to the amount of such excess; and

        (c) to the extent that the excess referred to in paragraph 7.3(b) above is not exhausted under that paragraph, the remainder of the excess shall be carried forward and set off against any future payment or payments which become due from the Warrantors under the Covenant for Taxation.

7.4 Where any certification referred to in paragraphs 7.1 or 7.2 has been made, the Warrantors or the Purchaser or the relevant Group Company may request the auditors (at the cost of the requesting party) to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification, and to certify whether such certification remains correct or whether the certified amount should be amended.

7.5 If the auditors certify under paragraph 7.4 that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of paragraph 7.3 as the relevant amount in respect of the certification in question in place of the amount originally certified, and such adjusting payment (if any) as may be required shall be made as soon as practicable by the Warrantors or (as the case may be) to the Warrantors to give effect to the revised certification.

8.      Tax Returns

8.1 The Warrantors or their duly authorised agent shall at the reasonable expense of the relevant Group Company prepare the corporation tax returns of each Group Company for all accounting periods ended on or before the Accounts Date to the extent that they have not been prepared prior to Completion.

8.2 The Purchaser shall procure that each Group Company shall cause the tax returns mentioned in paragraph 8.1 above to be authorised, signed and submitted to the relevant Tax Authority without amendment or with such amendments as the Warrantors shall reasonably agree provided that the Purchaser shall not be obliged to procure that any Group Company takes any such action as is mentioned in this paragraph 8 in relation to any tax return that is not true and accurate in all material respects.

8.3 The Warrantors or their duly authorised agent shall at the reasonable expense of the relevant Group Company prepare all documentation and deal with all matters (including correspondence) relating to the tax returns of each Group Company for all accounting periods ended on or prior to the Accounts Date and the Warrantors shall provide the Purchaser with copies of any correspondence relating to such tax returns prior to their submission and copies of any correspondence from the Inland Revenue. The Warrantors shall give the Purchaser a reasonable opportunity to comment on such correspondence prior to submission and shall take account of the Purchaser's reasonable comments. The Purchaser shall upon reasonable notice (having regard to the circumstances) being given by the Warrantors procure that the relevant Group Company shall afford such access to its books, accounts, records and personnel as is necessary and reasonable to enable the Warrantors or their duly authorised agent to prepare those tax returns and conduct matters relating thereto in accordance with the rights of the Warrantors under this paragraph.

8.4 The provisions of paragraph 8.3 shall be without prejudice to the rights of the relevant Group Company in relation to any audit or any enquiry resulting therefrom and if the Purchaser shall at any time become aware of a Claim for Taxation which may result in a Tax Claim, the Purchaser may at any time thereafter by notice in writing to the Warrantors notify that the provisions of paragraph 8.3 shall lapse, in which case the provisions of paragraph 9 (Claim Procedure) shall come into operation in accordance with its terms.

9.      Claims Procedure

9.1 Upon the Purchaser or any Group Company becoming aware of a Claim for Taxation which may result in a Tax Claim the Purchaser shall as soon as is reasonably practicable give written notice of that Claim for Taxation to the Warrantors or, as the case may be, shall procure that the Group Company forthwith give written notice of that Claim for Taxation to the Warrantors provided that the delivery of such notice is not a condition precedent to the liability of the Warrantors under the Covenant of Taxation.

9.2 The Purchaser shall subject to the Warrantors agreeing to indemnify and securing the Purchaser and/or the relevant Group Company to its reasonable satisfaction against all losses, costs, damages and expenses, including additional Taxation and interest on overdue Taxation, which may be incurred, further procure that the Group Company take such action, including assigning the conduct of the Claim to the Warrantors, and give such information and assistance in connection with the affairs of the relevant Group Company, as the Warrantors may reasonably and promptly by written notice request to avoid, resist, appeal or compromise the Claim for Taxation provided that neither the Purchaser or a Group Company shall be obliged to take any action required by Warrantors which could be reasonably be said to be frivolous or vexatious or which could materially adversely increase the Taxation

      Liability of the Tax Claim in question.

9.3 The Purchaser shall not be obliged to procure that the Group Company appeals against any tax assessment if, the Warrantors having been given written notice of the receipt of that Claim for Taxation in accordance with paragraph 9.1 above, the Group Company has not within 21 days (or, if there is a statutory time limit of not more than 30 days, within 10 business days before the expiry of such limit) thereafter received instructions in writing from the Warrantors, in accordance with the preceding provisions of this paragraph 9, to make that appeal or fail within that period to give the indemnity and security referred to in Clause 9.2.

9.4 The Warrantors shall procure that the Purchaser is promptly provided with copies of any correspondence from the Tax Authority and of any correspondence from the Warrantors to the Tax Authority prior to its submission to the Tax Authority, and shall give the Purchaser a reasonable opportunity to comment thereon prior to submission and account shall be taken of its reasonable comments to the extent that there might otherwise be a material adverse effect on the amount of tax payable by the Purchaser or any Group Company in respect of a period after Completion as compared with the provision for Taxation in the Accounts.

9.5 The Purchaser shall not be obliged to procure that any Group Company take any action under paragraph 9.1 above which involves contesting any matter before the any court or other applicable body unless the Warrantors furnish the Group Company with the written opinion of tax counsel of at least 7 years call to the effect that such contest will on the balance of probabilities be successful. Such tax counsel shall be instructed by the Warrantors at the Warrantors' expense but the Warrantors shall promptly provide the Purchaser with a copy of such instructions and give the Purchaser or its representative a reasonable opportunity to attend any conference with Counsel.

9.6 Clause 9.6 shall not apply if the Warrantor or the relevant Group Company has committed acts or omissions which constitute fraud.

10.   Miscellaneous

10.1 Any amount paid under this Schedule 8 shall be treated as an adjustment to the consideration paid by the Purchaser for the Shares under the terms of the Agreement.

10.2 The Purchaser will procure that each of the Group Companies co-operates with the Warrantors in making such surrenders of or claims for group relief and such claims for capital allowances as are reasonable required by the Warrantor, subject to the Purchaser being reasonably satisfied that there is no net cost to it or the Group Companies in doing so. If there is a dispute between the parties as to this Clause, the procedure for resolving disputes set out in Clause 9 of this Schedule shall adopt.

                                   Schedule 9

1.  In this Schedule:

    "Expert" shall mean a Chartered Accountant (acting as an expert and not as an arbitrator) nominated by 3i and the Purchaser or in the event of disagreement as to nomination appointed upon the application of either 3i or the Purchaser by the President for the time being of the Institute of Chartered Accountants for England and Wales;

    "Retention"                     shall mean the principal amount of
                                    (Pounds)500,000 to be placed on deposit in the Retention Account under Clause
                                    4.2(d)(ii)

    "Retention Account"             shall mean an interest bearing account in
                                    the joint names of the Purchaser's
                                    Solicitors and 3i's Solicitors, Addleshaw
                                    Booth & Co. of 60 Cannon Street, London EC4N
                                    6NP with NatWest Bank Plc, City of London
                                    Office, PO Box 12258, 1 Princes Street,
                                    London EC2R 8PA, sort code: 60-00-01,
                                    account number: .;

2. The operation of the Retention Account shall require the signature of both a partner in the Purchaser' Solicitors and a partner in 3i's Solicitors and the Retention (together with any accrued interest thereon) shall be released in accordance with terms of this Schedule and the letter of instruction signed for and on behalf of 3i and the Purchaser ("Instruction Letter").

3. The Purchaser shall within 60 days from the date hereof prepare or procure the preparation of a certified statement of all the Borrowings of the Group Companies (excluding those Borrowings listed at Clause 6.11) (the "Group Borrowings") as at Completion (the "Group Borrowings Statement") and deliver such statement to 3i (marked with the reference - "Case number: 16-8508130 at Apex Plaza, Forbury Road, Reading RG1 1AX.

4. If the Group Eorrowings Statement shall show there to be either no Group Borrowings or Group Borrowings of (Pounds)l00,000 or less or if the Purchaser fails to produce a Group Borrowings Statement within the 60 day period set out in paragraph 3 above the whole of the Retention together with accrued interest thereon shall as soon as reasonably practicable be released to 3i's Solicitors.

5.1 If the Group Borrowings Statement shall show there to be Group Borrowings in excess of (Pounds)l00,000 3i shall be entitled to appoint accountants to act on its behalf ("3i's Accountants") which accountants shall be entitled to have access to all working papers and other documentation necessary for the purpose of attempting to verify the Group Borrowings Statement. 3i's Accountants and the Purchaser shall endeavour to agree the Group Borrowings Statement. In the event that the Purchaser and 3i's Accountants are unable within 60 days of the date of receipt by 3i of such Group Borrowings Statement to agree the Group Borrowings figure as set out therein the matter shall be referred to the Expert whose determination shall be final and binding on 3i and the Purchaser.

5.2 In the event that the Group Borrowings Statement shall show there to be Group Borrowings of (Pounds)lOO,OOO or less (as agreed or determined (as the case may be)) the whole of the Retention together with accrued interest shall be released as soon as reasonably practicable to 3i, but if such Group Borrowings (as agreed or determined (as the case may be)) shall exceed (Pounds)l00,000 then there shall be released as soon as reasonably practicable to the Purchaser from the Retention Account a sum equal to 59% of such Group Borrowings together with interest accrued on such sum and the balance (if any) of the Retention together with accrued interest on such balance shall as soon as reasonably practicable be released to 3i.

5.3 If after the expiry of 60 days from the date hereof monies are retained in the Retention Account in accordance with this Schedule 9 then in addition to interest accruing on the Retention Account a deemed rate of interest shall begin accruing on the amount so retained at a rate of 2% above the rate payable by the Bank on the Retention Account from time to time (the "Default Interest").

      In the event that it is determined by the Expert in accordance with this
      Schedule 9 that any amount of the monies retained beyond the 60 day period be released to 3i and in the event that the Expert determines that the retention beyond 60 days occurred as a result of vexatiousness or bad faith on the part of the Purchaser, then in addition to any accrued interest under paragraph 5.2 the Purchaser shall pay to 3i an amount equal to the Default Interest which is deemed to have accrued on the principal amount released to 3i (excluding accrued bank interest on that principal amount and excluding Default Interest on any principal amount not released to 3i). For the avoidance of doubt Default Interest shall be payable by the Purchaser only in the circumstances and to the extent set out in this paragraph 5.3.

6. The costs of the Expert appointed under paragraph 5.1 shall be borne equally by (i) and the Purchaser and (ii) 3i.

7. 3i and the Purchaser agree the bank's costs and charges incurred in connection with the opening and operation of the Retention Account shall be borne by them in the same proportion as their entitlement to receive an amount out of the Retention bears to (Pounds)500,000 so that such costs and charges shall be deducted from the amount standing to the credit of the Retention Account before any payment is made out of such account under this
     Schedule 9 and any payments out of the Retention Account shall be reduced accordingly.

8. Each of the Purchaser and 3i undertakes to instruct the respective signatory to the Retention Account to release the sums standing to the credit of the Retention Account in accordance with the provisions of this Schedule.

9. To the extent that the Purchaser is entitled to have released to it a sum out of the Retention pursuant to this Schedule the Consideration, to the extent payable to 3i, shall be reduced by an amount equal to such sum.

10. The Purchaser shall have no claim under this Schedule against 3i for any amount in excess of the Retention.

11. The Retention shall be applied only in accordance with this Schedule 9 and the Instruction Letter. The Purchaser shall not be entitled to exercise any right of set-off, counterclaim or any other like right against the Retention.

                                   Schedule 10

                             (The Redcliffe Claim)

For the purposes of Clause 6.10 and this Schedule 10 the following provisions have the following meanings:

"Redcliffe Claim"           means the claim particulars of which are set out in
                            a letter dated 1 June 2000 to the Company from Mr S
                            Parsons of Redcliffe Magtronics Limited
                            ("Redcliffe"), a copy of which is attached as Exhibit "A";

"Claim Amount"              means the amount (if any) paid by the Company to
                            Redcliffe pursuant to the Redcliffe Claim in full and final settlement of the Redcliffe Claim;

"Redcliffe Retention"       means the amount of (Pounds)l30,000 paid into the to
                            Redcliffe Retention Account and detailed in this
                            Schedule 10;

"Redcliffe Retention        means an interest bearing account in the joint names
Account"                    of Addleshaw Booth & Co ("3i's Solicitors"),
                            Osborne Clarke ("the Warrantor's Solicitors") and
                            Hammond Suddards ("the Purchaser's Solicitors) with
                            National Westminster Bank plc, City of London
                            Office, PO Box 12258, 1 Princes Street, London EC2R
                            8PA, sort code: 60-00-01, account number: .;

"Redcliffe Retention        means the date which is 6 months from the date of
Date"                       this Agreement.

1. 3i and the Warrantors severally agreed that in the event that the Redcliffe Claim results in the Company paying a Claim Amount to Redcliffe before the Redcliffe Retention Date then the Purchaser will be entitled to have released to it an amount equal to whichever is the lesser of:

     (a)  the amount of the Redcliffe Retention (i.e. (Pounds) 130,000); and

     (b)  the Claim Amount.

     and the sums (if any) remaining to the credit of the Redcliffe Retention Account after such release to the Purchaser shall be released to 3i and the Warrantors.

2. If legal proceedings in relation to the Redcliffe Claim are not commenced against the Company before the Redcliffe Retention Date or no Claim Amount is paid to Redcliffe then the Redcliffe Retention shall be released to 3i and the Warrantors forthwith on the expiration of the said 6 month period.

3. If legal proceedings in relation to the Redcliffe Claim are commenced within 6 months of the date of this Agreement then the parties will instruct counsel of not less than 10 years standing (and in default of agreement on the identity of counsel then counsel nominated by the chairman of the Bar Council) on the issues concerned together with all appropriate supporting papers to give his opinion as to:

       (a)    the merits of the Redcliffe Claim; and

       (b) the amount (if any) which should continue to be retained as the Redcliffe Retention.

       and any amount which such counsel determines need not be so retained shall forthwith be released to the Warrantors and 3i.

4. The Redcliffe Retention shall be deemed to be apportioned as between 3i and the Warrantors (including their respective spouses) in the proportions which their respective holdings of shares in the Company bear to each other immediately prior to the execution of this document and any payment under this Agreement from the Redcliffe Retention shall be borne in such proportions. For the avoidance of doubt, 3i's maximum liability under this Schedule 10 shall be 59% of the Redcliffe Retention.

5. The Warrantors shall be entitled to conduct the Redcliffe Claim as they think fit provided that in the event that proceedings are commenced either by or against the Company in relation to the Redcliffe Claim such proceedings shall be advised on by counsel of not less than 10 years standing and the Purchaser shall be entitled to review and comment on instructions to counsel and to attend any conferences with counsel.

       And further

       Always provided they shall at all times do so in good faith.

6. Upon the release of the whole or any part of the Redcliffe Retention to 3i and the Warrantors, 3i and the Warrantors shall be entitled to any interest which has accrued pro rata to the amounts of the Redcliffe Retention as released but otherwise the Purchaser shall be entitled to all such interest.

7. For the purpose of this Schedule 10, 3i and the Purchaser and the Warrantors irrevocably instruct 32s Solicitors, the Warrantors' Solicitors and the Purchaser's Solicitors respectively to sign up any withdrawal form or other document to give effect to the provisions of this Schedule.

8. Save in the case of fraud or gross negligence the parties hereto agree to indemnify 3i's Solicitors, the Warrantors' solicitors and the Purchaser's Solicitors in respect of all claims made against them and any costs, liabilities or expenses incurred by them in that capacity.

9. Save as set out in this Schedule 10, there shall be no set-off of any kind against the Redcliffe Retention.

                                                              Osborne
                                                           Clarke OWA    [LOGO]

                                   SCHEDULE II

                    MERRYCHEF LIMITED - INTELLECTUAL PROPERTY

                           PART I - REGISTERED DESIGNS

------------------------------------------------------------------------------------
REGISTERED DESIGN        TITLE           COUNTRY     APPLICATION/       STATUS
       NO.                                         REGISTRATION DATE
------------------------------------------------------------------------------------
2032000           "Microwave Oven Roof"  GB        25 June 1993         ABD
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    MERRYCHEF LIMITED - INTELLECTUAL PROPERTY

                                PART II - PATENTS

--------------------------------------------------------------------------------------
PATENT NO.            TITLE                 COUNTRY     APPLICATION/         STATUS
                                                      REGISTRATION DATE
--------------------------------------------------------------------------------------
9915368.5     Microwave Heating               GB       2 July 1999            ABD
--------------------------------------------------------------------------------------
9927368.2     Ovens with Catalytic Converter  GB      20 November 1999        PEN
--------------------------------------------------------------------------------------
0007033.4     Microwave Heating               GB      23 March 2000           PEN
--------------------------------------------------------------------------------------
9412338.7     Microwave Heating               GB      20 June 1994            GRA
2279856                                                5 March 1997
--------------------------------------------------------------------------------------
9444304454.5  Microwave Oven                  EP      20 June 1994            GRA
0631459                                               23 September 1998
--------------------------------------------------------------------------------------
08/261547     Microwave Heating with hot air  US      17 June 1994            GRA
5483044       and cold air streams                     9 January 1996
--------------------------------------------------------------------------------------
94304454.5    Hot Air Microwave Oven          DE      20 June 1994            GRA
0631459                                               23 September 1998
--------------------------------------------------------------------------------------
94304454.5    "Microwave Oven"                FR      20 June 1994            GRA
0631459                                               23 September 1998
--------------------------------------------------------------------------------------
94304454.5    "Microwave Oven"                IT      20 June 1994            GRA
0631459                                               23 September 1998
--------------------------------------------------------------------------------------

                   MERRYCHEF LIMITED - INTELLECTUAL PROPERTY

                             PART III - TRADE MARKS

-------------------------------------------------------------------------------------------------
    TRADE MARK         TITLE        CLASS  COUNTRY      APPLICATION/            STATUS
  APPLICATION NO.                                     REGISTRATION DATE
-------------------------------------------------------------------------------------------------
     2219333          MERRYCHEF      9, 11   GB        14 January 2000           PEN
-------------------------------------------------------------------------------------------------
      953921          MERRYCHEF        9     GB        21 January 1970           REG
                                                                         renewed 14 years from
                                                                               21/01/91
-------------------------------------------------------------------------------------------------
     2221928          MEALSTREAM       9     GB        10 February 2000          PEN
-------------------------------------------------------------------------------------------------
     2221930          MICRO-AIRE       9     GB        10 February 2000          PEN
-------------------------------------------------------------------------------------------------
     1501287          MERRYCHEF      9, 11   CTM        9 February 2000          PEN
-------------------------------------------------------------------------------------------------
     1501386          MEALSTREAM     9, 11   CTM        9 February 2000          PEN
-------------------------------------------------------------------------------------------------
     1501345          TURBOAIRE      9, 11   CTM        9 February 2000          PEN
-------------------------------------------------------------------------------------------------
      953922          MERRYCHEF       11     GB        21 January 1970           REG
                                                                         Renewed 14 years from
                                                                              21/01/91
-------------------------------------------------------------------------------------------------
     1291030          "MERRYCHEF"      -     GB        17 October 1986           ABD
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
     TRADEMARK             TITLE          CLASS           COUNTRY         APPLICATION/           STATUS
   APPLICATION NO.                                                      REGISTRATION DATE
-------------------------------------------------------------------------------------------------------------
       1539798           TURBOAIRE          9               GB             25 June 1993           REG
                                                                         29 September 1995
-------------------------------------------------------------------------------------------------------------
       1539802           TURBOAIRE         11               GB             25 June 1993           REG
                                                                           23 June 1995
-------------------------------------------------------------------------------------------------------------

                            PART IV - MISCELLANEOUS

The following trade marks are registered in the name of Mealstream UK Limited and are to be assigned to Merrychef Limited:-

--------------------------------------------------------------------------------------------
     TRADE MARK          MARK        CLASS         COUNTRY            STATUS
  REGISTRATION NO.
--------------------------------------------------------------------------------------------
        1104876       MEALSTREAM       II            GB                REG

                                                           Renewed 10 years from 17/ll/99
--------------------------------------------------------------------------------------------

         945009       MICRO-AIRE       II            GB                REG

                                                           Renewed 14 years from l/7/90
--------------------------------------------------------------------------------------------

There is also a UK patent registered number 2234655 (application number 8915531-9) dated 7 July 1989 registered applicant Arthur Charles Carter which has been abandoned.

KEY:-

ABD - Abandoned              GB - Great Britain   REG - Registered

CTM - Community Trade Mark   DE - Germany         US  - United States of America

GRA - Granted                FR - France

PEN - Pending                IT - Italy

                             EP - European Patent

Executed as a Deed by            )
Reece Houghton but not delivered )
until the date appearing at the  )        /s/ Reece Houghton
beginning of this document       )
in the presence of:              )


Witness  [ILLEGIBLE]

Signature /s/ [ILLEGIBLE]

Address       [ILLEGIBLE]



Occupation   [ILLEGIBLE]





Executed as a Deed by            )
Susan Houghton but not delivered )
until the date appearing at the  )         /s/ Susan Houghton
beginning of this document       )
in the presence of:              )


Witness     [ILLEGIBLE]

Signature /s/ [ILLEGIBLE]

Address     [ILLEGIBLE]



Occupation




Executed as a Deed by            )
Joyce Rosalyn Keywood but not    )
delivered until the date         )         /s/ Joyce Rosalyn Keywood
appearing at the                 )
beginning of this document       )
in the presence of:              )


Witness     JEFFREY CHANG

Signature   /s/ Jeffrey Chang

Address     21 LEIGHTON CLOSE
            EDGWARE
            MIDDLESEX HAE 5SE

Occupation  TRAINEE SOLICITOR

Executed as a Deed by                   )
Robert Geoffrey Gale but not            )
delivered until the date appearing at   ) /s/ Robert Geoffrey Gale
the beginning of this document in       )
the presence of:                        )

Witness    Jeffrey Chang

Signature  /s/ Jeffrey Chang

Address    21 LEIGHTON CLOSE
           EDGWARE, MIDDLESEX
           HA8 5SE

Occupation TRAINEE SOLICITOR



Executed as a Deed by                   )
Graham Philip Brisley but not           )
delivered until the date appearing at   ) /s/ Graham Philip Brisley
the beginning of this document in       )
the presence of:                        )

Witness    Jeffrey Chang

Signature  /s/ Jeffrey Chang

Address    21 LEIGHTON CLOSE
           EDGWARE, MIDDLESEX
           HA8 5SE

Occupation TRAINEE SOLICITOR



Executed as a Deed by                   )       Francesca Veal
Francesca Veal but not delivered        )         by her attorney
until the date appearing at the         )
beginning of this document in           )
the presence of:                        )

Witness    Jeffrey Chang                  /s/ [ILLEGIBLE]

Signature  /s/ Jeffrey Chang

Address    21 LEIGHTON CLOSE
           EDGWARE, MIDDLESEX
           HA8 5SE

Occupation TRAINEE SOLICITOR.

Executed as a Deed by                         )
Simon Charles Barker but not                  )
delivered until the date appearing at         )     /s/ Simon Charles Barker
the beginning of this document                )
in the presence of:                           )

Witness    Jeffrey Chang

Signature  /s/ Jeffrey Chang

Address    21 LEIGHTON CLOSE
           EDGWARE, MIDDLESEX
           HA8 5SE

Occupation TRAINEE SOLICITOR


Executed as a Deed by                         )
Fiona-Anne Elizabeth Barker but               )  Fiona-Anne Elizabeth Barker
not delivered until the date appearing at     )  by her Attorney
the beginning of this document                )
in the presence of:                           )     /s/ [ILLEGIBLE]

Witness    Jeffrey Chang

Signature  /s/ Jeffrey Chang

Address    21 LEIGHTON CLOSE
           EDGWARE, MIDDLESEX
           HA8 5SE

Occupation TRAINEE SOLICITOR


Executed as a Deed by                         )
Nigel Thorneywork but not                     )
delivered until the date appearing at         )     /s/ Nigel Thorneywork
the beginning of this document                )
in the presence of:                           )

Witness    Jeffrey Chang

Signature  /s/ Jeffrey Chang

Address    21 LEIGHTON CLOSE
           EDGWARE, MIDDLESEX
           HA8 5SE

Occupation TRAINEE SOLICITOR

Executed as a Deed by                         )
Iris Thorneywork  but not                     ) Iris Thorneywork
delivered until the date appearing at         ) by attorney
the beginning of this document                )
in the presence of:                           )     /s/ [ILLEGIBLE]

Witness    Jeffrey Chang

Signature  /s/ Jeffrey Chang

Address    21 LEIGHTON CLOSE
           EDGWARE, MIDDLESEX
           HA8 5SE

Occupation TRAINEE SOLICITOR


Executed as a Deed by                         )
Graham Geoffrey Woodhead but                  ) Graham Woodhead
not delivered until the date appearing at     ) by his attorney
the beginning of this document                )
in the presence of:                           )     /s/ [ILLEGIBLE]

Witness    H. J. Lunt

Signature  /s/ H. J. Lunt

Address    7 Devonshire Square,
           Cutlers Gardens,
           London, EC2M 4YH

Occupation SOLICITOR

                                   duly authorized attorney for and on behalf of

Executed as a Deed by CRESSIDA HOGG           )
3i Nominees Limited but not                   ) /s/ Cressida Hogg
delivered until the date appearing at         )
the beginning of this document                )
in the presence of:                           )

Witness    Sanjeev Sharma

Signature  /s/ Sanjeev Sharma

Address    60 Cannon Street
           London

Occupation SOLICITOR
                                  duly authorized attorney for and on behalf of

Executed as a Deed by CRESSIDA HOGG           )
3i 96 partners Nominees Limited but not       ) /s/ Cressida Hogg
delivered until the date appearing at         )
the beginning of this document in the         )
presence of:                                  )

Witness    Sanjeev Sharma

Signature  /s/ Sanjeev Sharma

Address    60 Cannon Street
           London

Occupation Solicitor


Executed as a Deed by                         )
Berisford Industrial Holdings Limited         ) /s/ [ILLEGIBLE]
but not delivered until the date appearing at )
the beginning of this document in the         )
presence of:                                  )

Witness    H. J. Lunt

Signature  /s/ H. J. Lunt

Address    7 Devonshire Square,
           London, EC2M 4YH

Occupation Solicitor

                                                                       EXHIBIT A

Private and Confidential
Mr. Simon Barker
Merry Chef Limited
Station Road West
Ash Vale
Aldershot
Hampshire
GU12 5XA

                      [LETTERHEAD OF REDCLIFFE MACTRONICS]


Ref:  SRP/PB

Date: 1 June 2000



Dear Simon

Magnetech

As you know, Redcliffe have cause to be very unhappy with the financial performance of Magnetech since it was acquired from you on June 11/th/ 1998.

In accordance with the Agreement covering the sale of Magnetech please take this letter as formal notice under schedule 10 of the terms of the Sale and Purchase agreement dated June 11/th/ 1998 that Redcliffe is making a claim based upon various warranties given by Merrychef in the Agreement. In particular, the warranty given in the Agreement in 22.1 that the Magnetech business was continuing in the ordinary and normal course and that neither turnover nor the financial trading position of Magnetech had deteriorated. This was clearly not so as the Magnetech trading performance in the year July 1998 to June 1999 demonstrates. During that period, Magnetech sales were (Pounds)104,532 and not the projected (Pounds)200,000 that the financial structure of the deal was entirely based upon.

This shortfall in turnover caused Redcliffe to make a loss in Magnetech in that first year period of (Pounds)65,000. The loss in the second year will be of a similar nature and the total extent of our claim will therefore be (Pounds)130,000. Redcliffe have also relied on other warranties given by Merrychef and in particular, clause 24 and the general warranty in clause 27 covering the accuracy of all material information given by the Vendor to the Purchaser relating to the Business or Assets of Merrychef and that it was materially complete and accurate.

Please let me know how you would like to proceed.

Yours sincerely

/s/ Stephen Parsons

Stephen Parsons
Chief Executive

To Berisford Industrial Holdings Limited, Washington House, 40/41 Conduit Street, London W1R 9FB

14 June 2000

Dear Sirs

Merrychef Holdings Limited (and where appropriate Merrychef Limited (together "the Company"))

1.   Introduction

1.1 This is the Disclosure Letter defined in the agreement entered into immediately prior to the delivery of this Disclosure Letter between Joyce Rosalyn Keywood, Robert Geoffrey Gale, Graham Philip Brisley Veal, Francesca Veal, Reece Houghton, Susan Houghton, Simon Charles Barker, Fionna-Anne Elizabeth Barker, Nigel Thorneywork, Iris Thorneywork and Graham Geoffrey Woodhead (1) ("the Vendors"); 3i Nominees Limited and 3i 96 Partners Limited (2) (together "3i") and Berisford Industrial Holdings Limited (3) ("the Purchaser") for the sale and purchase of the entire issued share capital of the Company ("the Agreement").

1.2 Words and expressions defined in the Agreement, unless the context otherwise requires, have the same meaning in this Disclosure Letter.

1.3  The purpose of this Disclosure Letter is as set out in the Agreement.

1.4 The headings and numbering used in this Disclosure Letter are for convenience only and shall not affect its interpretation.

1.5 Annexure A to this Disclosure Letter is an index of copy and original documents which have been supplied to the Purchaser or its solicitors ("the Disclosure Bundle"). In this Disclosure Letter, references to numbered documents are to those so referenced in the Disclosure Bundle. For the avoidance of doubt the contents of the Disclosure Bundle have been provided to the Purchaser and/or its advisors but are not deemed to be disclosed and are not disclosed unless reference in the Disclosure Letter is made to a document or part of a document in the Disclosure Bundle.

1.6 If there is any conflict between the contents of any document appearing in the Disclosure Bundle and the contents of this Disclosure Letter, this Disclosure Letter shall prevail.

2.   General disclosures

     This Disclosure Letter shall be deemed to disclose:

     (a) any matter contained within the Agreement and all documents in agreed form;

     (b)  any matter:

          (i) appearing on the company search of each of the Group Companies which are attached at documents 1 to 7 of File 1A of the Disclosure Bundle (excluding all company accounts);

          (ii) which would be revealed by a search made at the Central Registry of Winding-up Petitions in England and Wales;

     (c) any matter contained within the statutory books in the last two years of each Group Company excluding all minutes;

     (d)  any matter:

          (i) contained in the deeds of the Property revealed or supplied to the Purchaser or which would be disclosed by or as a result of searches in registers held by the relevant local authorities, HM Land Charges Registry searches, HM Land Registry searches, Commons Register and/or Register of Village Green searches, index map searches conducted in respect of the premises at Station Road West, Ash Vale, Aldershot

          (ii) revealed in replies to formal enquiries given by the Vendors and 3i to the Purchaser in each case in relation to the Property at the date of this Disclosure Letter; and

     (e) any matter specifically provided for in the Accounts for the 2 financial years ended on 30 September 1999.

3.   Specific disclosures

     For convenience only, each of the following specific disclosures is numbered to correspond to the paragraph number of the Warranty to which it is considered most likely to relate. However, each matter disclosed is a disclosure in respect of all Warranties to which it is or may be appropriate and shall not be limited to the specific paragraphs referred to below:

Share Capital

3.1       The authorised share capital of the Company consists of:

                    295,000 A Ordinary Shares of (Pound)l.00 each; 205,000 Ordinary Shares of (Pound)l.00 each; and 25,000 B Ordinary Shares of (Pound)l.00 each.

                    Before 13 November 1997 there were also 25,000 Deferred Ordinary Shares of (Pound)l.00 each. On 13 November 1997 in accordance with the terms of the agreement between AB Jelly and others and the Vendors and 3i dated 20 December 1996 these were converted into 25,000 Ordinary Shares of (Pound)l.00 each.

                    On 20 August 1999 5000 A Ordinary Shares of (Pound)l.00 each were transferred from 3i to Graham Woodhead. These 5000 A Ordinary Shares which were transferred were converted into 5000 Ordinary Shares of (Pound)l.00 each.

3.2 In accordance with the terms of a compromise agreement between Reece Houghton and the Company ("the Compromise Agreement") the nominee shares held in the name of Reece Houghton have been transferred to the immediate parent Company. A copy of the Compromise Agreement and a letter from Blake Lapthorn Solicitors dated 10 April 2000 are attached at document 12 of File 4 of the Disclosure Bundle.

Subsidiaries

4.2 The business of Magnetising Techniques Limited was sold by the Company to Redcliffe Magtronics Limited ("Redcliffes") on 11 June 1998 for the sum of (Pounds)207,500. The Magnetech business was part of the business of Mealstream
                    (UK) Limited acquired by the Company on 25 June 1990. Magnetising Techniques Limited has now been re-named Merrychef Projects Limited and continues to be dormant. A copy of the Acquisition Agreement for the Magnetech business is attached at document 33 of File 3 of the Disclosure Bundle. Copies of the ancillary documents, namely, the Assignment of Industrial Property Rights, the Assignment of Goodwill, the Assignment of Contracts and the Technical Support Agreement are attached at documents 1,2,3 and 4 of File 3A of the Disclosure Bundle respectively.

Statutory
books and
documents
filed

7.2 On 13 November 1997 25,000 Deferred Ordinary Shares of (Pound)1.00 each were converted into 25,000 Ordinary Shares of (Pound)1.00 each. Form 122 in relation to this conversion was not filed at Companies House until 23 May 2000. The Company has not as yet received any penalty from the Registrar of Companies or notice of penalty.

          7.2 The 1998 the Annual Return for the Company was filed late and the Registrar of Companies notified the Directors accordingly. No action was taken by the Registrar of Companies.

                             From time to time other documents have not been filed on time but no penalties have been imposed by the Registrar of Companies.

          7.3 Due to the resignation of Mr Reece Houghton, a written agreement has been entered into by all the shareholders of the Company waiving the pre-emption provisions of Article 8.8 of the Articles of Association for a period from the date of the shareholders' agreement (referred to above) to 31 July 2000. A copy of this shareholders' agreement is attached at document 3 of File 1 of the Disclosure Bundle.

          9. Only Merrychef Holdings Limited, Merrychef Limited and Elvadene Limited have company seals.

          Possession of
          Documents

          11 There are a number of commercial agreements entered into by the Company of which the originals are not in the possession of the Company

          Accounts

          13.1 The auditors of the Company Deloitte & Touche have given unqualified approval for the annual accounts.

          13.1 The September 1996 accounts contained no warranty or deferred revenue provisions. Provision for these are now included in the Accounts. In the Accounts research and development expenditure was provided for the first time. This provision amounted to (Pounds)55,000. It is estimated that the research and development expenditure for the year 1999/2000 will be approximately (Pounds)250,000. See a copy of the Accounts attached at document 33 of File 1 of the Disclosure Bundle

          13.2(ii) The Company has under-provided for performance related pay ("PRP") in all audited accounts since PRP was introduced on 1 October 1995. The Company has consequently had to provide for additional contributions in the following year's accounts including the Accounts.

          13.2(iii)          A large number of the Company's assets have a nil
                             value in the Accounts as a consequence of the annual depreciation policy. These assets continue to be used by the Company.

          13.2(iv) A debt of (Pounds)62,000 is outstanding from Redcliffes in relation to its purchase of the Magnetech business in June 1998, details of which are set out in the disclosure against warranty
                             4.2. This debt was not provided for in the Accounts. The basis for this outstanding debt is that Redcliffes claim that the Company made a representation to Redclilfes that the sales figures of the Magnetech business purchased would be (Pounds)200,000 per year and that to date sales figures are only just in excess of (Pounds)l00,000 per year. The Company is contesting this claim. An offer of settlement has been received from Redcliffes by the Company and is attached at document 5 of File 3A of the Disclosure Bundle but this has been rejected by the Company. Since that rejection, the Company has received a letter dated 1 June 2000 from Stephen Parsons, the Chief Executive of Redcliffes a copy of which is attached at document 11 of File 3A of the Disclosure Bundle.

          13.2(iv) There is a debt of (Pounds)44,000 outstanding from GVL mbH. GVL mbH contracted with the Company to acquire 53 microwave ovens. The Company understands that GVL mbH are currently raising further capital to finance this debt. Forty of the microwave ovens remain in the possession of the Company. A copy of the contract is attached at document 2 of File 2 of the Disclosure Bundle.

          13.2(iv) Hi-Spec Limited have recently gone into liquidation owing the Company approximately (Pounds)ll,500. This amount has yet to be provided for in the Management Accounts.

          13.2(iv) Nordson Inc. ("Nordson") entered into a verbal agreement with the Company which is evidenced by a purchase order dated 17 May 1999. Under the terms of this agreement with Nordson the Company carried out research and development work for Nordson for an agreed fee of (Pounds)107,000. It was agreed that one third of the consideration would be payable immediately, a third would be payable on completion of the research and development work and the balance would be payable when Nordsen ordered 100 units of power supplies. The research and development work has been completed by the Company and Nordsen have paid two thirds of the consideration due. However, due to difficulties in other areas of Nordson's projects they have not yet ordered the 100 units of power supplies and the balance of the consideration is therefore outstanding. A copy of the purchase order is attached at document 12 of File 3 of the Disclosure Bundle.

13.2(v) There is attached at document 5 of File 1 of the Disclosure Bundle a copy of Note 10 (investments) to the 1990 consolidated accounts of Merrychef Limited dealing with an investment of (Pounds)14,003 in Mealstream (UK) Limited

13.2(vi) The Company's depreciation policy is listed in Note 1 of the Accounts. See document 33 of File 1 of the Disclosure Bundle.

13.3 Redundancy costs of (Pounds)20,000 were incurred in the financial year ended 30 September 1999.

13.3 Consolidated profits in the Accounts were under-reported by (Pounds)80,564 being the tax deducted on the interest payable on the Jelly and 3i loans in the financial year ended 30 September 1999. This figure has not yet been corrected but will be corrected in the May management accounts. Accordingly, the tax provision for the period was understated by (Pounds)24,572.

13.3 In 1997 there were capital losses with regard to the sale of 2 vehicles to AB and JJ Jelly of (Pounds)3,217. It should also be noted that it is expected that there will be a capital loss of approximately (Pounds)3,400 on the sale of a car previously owned by Reece Houghton.

13.3 In 1998 the Magnetech business was sold creating an exceptional gain of approximately (Pounds)154,000 in the accounts of the Company to 30 September 1998. (See disclosure against warranty 4.2)

13.3 In the period to September 1999 the Company received approximately (Pounds)24,650 in full and final settlement of a debt owed by Diodes Limited which had been written off some years previously.

Accounting
records

14.1 In the management accounts of the Company up to April 2000 the profits were under-reported by (Pounds)80,564. See the disclosure against warranty 13.3.

14.2           The Accounting records relating to taxation are held by the

               Company's tax advisors, Nicoloau Dearle.

14.3(c) The Company keeps daily back-ups of its computer data in case of any failure of computer hardware or software. These back-ups are removed from the Company premises each night and then brought to the Company's offices the next day and placed in a safe where they are kept for two weeks. After two weeks the tapes are re-used.

               The accounting computer software requires updating or replacing in order to fulfil user requirements. However, it remains fully operational.

Management
Accounts

15 There was a difference between the stock figure in the management accounts and the Accounts. This is due to the fact that the stock figure is not updated accurately each month and the warranty, bad debt and deferred revenue provisions are not altered on a monthly basis. These and other procedures are updated or altered on an annual basis.

Events since
the accounts
date

16.1(a) Current sales figures for March and April of this year are higher than this time last year by (Pounds)412,000.

16.1(b) The management accounts show that there has been an increase in debtors by (Pounds)650,000 during the months of March and April 2000 as compared with the months March and April 1999. This is as a result of the increase in the sales figures for March and April 2000. (See disclosure against warranty 16.1(a))

16.1(c) Overall material costs in the current year are generally consistent with those of the previous year.

16.1(c) Material costs in relation to the Microaire ranges have risen by approximately 12 per cent since last year largely due to the strength of sterling. Changes in the specification of the Evolution Oven have increased the material cost. (Please see document 7 of File 1 of the Disclosure Bundle) This will be off set to a certain extent by higher planned average selling prices. Pre-production prototypes of the Evolution oven incurred a considerably higher unit material cost. Technical specification of the Merrychef Evolution oven is provided at document 1 of File 8 of the Disclosure Bundle.

16.2             Merrychef Limited is the only trading company of the Group
                 Companies.

16.3 The nature of the Company's business is that it receives large bulk orders for capital products on an intermittent basis. Therefore the Company's sales from year to year will inevitably fluctuate depending on its customers' projects. The Company has not lost any material customers and Scottish and Newcastle plc remains its largest customer constituting approximately 12% of the Company's entire sales revenue.

                 It should be noted that the expected invoice sales to Whitbread plc will be materially less than forecast in August 1999 but will not be materially less than was represented to the Purchaser at presentations and meetings given by the Company's management in April and May 2000. Equally it should be noted that several other customers are expected to purchase significantly more than had been budgeted.

16.3 The supplier of transformers to Merrychef Limited has cut back its production of lower value transformers but has confirmed to Merrychef Limited that it will continue to supply Merrychef Limited with the higher value transformers it orders. In any event the transformers would be readily available from other plants owned by the supplier.

16.4(a)(ii)      Under the terms of the Compromise Agreement with Reece Houghton
                 (attached at document 12 File 4 of the Disclosure Bundle) a net payment of (Pounds)71,713.20 was paid to him by the Company.
                 Approximately (Pounds)34,000 of tax and national insurance contributions in respect of the payment to Reece Houghton will be paid by the Company in June 2000.

16.4(a)(ii)      In the ordinary course of the Company's existing Company car policy, Graham Veal's vehicle will be replaced with effect from the end of May 2000 and Nigel Thorneywork's vehicle is due to be replaced at the end of August 2000

16.4(b)(ii)      Merrychef Limited has a right of first refusal in relation to the entire issued share capital of Marren Microwaves Limited.
                 Attached at document 28 of File 3 of the Disclosure Bundle is a copy of the agreement with the shareholders of Marren
                 Microwaves.

16.4(c) Under Schedule B of the Compromise Agreement (document 12 File 4 of the Disclosure Bundle) Reece Houghton has agreed to purchase various items from the Company including a computer for (Pounds)1,500.

16.4(f) A dividend of (Pounds)l12,171 was declared in the 1998/1999 Accounts and paid to 3i on 24 March 2000.

16.5          See disclosure against warranty 13.2(iv)

Financial
commitments
and
borrowings

17.1 The Company has a duty deferment guarantee from the Bank of Scotland for the amount of (Pounds)30,000. A copy of the relevant documentation is attached at 36 of File 1 of the Disclosure Bundle.

17.1 In March 2000, the Company was in breach of two of its bank covenants in relation to cash available for debt service. Oral assurance has been given to the Company by the Bank and the Company believes that this matter has been resolved.

              See also the disclosure against warranty 28.2.

17.5 The Company has a car leasing agreement with Lex Vehicle Leasing Limited. A copy of the agreement and addendum to this agreement is attached at documents 21 and 23 of File 3 of the Disclosure Bundle respectively.

              The Company further has a leasing agreement in respect of a fork lift truck, two pension scheme arrangements, a life assurance and private health scheme and a long term disability scheme (see schedule 6 of the Agreement).

17.6 In the previous 10 years, the Company has received grants /subsidies in respect of:

              a) Y2K training;
              b) ISO 9000; and
              c) general training.

17.7          See disclosure against warranty 17.5

Defective
Products
Services

18 There are at any one time a number of warranty claims in respect of alleged defective products but the number of such claims has not materially increased over the previous 2 years. A general statement by the Company regarding defective products is attached at document 19 of File 7 of the Disclosure Bundle.

18 On 1 January 1998 the standard warranty for microwave ovens increased from 2 years to 3 years.

19.1           The Company does not carry professional indemnity insurance.

19.2 Mark Eaglestone an employee of the Company suffered an injury at work on 7 February 2000 when acid splashed in his eye. This may give rise to a claim for compensation but no claim has been made to date or is expected to be made by Mr Eaglestone.

               A Mr D Taylor suffered a scald at work on 26 January 1999 which may give rise to a claim for compensation, but no claim has been made to date or is expected to be made by Mr Taylor. Please see document 25 of File 4 of the Disclosure Bundle.

19.2 In May of this year an employee named Nhut Nguyen suffered a shock as a result of the explosion of a capacitor. No claim to date has been made nor is any claim expected to be made by Nhut Nguyen.

19.2 See health and safety policy document attached at document 24 of File 4 of the Disclosure Bundle and the accident report book attached at document 23 of File 4 of the Disclosure Bundle.

19.2 In November/December of 1998 a chair collapsed under an employee called Brian Cotterill. He had at that time already been suffering from back problems. Sun Alliance Insurance has paid him (Pounds)8,088 in full and final settlement of this claim. Please see document 25 of File 4 of the Disclosure Bundle.

19.2 Details of car insurance claims is attached at document 24 of File 5 the Disclosure Bundle.

Contracts and
commitments

20.1(c) Under the terms of the Bass Agreement, Bass may terminate the Agreement on a change of ownership of Merrychef Limited. Please see documents 6 and 7 of File 2.

20.1(d) The MC1000 is an entry level microwave oven which the Company is obliged to offer in its range of products in order to receive major contracts. This, however, is a very low selling product by the unit. The material gross margin in relation to the MC1 000 is approximately 14.7% per cent.

20.1(e) The lease agreement in respect of the company cars cannot be terminated on giving 3 months notice or less. See Lex Master Lease Agreement at documents 21 and 23 of File3 of the Disclosure Bundle.

20.1(e) There are certain 3 month or more rolling purchase orders to which the production is tied. The most notable are with Rinnai, Sampo, Ripley Engineering and Mori Associates. A copy of the agreement with Sampo is attached at document 26 File 3 of the Disclosure Bundle.

20.2 A list of the Company's material customers is listed at document 1 of File 2 of the Disclosure Bundle. Please also refer to documents 5 to 20 and 26 to 37 of File 2 and document 1 of File 3 of the Disclosure Bundle.

Terms of
Trade

21 Under the Company's terms of trade, microwave ovens have a 3 year warranty and combination microwave ovens have a 1 year warranty. However, some of the Company's larger customers received a preferential warranty of 3 years in relation to microwave ovens prior to its introduction in 1998. Some larger customers receive a 2 or 3 year warranty on microwave combination ovens.

               The Company also has maintenance contracts which are renewable on an annual basis. Copies of the maintenance contract documentation is attached at document 24 File 7.

Licences and
consents

22.1 The Company believes it may not have all necessary software licences. An audit for requirements of these licences is currently being carried out. These licences comprise shrink wrap licences in relation to PC's used in the business of the Company and the cost of obtaining such licences will not exceed (Pounds)l0,000.

22.1 The Company's products are required to conform with the Low Voltage Directive ("LVD") and the Electra Magnetic Compatibility Directive ("EMC"). A copy of the LVD and EMC licences together with other British Standards certificate's/licences are attached at document 26 File 7 of the Disclosure Bundle. The Company's products also required to be CE marked.

22.2 LVD and EMC licences are limited in duration but all products conform to current EC legislation at the time of testing. There are no other approvals required particularly UL (i.e. US) approval as the Company does not sell to the United States.

Trading
Partners

23.1 The Company is a member of CEDA, BSI and the Guildford Chamber of Commerce. The cost of membership of these associations does not in total exceed (Pounds)2,000 per annum.

23.2 The Company has agreements in place with certain authorised service companies under which service engineers receive preferential discounted rates of between 25 and 40 per cent for the parts they purchase.

23.2 Negotiations between the Company and GVL mbH are currently taking place whereby GVL mbH will grant exclusive manufacturing rights to the Company to produce an oven based on the Turboaire 2.

23.2 The Company has entered into commercial discussions with VCK srl regarding the development of an oven to go into a hot food vending machine. The Company is also negotiating a manufacturing agreement and joint distribution agreement with Jenton International Limited ("Jenact") for non-catering products.

23.3 The Company has entered into a written distribution agreement with Ubert Gastrotechnik GmbH a copy of which is attached at document 21 of File 2 of the Disclosure Bundle. The Company has not entered into any other written distribution agreements.

23.3 Attached at document 31 of File 3 is a copy of an agreement between Henny Penny Corporation and the Company. This agreement is terminable on 3 months notice. The Company does not know if this agreement has in fact been formally terminated. There has been no trading activity between Henny Penny Corporation and the Company for some years.

23.3 In 1999 following a decision of the board authorising the opening of discussions with Amana Company LP ("Amana") the then managing director of the Company contacted Amana. One of the options was that Amana might have been appointed as distributor for the Group in the United States. A number of sample ovens were supplied to Amana following the entering into of a confidentiality agreement by Amana and the Company. It is understood that the discussions were terminated and an e-mail dated 22 May 2000 has been sent to Amana requesting the return of the ovens. All the relevant documentation and correspondence is attached at document 25 of File 3 of the Disclosure Bundle. The Company is not aware of any other distribution agreements. The Company's directors and Reece Houghton have signed a statement confirming that there is no contractual relationship between Amana and the Company.

23.3 The Company has a number of regular buyers which the Company terms as "distributors." With the exception of Ubert, Gastrotechnik GmbH the Company has not entered into any formal agreements with these "distributors"

Competition
and trade
regulation law

24.1(a) The Company has a policy of only supplying replacement parts to recognised microwave service engineers and companies

24.1(b) The Company believes that it has approximately 30% of the commercial combination microwave oven market in the United Kingdom; and 10% of the microwave oven market in the United Kingdom.

               With regard to "total cooking equipment" the Company believes that it has approximately 1% of the European market.

Compliance
with laws

25.2 In August, 1999, the Company had a VAT review and in July 1997, the Company had a PAYE inspection. Neither the review nor the inspection has resulted in any material adverse consequences to date.

Litigation and
disputes

26.1(b)             See disclosure against warranty 13.2(iv)

26.1(b) The Company supplied 7 microwaves to Sainsburys Supermarkets plc ("Sainsburys") which were subsequently stolen from Sainsburys. The ovens were actually delivered to Sainsburys pursuant to an official order number from Sainsburys. There is a dispute over how the order number was actually obtained as there is evidence to suggest that the order number may have been fraudulently obtained by an employee of Sainsburys' head office. The ovens have been recovered and are held by the police but no payment has yet been made to the Company by Sainsburys in respect of these microwaves ovens. The Company does not expect to suffer any loss as a result of this incident as it will either receive payment from Sainsburys or will take the ovens back from the custody of the police. Until the boxes are opened and the microwaves ovens are tested, it is not known whether the microwaves are in a merchantable condition.

26.1(b) Turbochef has informally indicated to certain customers that the Company may have infringed some of its patents. The managing director of Turbochef has denied that he knows of any potential or pending claim. Turbochef has a patent relating to ovens with catalytic converters on application for registration in the UK which has not been granted. The management believes that Turbochef's US patent applies only in respect of its own oven with a heat reservoir. The Group's lawyers have indicated to the Company that the ovens do not infringe this patent. See attached at documents 6, 8 and 9 of File 8 of the Disclosure Bundle the correspondence and documentation relating to the alleged infringement of the Turbochef patent.

26.1(b) There is a potential intellectual property claim made against the Company by Unice International Limited ("One Shot"). One Shot claim that the Company was in breach of a confidentiality agreement dated 24 March 1999 by using One Shot's idea for a packaging relating to a microwave defroster. Negotiations under the agreement had broken down between the parties over a failure to agree terms on distribution rights. On discovering that the Company had filed a patent in respect of microwave defroster, One Shot threatened legal action against the Company if the patent was not assigned to them on the basis that the Company had used information which was proprietary to One Shot. The Company rejected this claim on the basis that it had discovered the idea prior to the agreement with One Shot. No further correspondence has been received by the Company from One Shot since the Company's letter dated 10 September 1999 at document 5 at File 8 of the Disclosure Bundle. Attached at document 5 of File 8 of the Disclosure Bundle is the documentation and correspondence relating to this issue. Please also refer to document 27 of File 3 of the Disclosure Bundle.

Ownership and
condition of
assets

27.1 Tools used in production but which do not belong to the Company are listed in document 18 of File 1.

27.1 The Company is currently testing 3D software supplied by NT CAP CAM. The Company intends to buy the software for (Pounds)l0,000 in June 2000.

27.3 Robert Gale paid the Company an additional (Pounds)2,500 in relation to his company car. This was done to allow him to upgrade his Company car.

27.4 In common with most manufacturing businesses, the Company relies on the use of assets (e.g. tools) owned by sub-contractors for the manufacture of component parts.

27.6 The Company's stock provision policy that is the first year's stock supply is valued at full cost, between 1 and 2 years stock is valued at 50% and for 2 or more years stock is valued at nil.

Charges and
incumbrances
over assets

28.1                See disclosure against warranty 17.5.

Intellectual
Property

29.1(a)             See disclosure against warranty 22.1.

29.1(a) The Turboaire patent is registered in the UK, Germany, Italy France and the USA. The trade mark is registered in the UK and there is a CTM (European) registration pending.

         The Company is aware that Turbochef has registered "Turboair" in the United States. See Marks and Clerks Intellectual Property correspondence attached at document 8 of File 8.

29.1(a) The Warrantors are aware that there is a company in Malaysia which has registered in the UK Trade Marks Register the name of "Merrychef" for a range of food products. However, the Company is unable to take any action to prevent this as the company in Malaysia has registered the name for a different class of products to the classes under which Merrychef has registered the name "Merrychef".

29.2 See disclosure against warranty 26.1(b) with regard to third party infringement and potential litigation by One Shot and Turbochef respectively.

29.3 If the Company enters into a contract with GVL mbH, as detailed in the disclosure against warranty 13.2 (iv). GVL mbH will obtain the right to make use of the Turboaire technology should the Company stop producing the Turboaire ovens in exchange for a royalty. At the date hereof a contract with GVL mbH has not been signed.

29.3 The Company has adopted a policy not to register every item of intellectual property which is potentially capable of registration.

29.5 The schedule of intellectual property registrations identifies those registrations which have been abandoned by the reference "ABD" and this schedule and a letter is attached as document 9 of File 8 of the Disclosure Bundle.

29.6     See disclosure against warranty 29.5

29.7     See disclosure against warranty 26.1(b).

29.8 The Company has pending US trade mark applications for "Merrychef" and for "Mealstream". The Company's Trade Mark Agents have carried out searches which have revealed that these two marks are available for use. The Company will have to file a letter of intent in the US notifying its intention to use the marks. The Company has not yet done so on the basis that the letter of intent gives the Company a "window of opportunity" to exploit the mark for a period of 6 months. The Company would therefore need to put in place a US distribution arm before filing the letter of intent so that it can take maximum advantage of the 6 month period to avoid any argument that the marks are not being exploited.

29.8 The Company has a UK application pending for the mark "XCELAIRE". A trade mark search has been carried out and has revealed a conflicting "EXCEL" which is currently being used by Glynwed Limited, a catering Company. About 2 months ago the Company's Business Development Director Graham Veal contacted this organisation and has obtained a verbal agreement from Glynwed Limited that it would not object to the Company's proposed use of the mark. The Company is awaiting written confirmation from Glynwed Limited in this respect.

29.9 The Company has two UK registrations in the name of Mealstream (UK) Limited: "MICRO-AIRE" (No. 945009) in class 11 and "MEALSTREAM" (No. 1104876) in class 11. These marks are to be assigned to Merrychef Limited.

29.12               See disclosure against warranty 29.13

29.14 A list of the names used by any Group Company is contained in document 1 of File 1 of the Disclosure Bundle.

Data
Protection Act

30.3                The Company has no procedures.

Employment

31.1 Please refer to documents 1 and 2 of File 4 of the Disclosure Bundle. Copies of the directors' service contracts together with subsequent correspondence are attached at documents 5,6,7,8 and 9 of File 4 of the Disclosure Bundle. Variations to the above service contracts are attached at document 10 of File 4 of the Disclosure Bundle.

31.2 The Company keeps personnel files which includes contracts of employment together with starter and leaver documentation. However, it is likely that not all correspondence during the interim period of employment are filed in the personnel records.

                    See Company Handbook attached at document 3 of File 4 of the Disclosure Bundle. This was last updated in 1997.

          31.3 Graham Woodhead provides his services to the Company under a consultancy agreement A copy of the consultancy agreement is attached at document 18 of File 4.

                    Furthermore, John Whirton, Mona Taylor and Pauline Stephens invoice the Company for their services. Details of their consultancy agreements are contained at documents 19, 20 and 21 of File 4 of the Disclosure Bundle. Other trainers are used on an occasional basis. Ray Deare works as a contract draughtsman and Stewart Rivers is the Quality and Health and Safety consultant whose company is paid on a daily basis.

          31.4(b) A salary review was implemented on 1 April 2000 resulting in an average across the board increase in salaries of approximately 5%. Details of the directors' current salaries are set out in document 10 of File 4 of the Disclosure Bundle.

          31.4(b) Peter Woodcraft's benefits have been increased to include a company car.

          31.5 The Company operates a management bonus scheme. In 1998 the total amount paid out (excluding that paid to the directors) was (Pounds)60,000. In 1999 this sum was (Pounds)30,000 divided between approximately 20 people. A discretionary management bonus scheme is also in operation within the Company. In 1999 a discretionary payment was made as the management bonus scheme was not triggered. This amounted to approximately (Pounds)30,000. Additionally, bonuses and commissions are sometimes paid to certain service workmen with regard to overtime and commission for the sale of ovens.

          31.5 An example of a letter relating to a bonus is attached at document 22 of File 4 of the Disclosure Bundle.

          31.6 A service engineer Mr David Racine left the Company in 1999 owing the Company (Pounds)896.64. The Company deducted the outstanding sum from his wages and did not pay his expenses claim amounting to (Pounds)700. The Company has since paid (Pounds)270 of the expenses claim in full and final settlement. The Company believes the matter has now been resolved.

          31.6 Claims for expenses incurred by employees during the course of business are received on a regular basis.

          31.7 A share option scheme had informally been proposed in 1997 by the former managing director of the Company (Reece Houghton) to certain employees but no specific details have been provided. This proposal was not sanctioned by the board of directors of the Company.

          31.8      See disclosure against warranty 19.2

          31.9 There are three compromise agreements in place which document the termination of the following employees: Reece Houghton (document 12 of File 4) who received (Pounds)95,000 (less tax); Helen Parris (document 14 of File 4), who received (Pounds)19,118 (no tax deducted); and Diana Kempster (document 15 of File 4), who received (Pounds)8,671.52 (no tax deducted).

          31.10 Statutory notice periods apply, save in respect of the directors of the Company, whose contracts cannot be terminated by 12 weeks' notice.

          31.10 Sandra Lemoigne a regional export sales manager has tendered her resignation from the Company with her employment due to end on 2 June 2000.

                    Leah Harris a business development assistant has tendered her resignation from the Company with her employment due to end on 9 June 2000.

                    Mark Sinden senior development engineer has tendered his resignation from the Company with his employment due to end on 30 June 2000.

                    These employees are leaving the Company to further their careers and will be paid their normal salary and any holiday entitlement due to them upon their termination of employment with the Company.

          31.12 Binh Nguyen's employment was terminated on 20 April 2000. The reason for terminating his employment after four months service was that he was not suitable to carry out the activities required of him in the Company's ordinary course of business. His employment was terminated during his probationary period. Binh Nguyen has made no appeal against the decision to terminate his employment nor is any appeal anticipated.

Industrial
relations

32.3            See disclosure against warranty 17.6

Pensions

33.5 No policies or governing documentation have been supplied in relation to scheme 1, scheme 3, or scheme 5.

33.9 As referred to in relation to warranty 33.5, we have not seen the governing documentation for either scheme 1 or scheme 3 but these may well contain indemnities from the Company in favour of the trustees. We can however confirm that even if this is the case no such indemnities have been invoked.

Property

34.1(i) A copy of the lease of the Brinell Factory is attached at document 9 of File 6 of the Disclosure Bundle.Please also refer to the Deed of Agreement for the Property attached at document 8 of File 6 of the Disclosure Bundle.

34.1(i) So far as the Vendors are aware, the Group has occupied properties at, the Vendors believe, the following addresses:-

                a) Premises at Terrace Road Walton-on-Thames. The occupation was largely freehold and part leasehold and was transferred to Ford and Weston Holdings Limited.

                b) Premises at Perram Works, Merrow, Guildford which was transferred to Romarc Limited in or around 1982;

                c) Unit 10, Merrow, Guildford which was transferred in or around 1977;

                d) Unit 6 and the 1st floor office, Merrow, Guildford. The lease of the first floor office was surrendered in or around 1983. The lease of unit 6 expired in 1984.

                e) Premises at Moorfield Road, Slyfield Industrial Estate, Guildford. On 18 November 1996 the Company and F.G Barnes & Sons Limited entered into a Surrender and Deed of Release, a copy of which is attached at document 2 of File 6 of the Disclosure Bundle, relating to the termination of a lease of the premises at Moorfield Road. The aggregate costs incurred in terminating the lease amounting to (Pounds)146,864.91 has been paid by the Company;

                f)  Depot at Rawdon, Leeds which was terminated in or around
                    1980;

                g) 10 Craddock Road, Reading which the lease was assigned in or around 1980;

                h) Premises at Crawley, Sussex, which occupation was terminated in 1990.

34.6 The Company has on several occasions made complaints in relation to the parking of vehicles obstructing access to the front of the Property, by a neighbouring Company, DC Cobb.

Encumbrances

35.1 The lease of the Company premises contains a full repairing covenant except with regard to the roof. A copy of the lease is attached at document 9 of File 6 of the Disclosure Bundle.

35.1 The rateable value of the Company's premises has fallen by approximately 10% to (Pounds)93,050 which may be increased on a subsequent review.

35.1 Station Road West is has not been formally adopted by the local authority. However, the road has been maintained throughout the duration of the lease to the Company.

39.4 The next rent review for the Property is due in December 2001 and the terms of the lease provide for an upwards only review.

Planning
matters

39.3 The Company only received oral consent from the landlord with regard to certain alterations. These alterations comprised improvements to the board room on the ground floor and the room above it. The Landlord is aware of all the alterations and is a frequent visitor.


Condition of
the Properties

40.5 The Vendors are unaware as to the nature of materials used in the alteration and/or construction and/or repair to the Property.

40.6            The roof includes asbestos made cement.

Tax
disclosures

2.2 Arising as a direct result of the termination paid to Reece Houghton on 4 May 2000 under the terms of the Compromise Agreement dated 2 May 2000 and made between the Company and Reece Houghton but only to the extent that such Liability to Taxation has not been accounted for by the Company and for the purposes of this Clause 2.2 only reference is made to Tax Disclosures 4.3 and 4.9 in calculating such additional Liability to Taxation.

4.17 In 1990 the assets and trade of Mealstream (UK) Limited were transferred to Merrychef Limited. The assets were transferred at book value. The transfer will have been deemed, for the purposes of corporation tax on chargeable gains, to have taken place on a no loss no gains basis.

                In 1993 a reorganisation of the Group was carried out. The assets of each of the subsidiaries of Merrychef Limited were transferred up to Merrychef. Again, these transfers will have taken place on a no loss no gains basis for the purposes of corporation tax on chargeable gains.

4.15(a) &       Twilight Band Limited owes (Pounds)50,000 to Elvadene Limited under a debenture. The original cost of this debenture in the books of Elvadene Limited is (Pounds)22,164. The debenture was
4.20            assigned to Elvadene on 26th January 1983, being the date of the acquisition by Elvadene of the entire issued share capital of Twilight Band from Ford and Western Holdings Limited. The debenture was purchased by Elvadene for approximately
                (Pounds)24,000. It is considered that the debenture is a debt on a security and that a payment by Twilight Band of the full amount due under the debenture could create a chargeable gain in Elvadene. Accordingly, the debenture remains outstanding with a face value of (Pounds)50,000 although no interest is being charged by Elvadene.

4.3 and 4.9     Please refer to disclosure against warranty 16.4(a)(ii) of the
                Disclosure Letter.

                Payments are made gross to GM Associates, Stewart Rivers and a number of oven trainers under various consultancy agreements. The Company has no reason to believe that the consultants are anything other than self employed.

4.3 and 4.9     Please refer to the disclosure against warranty 16.4(a)(ii).
                The Compromise Agreement provided that the termination payment to be paid after the issue of the P45. However, the P45 was sent to Reece Houghton on 25 May 2000. Accordingly, higher rate tax at 40% should have been deducted, however, only basic rate tax of 22% was deducted together with employees NIC. The payment was made to Reece Houghton on May 4 2000.

4.4 and 4.6     In 1997 the Company paid corporation tax of (Pounds)141.76 late.
                Interest was charged. Please refer to document 32 of File 1 of the Disclosure Bundle.

                In 1997 the Company had a PAYE audit. During December of each year the Company gives Marks and Spencer vouchers. No tax is deducted on such vouchers and they are not declared on the pl Ids. The Company pays the tax on behalf of the employees each year in respect of the vouchers. Please refer to document 32 of File 1 of the Disclosure Bundle.

                In 1998 a CT61 was filed late. Interest of (Pounds)179.17 was paid.

                All computations for the years up to and including 30 September 1998 have been agreed. There are no outstanding queries. You are referred to the corporation tax computations disclosed at document 32 of File 1 of the Disclosure Bundle.

                The corporation tax computations for the period ended 30 September 1999 are in draft. The group intends to make a group relief claim. You are referred to disclosure document 32 of File 1 of the Disclosure Bundle.

4.6 and 4.7     The Company was subject to a VAT audit last year.  No issues were raised.

4.13(b) The companies are grouped for VAT purposes. The VAT representative member is 211 8156 94. Please refer to documents 28 of File 1 of the Disclosure Bundle.

4.15(a) There are four dormant subsidiaries. If these dormant subsidiaries are wound up there may be a charge to corporation tax on chargeable gains.

                Please also refer to disclosure against 40.6.

4.15(b) and     Disposal of assets to Reece Houghton.  Please refer to
4.16            disclosure against warranty number 13.3 and 16.4(c).  The
                Company is not aware that any PAYE/NIC is due on the sale.

                A number of employees have been lent ovens for use at home. The value of each oven is approximately (Pounds)1,500, although there second hand value is approximately (Pounds)700 (this value varies). The ovens are not declared as a benefit in kind.

4.21 -          Please refer to the disclosure against warranty 3.1.



Yours faithfully


/s/ Reece Houghton
----------------------------
Reece Houghton


/s/ Joyce Keywood
----------------------------
Joyce Keywood


/s/ Robert Gale
----------------------------
Robert Gale


/s/ Graham Veal
----------------------------
Graham Veal


/s/ Simon Barker
----------------------------
Simon Barker


/s/ Nigel Thorneywork
----------------------------
Nigel Thorneywork

We confirm receipt of your letter dated 14 June 2000 of which the above is a true copy.

/s/ [ILLEGIBLE]
----------------------------
Berisford Industrial Holdings Limited

                                   Annexure A

                         Index to the Disclosure Bundle

                                     File 1

No.  Description

1. Merrychef Holdings Group Structure including a brief history and previous names used

2. Certificates of Incorporation and Change of Name together with Articles of Association

3. Company statement regarding share options/Waiver of Pre-emption Rights/Written Resolution/Temporary Waiver of the Articles of Association

4.   Directors names and addresses

5. Notes to Financial Statements and Accounts for the year end 30 September 1990 and 1999

6.   Series of accounts for the year end 30 May 2000

7.   Manufacturing Board Report for April 1999 and April 2000

8.   Merrychef Limited Consolidated Cashflow

9.   Blank

10.  Merrychef Limited Fixed Assets 1999/2000

11. Details of share ownership (Note: Reece Houghton has transferred 4,000 shares to his wife)

12.  Annual Return up to 7 November 1999

13.  Minutes of Merrychef Holdings Limited

14.  Bank details

15.  Various notes relating to the Company

16.  Terms and conditions of sale

17. Correspondence to directors relating to their disposal of their share capital

18.  Merrychef Limited Current Tooling Register

19.  Memorandum relating to Member Companies of the Group

20.  Extract from a profit and loss account

21. Merrychef Limited consolidated Profit and Loss Account for 1 October 1999 to 30 April 2000

22.  Merrychef Holdings Accounts - April 2000

23.  Blank

24.  Consolidated Balance Sheet as at 30 April 2000 for Merrychef Limited

25.  Blank

26.  Merrychef Limited - Bank of Scotland covenant calculations

27.  Cashflow cover for Bank borrowings as at 30 April 2000

28.  Correspondence relating to the Group treatment VAT

29.  Inland Revenue correspondence on PAYE and NIC together with dispensation

30.  Details of private fuel benefits and the payable

31.  Blank

32.  Inland Revenue Documentation

33.  Accounts for 1998 & 1999

34.  April 2000 management accounts

35.  Blank

36.  Bank of Scotland duty deferment guarantee documents

                                     File 1A

No.  Description

1.   Merrychef Holdings Limited Company Search Report

2.   Elvadene Limited Company Search Report

3.   Merrychef Limited Company Search Report

4.   Mealstream (UK) Limited Company Search Report

5.   Pumpcroft Limited Company Search Report

6.   Twilight Band Company Search Report

7.   Merrychef Projects Limited Company Search Report

                                     File 2

No.  Description

1.   Statement relating to significant contracts

2    GVL Turboaire Development Project Contract

3.   GVL mbh Manufacturing Agreement

4.   VCK SL Manufacturing Agreement

5. Supply Proposal for Microwave and Microwave Combination Ovens to Asda Stores plc

6.   Bass Taverns Supply Agreement and related correspondence

7. Conditions of contract for the supply of goods and services to Bass Taverns Limited

8. Correspondence relating to supply proposal for City Centre Restaurants (UK) Limited

9. Correspondence relating to the Renewal of Sole Supply Pricing Proposal regarding Fuller Smith and Turner plc

10. Proposal for the Supply of Microwave and Microwave Combination Ovens regarding Granada Purchasing Limited

11.  Group Purchasing Agreement for Rank Leisure Holdings plc

12. Tender to supply microwave ovens and microwave combination ovens to Scottish and Newcastle Retail Limited

13. Scottish and Newcastle proposal for the renewal of Merrychefs sole supplier nomination with Scottish and Newcastle Limited

14.  Correspondence with Bass Leisure Retail regarding Vantage Inns

15.  Asda Stores plc Supply Proposal 1998-2000

16. Scottish and Newcastle proposal for Sole Supply Nomination with Scottish and Newcastle Retail Limited

17.  Tesco plc proposal

18. Whitbread - Proposal for the Supply of Microwave and Microwave and Combination Ovens

19.  Scottish and Newcastle Retail Limited QARAC Margin Analysis (example)

20.  Whitbread - Contract GC1216P

21.  Ubert Gastrotechnik GmbH Agreement

22.  Nordson Corporation Manufacturing Agreement

23.  Redcliffe Magtronics Limited Technical Support Agreement

24. Redcliffe Magtronics Limited Agreement for the Aquisition for the Magnetech Business

25.  Blank

26.  Bass Taverns Limited Supply Agreement

27. Bass Taverns Limited - Conditions of Contract for the Supply of Goods and Services

28.  City Centre Restaurants Supply Proposal

29.  Fuller Smith & Turner - Renewal of Sole Supply Pricing Proposal

30.  Granada Purchasing Limited - Supply Proposal

31.  Blank

32.  Rank Group Pricing Proposal

33.  Rank Divisions - Users Guide to Merrychef

34.  Tesco Pricing Agreement

35.  Whitbread plc - Users Guide to Merrychef

36.  Scottish and Newcastle Retail Managed Estate - Supply Tender

37.  Asda Stores plc - Supply Proposal


                                     File 3

No.  Description

1.   Whitbread plc - Contract GC/1216P Correspondence/Agreement/Annex

2.   Microcare Agreement

3.   Southampton Football Club Agreement

4.   Blank

5.   VCK Spain - quote for development of vending oven

6.   Norsden Corporation Manufacturing agreement

7.   GVL mbH - correspondence and agreement

8.   Concept Product Design - Non-Disclosure and Protective Agreement

9.   Charcuterie Limited agreement

10.  Hot Sandwich Project - Agreement and Termination Letter

11.  Compromise Agreement (Reece Houghton)

12.  ACT Spectral Purchase Orders and 10" System Development Proposal

13.  JenAct Limited Manufacturing Agreement

14.  Lex Accident Management Agreement

15.  RICHO Purchase, Services and Supplies Agreement

16.  Microcare Systems Limited Agreement

17.  Redcliffe Magtronics Technical Support Agreement

18.  Hot Sandwich Project Correspondence and Agreement

19.  Charcuterie - Agreement and Notice of Termination

20.  Rinnai - Correspondence and Distribution Agreement

21.  Lex Vehicle Leasing Master Hiring Agreement

22.  Craig Copiers Limited Service Agreement

23.  Lex Vehicle Leasing Addendum to the Master Hiring Agreement

24.  Hitachi Europe Limited - Note to Confirmation

25.  Amana - Correspondence and Agreement

26.  Sampo Corporation Joint Agreement

27.  Unike International Confidentiality Agreement

28.  Marren Microwave Limited Agreement

29.  Nt Cad Cam Purchaser Order Requisition Form

30.  TSSC (Statement with regard to distribution in Dubai)

31.  Henny Penny Corporation - Commercial Heads of Agreement

32.  List of Key Distributors for Merrychef

33. Redcliffe Magtronics Limited - Agreement for the Acquisition of the Megnetech Bushess.

                                     File 3A

No.    Description

1.     Redcliffe Magtronics Limited - Assignment of Industrial Property Rights

2.     Redcliffe Magtronics Limited - Assignment of Goodwill

3.     Redcliffe Magtronics Limited - Assignment of Contracts

4.     Redcliffe Magtronics Limited - Technical Support Agreement

5.     Redcliffe Magtronics Limited - Without Prejudice Letter

6.     City Centre Restaurants (UK) Limited - 2000-2001 Supply Proposal

7.     E-mail and GLV mbH Manufacturing Agreement

8.     Draft Contract relating to the GVL Turboaire Development Project Contract

9.     Two letters from GVL MbH

10.    List of agreements which the company has entered in to

11.    Letter dated 1 June from Redcliffe Magtronics Limited


                                     File 4

No.    Description

1.     List of employees and escalation procedure

2.     Details of employees

3.     Company Handbook

4.     Contracts of employment and other documents relating to Wendy Brookes

5.     Service Agreement of Robert Gale

6.     Service Agreement of Joyce Keywood

7.     Service Agreement of Nigel Thorneywork

8.     Service Agreement of Graham Veal

9.     Service Agreement of Simon Barker

10.    Variation of directors' service agreements

11. Details relating to non standard employees/potential leavers/leaver and joiners

12.    Compromise Agreement of Reece Houghton and related correspondence

13.    Commentary on staff turnover and leavers

14.    Compromise Agreement of Helene Parris

15.    Compromise Agreement of Diane Elizabeth Kempster

16.    Details relating to salary reviews

17. Details relating to various employee issues/non standard employees/leavers and joiners

18. Documents and correspondence relating to the appointment of Graham Woodhead as Non Executive Director

19.    Pauline Stephens - Consultancy Agreement

20.    M Taylor - Consultancy Agreement

21.    J Whirton - Consultancy Agreement

22.    Salary review of Simon Barker

23.    Accident Book

24.    Health and Safety Policy Document

25.    Accident reports

26.    Certificate of Employers Liability Insurance

27.    List of employee pension and salary details

28.    Blank

29.    Letter regarding Allen Illingworth's salary

                                     File 5

No.  Description

1.   General company statement on insurance policies

2.   Royal & Sun Alliance Insurance policy details Policy No. PZ-RKJ246240

3.   The Fairmount Group long term disability insurance

4. Correspondence relating to UNUM Policy No. 911601 long term disability insurance provisions

5.   AON Risk Services Policy No. RNN768606

6.   Description of company Claims Procedures

7.   Royal & Sun Alliance Policy and Schedule

8.   Blank

9.   Spectrum policy no. 74UK855213

10.  Sun Life Assurance. Contracted-Out Money Purchase Pension Scheme No.: 81491

11.  Letter From Sun Life regards Retirement Benefits Scheme (1)

12.  Retirement and Death Benefits Plan

13.  Sun Life Group Personal Pension Plan information Pack

14.  Sun Life Group Personal Pension Plan joiner details

15. Company description of long term disability insurance scheme available to employees

16.  List of employees enrolled with the Sun Life Pension Plan

17.  Letter from Paul Jones Financial Services Ltd relation to pension
     Arrangements

18.  Inland Revenue Certificate of approval for retirement benefits scheme

19.  Standard Life Memorandum to company relation to Stanplan

20.  Letter from AON Insurance Brokers confirming Public/Products Liability

21.  Letter from the Contributions Agency to the Pensions Scheme Trustees

22.  Sun Life Contracted-Out Money Purchase Scheme on employer's guide

23.  Material relation to the Sun Life Personal Pension Plan

24.  AON Insurance Claims Record

25.  List of Insurance Policies

                                     File 6

No.  Description

1.   Letter regarding rating at Ash Vale

2. Letter/Lease/Surrender and Deed of Release/Letter of Assignment relating to Moorfield Road and Memorandum relating to Slyfield Industrial Estate

3.   Surrender between Max Art Limited and Crusader Insurance

4.   Tenancy Agreements relating to 2 & 3 of Fleming Way Crawley

5.   Tenancy Agreements relating to 2 & 3 of Fleming Way Crawley

6.   Orders of Clerkenwell County Court regarding Units 2 & 3 Fleming Way
     Crawley

7. Report on Inspection of CPV Industrial Unit Enterprise Estate Station Road West Lysons Avenue Ash Vale Aldershot

8. Deed of Agreement for the lease of the Brinell Factory Station Road West Ash Vale Aldershot/Specification for Office Extension and Internal Alterations/Warranty Agreement/Memorandum of Agreement/Schedule of Services and fees/Supplemental Deed of Agreement

9.   Lease of the Brinell Factory Road West Ash Vale Aldershot

10. land Certificate relating to on the South Side of Lysons Avenue the land Ash Vale


11. Conveyance between the State for Defence and the Council Secretary of the Borough of Guildford

12.     Blank

13. Warranty Agreement and invoice relating to he works carried out at the Brinell Factory

14.     Lease of land at Lysons Avenue Ash Vale Surrey

15. Property Report relating to the Brinell Factory Road West Ash Vale/Schedule of Planning Permissions

16. Letter from Beverley Boag and Plan relating to the Brinell Machine Tools Factory Lysons Avenue Ash Vale

17. Letter from Beverley Boag regarding the surrender of the Brinell Machine Tools Factory Lysons Avenue Ash Vale

18. Various Decisions/Consents/Permissions of Guildford Borough Council and Plans relating to the Brinell Works Station Road West together with Office Copy Entries and Plans



                                     File 7

No.     Description

1. Various reports from Surrey County Council and letter to Surrey Fire and Rescue Service regarding fire precautions

2.      Series of Health & Safety Minutes

3.      Safety Procedures Memorandum

4.      Health & Safety Requirements for Service Engineers

5.      Blank

6. Details of any specific legislation or regulations under which the business operates

7.      Series of British Standard Specification Requirements and Standards

8. Royal Sun Alliance Report of working examination of a single item within a pressure system

9.      Gas Safety Report

10.     Nimrod Fire Protection Limited Inspection invoice

11.     Maintenance Report

12. Modern Alarms Limited Agreement/Specifications/NACOSS Certificate of Compliance in respect of Security System Installation

13.     AMP letter regarding the payment of invoices/AMP Summary Sheet

14.     North Hants for Lift Hire Contract Services

15.     ADT Call Form/Receipt

16.     IS0 9002: 1994 Certificate of Approval

17.     Various Corgi Certificates

18.     Office of Fair Trading Standing Licence (Renewal)

19.     Details regarding defective products

20.     Blank

21.     Blank

22. General Declaration of Conformity with EMC 89/336/EEC and LVD 73/23/EEC Directives

23.     Blank

24.     Merrychef Cover Maintenance Service Contracts details

25.     Various documents relating to waste and packaging

26. British Standards including LVD and EMC compliance certificates certificates/licences

                                     File 8

No.     Description

1.      Merrychef Evolution Technical Specifications

2.      Details regarding intellectual property

3.      Claims and Patent Specifications

4.      Intellectual property infringement claims

5. Correspondance between Merrychef Limited and Unice International Limited relating to the Revolver Project

6. Marks and Clerk correspondence/documents regarding work undertaken for Merrychef Holdings Limited

7.      Data Protection Register correspondence and a copy of the register

8. Patents, specifications, correspondence and other documents relating to the Turbochef issue.

9.      Letter and Schedules of patents owned by the Company

                                    Contents

1.  Definitions and interpretation ..........................................  1
2.  Sale and purchase ....................................................... 10
3.  Consideration ........................................................... 10
4.  Completion .............................................................. 11
5.  Post completion matters ................................................. 13
6.  Warranties .............................................................. 13
7.  Covenant for Taxation ................................................... 15
8.  Purchaser's remedies .................................................... 15
9.  Limitations on liability ................................................ 16
10.  Conduct of Non Tax Claims .............................................. 19
11.  Non-competition covenants .............................................. 20
12.  Pensions ............................................................... 21
13.  General ................................................................ 21
14.  Announcements .......................................................... 24
15.  Costs and expenses ..................................................... 24
16.  Notices ................................................................ 24
17.  Severance .............................................................. 25
18.  Governing law and jurisdiction ......................................... 25
Schedule I ..................................................................  1
(The Vendors and 3i) ........................................................  1
Schedule 2 .................................................................. 30
(Information concerning the Company) ........................................ 30
Schedule 3 .................................................................. 32
Information concerning the Group Companies .................................. 32
Schedule 4 .................................................................. 44
(Non-Tax Warranties) ........................................................ 44
1.  Capacity ................................................................ 44
2.  Enforceability .......................................................... 44
3.  Company ................................................................. 44
4.  Subsidiaries ............................................................ 45
5.  Insolvency of the Group ................................................. 46
6.  Corporate compliance .................................................... 46
7.  Statutory books and documents filed ..................................... 47
8.  Memorandum and Articles of Association .................................. 47
9.  Common seal ............................................................. 47
10.  Documents stamped ...................................................... 47
11.  Possession of documents ................................................ 48
12.  Accuracy and adequacy of information ................................... 48
13.  Preparation and contents of the Accounts ............................... 48
14.  Accounting records ..................................................... 49
15.  Management Accounts .................................................... 49
16.  Events since the Accounts Date ......................................... 50
17.  Financial commitments and borrowings ................................... 51
18.  Defective products or services ......................................... 52
19.  Insurances ............................................................. 52
20.  Contracts and commitments .............................................. 52
21.  Terms of trade ......................................................... 53

22.  Licences and consents ................................................   53
23.  Trading partners .....................................................   54
24.  Competition and trade regulation law .................................   54
25.  Compliance with laws .................................................   55
26.  Litigation and disputes ..............................................   55
27.  Ownership and condition of assets ....................................   56
28.  Charges and encumbrances over assets .................................   56
29.  Intellectual Property ................................................   57
30.  Data Protection Act ..................................................   60
31.  Directors and employees ..............................................   60
32.  Industrial relations .................................................   63
33.  Pensions .............................................................   63
34.  Title ................................................................   65
35.  Encumbrances .........................................................   66
36.  Planning matters .....................................................   67
37.  Statutory obligations ................................................   68
38.  Adverse orders .......................................................   68
39.  Leasehold properties .................................................   68
40.  Condition of the Properties ..........................................   69
41.  Tenancies ............................................................   70
42.  Other involvement in relation to Property ............................   70
43.  Amana matter .........................................................   70
44.  Preliminary enquiries ................................................   70
Schedule 5 ................................................................   71
(Particulars of the Property)  ............................................   71
Schedule 6 ................................................................   62
(Current Pension and Disability Schemes) ..................................   62
Schedule 7 ................................................................   63
1.  Definitions and interpretation ........................................   65
2.  Covenant for Taxation .................................................   68
3.  Covenant to Warrantors ................................................   71
4.  Tax Warranties ........................................................   72
5.  Limitations on liability ..............................................   75
6.  Repayment .............................................................   77
7.  Over-provision and Reliefs ............................................   77
8.  Tax Returns ...........................................................   78
9.  Claims Procedure ......................................................   79
10.  Miscellaneous ........................................................   80
Schedule 9  ...............................................................   82
Schedule 10 ...............................................................   85
(The Redcliffe Claim) .....................................................   85

                                       ii